UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012

Net Element International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34887	98-0668024
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

1450 S. Miami Avenue, Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 993-9650

Cazador Acquisition Corporation Ltd. BBVA Building, P1 254 Muñoz Rivera Avenue San Juan, Puerto Rico, 00918
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Net Element International, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2012 in order to include (i) financial information of Net Element, Inc. (“Net Element”) for its fiscal quarter ended September 30, 2012, and (ii) pro forma financial information as of September 30, 2012, in accordance with the guidance set forth under Topic 12 of the Division of Corporation Finance Financial Reporting Manual so that there is no lapse in periodic reporting for Net Element for the three and nine months ended September 30, 2012.

Forward-Looking Statements

This Amendment contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this Amendment that are not statements of historical fact may be deemed forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “aims,” “plans,” “may,” “will,” “will continue,” “seeks,” “should,” “believe,” “potential” or the negative of such terms and similar expressions. Forward-looking statements are based on current plans, estimates and projections, and therefore you should not place too much reliance on them. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement in light of new information or future events, except as expressly required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond the Company’s control. The Company cautions you that a number of important factors could cause actual results or outcomes to differ materially from those expressed in, or implied by, the forward-looking statements. These factors include, among other factors: the Company’s ability (or inability) to continue as a going concern, the willingness of the Company’s majority stockholders, TGR Capital, LLC and Enerfund, LLC (which are controlled by our director, Mike Zoi), and/or other affiliates of the Company to continue investing in the Company’s business to fund working capital requirements, the Company’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed, the Company’s ability (or inability) to adequately address the material weaknesses in its internal control over financial reporting, development or acquisition of additional businesses, attracting and retaining competent management and other personnel, successful implementation of the Company’s business strategy, continued development and market acceptance of the Company’s technology, protection of the Company’s intellectual property, and successful integration and promotion of any business developed or acquired by the Company. If these or other risks and uncertainties (including those incorporated by reference into this Amendment in Item 2.01 of this Amendment under the heading “Risk Factors” and those described in the most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by each of the Company and Net Element with the Securities and Exchange Commission (the “SEC”) and future reports and other filings by the Company with the SEC) materialize, or if the assumptions underlying any of these statements prove incorrect, the Company’s actual results may be materially different from those expressed or implied by such statements.

World Wide Web addresses contained in this Amendment are for explanatory purposes only and they (and the content contained therein) do not form a part of and are not incorporated by reference into this Amendment.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 2, 2012, Cazador Acquisition Corporation Ltd., a Cayman Islands exempted company (“Cazador”), completed its merger (the “Merger”) with Net Element, Inc. (“Net Element”), and the various transactions contemplated by the Agreement and Plan of Merger, dated as of June 12, 2012 (the “Merger Agreement”), between Cazador and Net Element were consummated. Immediately prior to the effectiveness of the Merger, Cazador changed its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. Effective upon consummation of the Merger (the “Closing”), (i) Net Element was merged with and into Cazador, resulting in Net Element ceasing to exist and Cazador continuing as the surviving company, and (ii) Cazador changed its name to “Net Element International, Inc.” (the “Company”). The Merger, the Merger Agreement and the transactions effected in connection therewith are more fully disclosed under the headings “Summary – The Proposed Business Combination,” “The Business Combination” and “The Merger Agreement” in the Definitive Joint Proxy Statement and Prospectus, dated September 4, 2012 (the “Final Prospectus”), filed by the Company with the Securities and Exchange Commission (“SEC”), which disclosures are incorporated herein by reference. Capitalized terms used herein but not defined have the meanings ascribed to them in the Final Prospectus.

Upon consummation of the Merger, the common stock, par value $0.0001 per share, of the Company (the “Company’s Common Stock”) was listed on The NASDAQ Capital Market under the symbol “NETE.” Additionally, upon consummation of the Merger, the warrants of Cazador are now quoted on the OTCBB under the symbol “NETEW.” Further, in connection with Cazador’s changing its jurisdiction of incorporation from the Cayman Islands to Delaware, the outstanding units of Cazador automatically separated into the underlying ordinary shares and warrants of Cazador. As a result, the Cazador units are no longer listed on The NASDAQ Capital Market.

The description of the terms of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K which is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, upon completion of the Merger, each share of then-issued and outstanding common stock of Net Element was automatically cancelled and converted into the right to receive one-fortieth (1/40) of a share of the Company’s Common Stock.

On October 2, 2012, the Company issued a press release announcing that it had completed the Merger and that the Company’s Common Stock began trading under new ticker symbol “NETE.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Prior to the Merger, the Company was a blank check company with no operations, formed as a vehicle for an acquisition of an operating business. The following information, which is required by Item 2.01(f) of Form 8-K, reflects the post-merger Company on a consolidated basis.

Business

The business of the Company is described in the Final Prospectus in the sections entitled “Information About Net Element – Business Description,” “Information About Net Element – Development of Business,” “Information About Net Element – Proprietary Technologies,” “Information About Net Element – Other Technology Advancements,” “Information About Net Element – Development Team,” “Information About Net Element – Product Development,” “Information About Net Element – Regulation,” “Information About Net Element – Competition,” “Information About Net Element – Employees,” “The Business Combination,” and “Where you Can Find More Information,” each of which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Final Prospectus in the sections entitled “Risk Factors – Risk Factors Relating to Net Element” and “Risk Factors – Risk Factors Relating to the Business Combination,” each of which is incorporated herein by reference.

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Management Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read and evaluated in conjunction with the unaudited condensed consolidated financial statements and notes thereto of Net Element included in this Amendment beginning on page F-1, the audited consolidated financial statements and notes thereto of Net Element incorporated by reference into this Amendment under the heading “Financial Statements” below, and with the discussion under “Forward-Looking Statements” on page 1 of this Amendment and the Risk Factors incorporated by reference into this Amendment under the heading “Risk Factors” above.

Overview; Recent Developments

As of September 30, 2012, Net Element had two reportable business segments, consisting of (i) Net Element’s mobile commerce payment processing services, and (ii) Net Element’s online businesses in music, film, motorsport and professional marketing services.

In June 2012, Net Element formed its indirect wholly-owned subsidiary OOO TOT Money (a Russian limited liability company) to adapt the existing revenue sharing platform used in Openfilm.com to a mobile commerce payment platform. TOT Money launched operations in Russia during the third quarter of 2012. TOT Money has entered into contracts with the three largest mobile phone operators in Russia, Mobile TeleSystems OJSC, MegaFon OJSC and OJSC VimpelCom, to facilitate payments using SMS (short message services, which is a text messaging service) and MMS (multimedia message services) for their mobile phone subscribers in Russia. Net Element plans to increasingly generate most of its revenues from TOT Money’s mobile commerce payment platform.

Net Element continues to pursue a strategy to develop and/or acquire technology and applications for use in the online media industry. In furtherance of this strategy, Net Element acquired Openfilm, LLC on December 14, 2010 and Motorsport, LLC and Music1, LLC on February 1, 2011. Music1, LLC has a 97%-owned subsidiary, A&R Music Live, LLC. Net Element developed and launched in the fourth quarter of 2011 a beta test version of the Yapik mobile application on Android and iOS platforms and Net Element launched a beta test version of the website legalguru.com in the second quarter of 2012.

Net Element believes that its technology platforms and development expertise are able to enhance the digital distribution of content in a variety of industries. Accordingly, Net Element is exploring the possibility of acquiring other Internet portal properties and companies with similar goals of connecting people in various vertical markets, such as the medical, educational and sports markets.

Since Net Element’s inception, it has not generated significant revenues, and it has incurred significant operating losses (for additional information, see “Liquidity and Capital Resources” below). Net Element’s failure to maintain its relationships with mobile phone providers in Russia and with content providers, lenders and other business partners, or failure to expand its base of advertisers or generate and maintain high quality content on its websites, could harm Net Element’s revenue prospects. Net Element faces all of the risks inherent in a new business, including management’s potential underestimation of initial and ongoing costs, and potential delays and other problems in connection with developing its technologies, Internet websites and operations.

On November 11, 2010, Net Element changed its fiscal year end from March 31 to December 31. Accordingly, Net Element’s first full 12-month fiscal year ending on December 31 ran from January 1, 2011 through December 31, 2011. The nine-month period from April 1, 2010 through December 31, 2010 is presented as comparative information in Net Element’s audited financial statements for the periods ended December 31, 2011 and 2010. Accordingly, in the below discussion under “Results of Operations for the Twelve Months Ended December 31, 2011 Compared to the Nine Months Ended December 31, 2010,” fiscal 2011 reflects twelve months of operations as an online media company and fiscal 2010 reflects the nine-month transition period from April 1 through December 31, 2010 when Net Element had no significant operations until it acquired Openfilm, LLC on December 14, 2010.

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Merger into Cazador

On June 12, 2012, Net Element entered into an Agreement and Plan of Merger with Cazador Acquisition Corporation Ltd., a Cayman Islands limited corporation. On October 2, 2012, Net Element completed its Merger with Cazador and consummated the various transactions contemplated by the Merger Agreement. Immediately prior to the effectiveness of the Merger, Cazador changed its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. Effective upon consummation of the Merger, (i) Net Element was merged with and into Cazador, resulting in Net Element ceasing to exist and Cazador continuing as the Surviving Company in the Merger, and (ii) Cazador changed its name to Net Element International, Inc. Pursuant to the terms of the Merger Agreement, upon completion of the Merger, each share of then-issued and outstanding common stock of Net Element was automatically cancelled and converted into the right to receive one-fortieth (1/40) of a share of the common stock of the Surviving Company. The Merger is intended to qualify as a tax-free reorganization. Upon consummation of the Merger, the common stock of the Surviving Company was listed on The NASDAQ Capital Market under the symbol “NETE.” For additional information, see Note 16 to Net Element’s accompanying unaudited financial statements for the period ended September 30, 2012.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

In applying estimates, management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on Net Element’s historical experience, terms of existing contracts, its observance of trends in its industries, information provided by outside sources, trade journals and other sources, as appropriate.

Deferred Taxes. Estimates of deferred income taxes and items giving rise to deferred tax assets and liabilities reflect management’s assessment of actual future taxes to be paid on items reflected in the financial statements, giving consideration to both timing and the probability of the realization. Actual income taxes could vary from these estimates for a variety of reasons including changes in tax law, operating results that vary from budget or the review of Net Element’s tax returns by the IRS.

Valuation of Stock Based Compensation. Stock based compensation has been provided by Net Element in order to preserve the cash flow necessary to grow its business. Net Element believes the estimate of stock based compensation is a “critical accounting estimate” that significantly affects its results of operations. Management of Net Element has discussed the development and selection of this critical accounting estimate with its board of directors and the board of directors has reviewed Net Element’s disclosure relating to it in this report.

Capitalized Website Costs. Net Element capitalizes certain software development costs. Generally, costs for developing website application and infrastructure, creating the initial graphics of the website, and adding upgrades and enhancements are capitalized whereas costs for planning, adding content, and operating the website are expensed as incurred. Net capitalized website costs are recorded at cost less accumulated amortization. Amortization is provided for on a straight-line basis over the expected useful life of the website. Net Element evaluates the recoverability of intangible assets periodically and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate impairment exists.

Revenue. Net Element recognizes revenue when the persuasive evidence of an arrangement exists, no significant company obligations remain, collection of the related receivable is reasonably assured, and fees or interest are fixed or determinable. Net Element recognizes fee revenue from transactions on Net Element’s affiliate marketing networks on a net basis where Net Element acts as an agent in these transactions and the payments to publishers are the contractual obligation of the advertiser customers. Net Element’s subsidiary, TOT Money, recognizes interest income and service fees in connection with its mobile payment processing business in Russia.

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Results of Operations for the Three-Month Periods Ended September 30, 2012 and 2011

Net Element reported a net loss of $1,814,304, or $(0.00) per share, for the three months ended September 30, 2012, as compared with a net loss of $1,491,824, or $(0.00) per share, for the three months ended September 30, 2011. Basic and diluted weighted average shares outstanding were 772,575,167 and 740,397,800 for the quarters ended September 30, 2012 and 2011, respectively.

Net revenues consist of service fees, advertising fees, membership fees and license fees. Net revenues for the three months ended September 30, 2012 and 2011 were $191,400 and $39,784, respectively. The following table provides a breakdown of revenue by entity or property for the three months ended September 30, 2012 and 2011.

Entity / Property	3Q2012 Revenue	3Q2011 Revenue	Change
TOT Money	$155,562	$-	$155,562
A&R Music Live / Music1	15,129	20,877	(5,748)
Motorsport.com	14,386	3,064	11,322
Openfilm.com	6,323	15,078	(8,755)
Netlab Systems	-	765	(765)
Total Revenue	$191,400	$39,784	$151,616

Revenues generated by TOT Money from service fees represent revenues received from the spread between money collected from mobile operators and money paid to merchants. The three months ended September 30, 2012 is the first quarter in which TOT Money generated these service fees. A&R Music Live / Music1 revenues for the three months ended September 30, 2012 decreased $5,748, or 28%, compared to revenues for the three months ended September 30, 2011 as a result of management time spent making updates to the website during the three months ended September 30, 2012. As such, we were not marketing and delivering service at the same level. Motorsport.com revenues increased from $3,064 for the three months ended September 30, 2011 to $14,386 for the three months ended September 30, 2012 due to increased advertising on the site. Additionally, Motorsport.com cancelled the majority of its low value advertising contracts in an effort to obtain higher value advertising for the site, which management believes helped contribute to the increase in advertising revenues from Motorsport.com. Openfilm.com revenues decreased $8,755, or 58%, for the three months ended September 30, 2012 compared to the three months ended September 30, 2011 due to decreased subscription fees, video income and license fees (from Launchpad) generated for the 2012 period.

Operating expenses totaled $2,510,033 for the three months ended September 30, 2012, as compared to total operating expenses of $1,594,100 for the three months ended September 30, 2011. Most of total operating expenses in each of such periods consisted of general and administrative expenses. For the three months ended September 30, 2012, general and administrative expenses were $2,136,808, or 85% of total operating expenses during that period. For the three months ended September 30, 2011, general and administrative expenses were $1,194,357, or 75% of total operating expenses during that period. The components of Net Element’s general and administrative expenses are discussed below.

Cost of revenues represents direct costs of generating revenues, including commissions, hosting, content acquired and created and certain payroll and consulting expenses that are directly related to revenue creation. Cost of revenues for the three months ended September 30, 2012 were $90,860 as compared to $109,135 for the three months ended September 30, 2011, which represents a decrease of $18,275, or 17%, primarily due to a decrease in commissions and hosting expenses of $12,015 for Openfilm / Launchpad and a decrease of $4,623 in Motorsport expenses for reduced travel and contract services expenses. This was offset by an increase of $10,390 that related primarily to increased hosting and streaming expenses in A&R Music / Music1.

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Business development expenses consist of direct costs associated with developing Net Element’s brand and developing revenue opportunities. Business development expenses decreased by $56,228, or 81%, to $13,508 for the three months ended September 30, 2012 as compared with $69,736 for the three months ended September 30, 2011. For the quarter ended September 30, 2012, business development expenses were primarily attributable to corporate activities ($5,057), LegalGuru ($5,498) and Motorsport ($2,129). Business development expenses for the three months ended September 30, 2011 were primarily attributable to corporate activities ($52,416), Yapik ($12,153) and Motorsport ($4,533). Business development expenses attributable to corporate activities related primarily to business development of new company-wide website and services opportunities. LegalGuru business development expenses related primarily to marketing efforts. For the three months ended September 30, 2011, Motorsport business development expenses related primarily to branding through the use of paid marketing professionals at race events and the purchase of promotional items. Motorsport did not have either of these expenses in the three months ended September 30, 2012. Yapik business development expenses relate to on campus marketing efforts. The primary reasons for the decrease in business development expense for the three months ended September 30, 2012 was $46,625 of expense related to promotion at Ferrari North American Challenge during the three months ended September 30, 2011 that we did not incur during the three months ended September 30, 2012.

General and administrative expenses were $2,136,808 for the three months ended September 30, 2012 as compared to $1,194,357 for the three months ended September 30, 2011. General and administrative expenses for the three months ended September 30, 2012 and 2011 consisted of operating expenses not otherwise delineated in Net Element’s Unaudited Condensed Consolidated Statements of Operations, including certain salaries, benefits, professional fees, travel, rent, Internet expenses and other expenses required to run Net Element’s business. General and administrative expenses for the three months ended September 30, 2012 and 2011 were attributable to the properties or subsidiaries of Net Element as follows. The 2011 presentation has been reclassified to be consistent with 2012.

Property or Entity	Three months ended September 30, 2012	Three months ended September 30, 2011	Change
Net Element Corporate	$1,131,744	$665,607	$466,137
Yapik	52,141	50,531	1,610
Openfilm / Launchpad	40,774	62,932	(22,158)
LegalGuru	68,428	19,422	49,006
Motorsport	68,506	57,074	11,432
A&R Music Live / Music1	83,457	65,366	18,091
OOO Net Element Russia	325,966	-	325,966
Netlab Systems / Splinex	365,792	273,425	92,367
Total general and administrative	$2,136,808	$1,194,357	$942,451

General and administrative expenses for Net Element Corporate were $1,131,744 for the three months ended September 30, 2012 as compared to $665,607 for the three months ended September 30, 2011, representing an increase of $466,137, or 70%. The primary reasons for this increase were a $213,881 increase in professional fees incurred in connection with Net Element’s merger with Cazador and a $171,150 increase in non-cash compensation expense incurred primarily as a result of stock options issued to employees as a retention bonus in connection with Net Element’s merger with Cazador.

General and administrative expenses of Openfilm / Launchpad decreased $22,158, or 35%, to $40,774 for the three months ended September 30, 2012 as compared to $62,932 for the three months ended September 30, 2011. Payroll expenses explain the majority of the decrease ($24,583) as Openfilm had fewer people at lower salaries for the three months ended September 30, 2012 as compared to the three months ended September 30, 2011. This decrease was offset by an increase in telephone expense of $3,031 as Openfilm incurred roaming expenses for employees working in Russia to develop business.

General and administrative expenses for LegalGuru increased $49,006 to $68,428 for the three months ended September 30, 2012 as compared to $19,422 in general and administrative expenses for the three months ended September 30, 2011. During the three months ended September 30, 2011, LegalGuru was just beginning operations and general and administrative expenses consisted primarily of payroll expenses of $12,442 and consulting fees of $6,873. For the three months ended September 30, 2012, payroll expenses were $50,285 and consulting fees were $11,246.

Motorsport general and administrative expenses increased $11,432, to $68,506 for the three months ended September 30, 2012 as compared to $57,074 for the three months ended September 30, 2011. The primary reason for this increase was an increase in legal expenses of $8,285 for acquisition related matters and an increase in travel expenses of $1,851 for travel to races during the three months ended September 30, 2012.

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A&R Music Live / Music1 expenses increased to $83,457 for the three months ended September 30, 2012 from $65,366 for the three months ended September 30, 2011, resulting in an increase of $18,091. This increase is primarily attributable to an increase in payroll expenses of $10,963 as we had additional headcount added during 2012 to develop the business and an increase in rent expense of $5,800 due to the settlement of a dispute related to a lease agreement that we cancelled in 2012.

General and administrative expenses attributable to OOO Net Element Russia, which is the 100% owner of TOT Money, were $325,966 for the three months ended September 30, 2012 as compared to $0 for the three months ended September 30, 2011. OOO Net Element Russia began operations in mid-2012.

General and administrative expenses attributable to Netlab Systems / Splinex increased by $92,367 primarily due to higher payroll ($70,561) and higher travel expenses ($7,783) resulting from higher headcount, increased salaries and increased travel relating to the development and showcasing of new technologies.

Product development expense was $136,924 for the three months ended September 30, 2012 as compared to $44,121 for the three months ended September 30, 2011 when Net Element had more limited product development efforts. Product development expense consists of research and development on new ideas for existing and to be formed websites and services as well as work that may result in Net Element seeking patents for particular technology or business processes.

Depreciation and amortization expense consists of depreciation expense on fixed assets used by Net Element and the amortization of capitalized website development, intellectual property and deferred compensation expenses. Depreciation and amortization expense was $131,933 for the three months ended September 30, 2012 as compared with $176,751 for the three months ended September 30, 2011, resulting in a decrease of $44,818, or 25%. This decrease was due to an adjustment in 2011 depreciation expense for the quarter ended September 30, 2011 to adjust year to date depreciation expense incurred in 2011.

Capitalized costs related to website development and intangible assets were $632,508, net at September 30, 2012 as compared with $608,823 at September 30, 2011. Capitalized website development and intangible assets of $632,508 at September 30, 2012 includes $402,586 of capitalized web development, $26,377 for the direct costs of acquiring patents and trademarks and $203,545 related to website content, customer lists and domain names (Motorsport, LLC ($114,375) and Music1, LLC ($86,925)).

Interest income was $388,407 for the three months ended September 30, 2012 as compared with interest expense of $48,456 for the three months ended September 30, 2011. Interest income for the three months ended September 30, 2012 includes interest income generated by TOT Money of $630,914 on short term loans made to RM-Invest (a mobile payment processing company located in Russia), offset by $242,507 in interest expense primarily due to convertible loans and working capital advances from Enerfund to Net Element ($54,102 in interest expense at 5% per annum) with principal balances totaling $4,760,234, a loan from Enerfund to Openfilm with a principal balance of $1,667,762 ($21,247 in interest expense at 5% per annum), a loan from SAT-Moscow (a company owned by a director and shareholder of Net Element, Kenges Rakishev) in the amount of $4,632,890 ($88,037 in interest expense at 8.15% per annum), a loan from Green Venture Group, LLC (owned by a director and shareholder of Net Element, Mike Zoi) in the amount of $4,537,589 ($76,508 in interest expense at 8.15% per annum). The General Director of TOT Money owns a 20% equity interest in RM-Invest. The interest expense for the three months ended September 30, 2011 was primarily attributable to a loan from Enerfund to Openfilm, LLC ($21,018 in interest expense) with a principal balance of $1,667,762 and an interest rate of 5% per annum and a loan from Enerfund to Net Element with a principal balance of $2,710,138 ($27,634 in interest expense at 5% per annum).

Other income for the three months ended September 30, 2012 was $17,524 as compared to $0 for the three months ended September 30, 2011. Other income for the three months ended September 30, 2012 was related to the value of a minority interest in OOO Music1 (Russia) which was issued to Igor Yakovlevich Krutoy. The opening minority interest balance was calculated as 33% of the equity balance in OOO Music1 as of the date of issuance (September 6, 2012).

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The net loss attributable to non-controlling interests relating to Yapik, LLC, LegalGuru LLC, A&R Music Live, LLC, OOO Music1 (2012 only) and Splinex, LLC was $135,446 for the three months ended September 30, 2012 as compared with $110,948 for the three months ended September 30, 2011. Non-controlling interest for the three months ended September 30, 2012 were primarily attributable to LegalGuru ($73,902) and Yapik ($41,429). The non-controlling interest reflects the results of operations of subsidiaries that are allocable to equity owners other than Net Element.

Results of Operations for the Nine-Month Periods Ended September 30, 2012 and 2011

Net Element reported a net loss of $6,346,014, or $(0.01) per share, for the nine months ended September 30, 2012, as compared with a net loss of $23,535,134, or $(0.03) per share, for the nine months ended September 30, 2011. Basic and diluted weighted average shares outstanding were 763,330,793 and 737,682,541 for the nine months ended September 30, 2012 and 2011, respectively.

Net revenues consist of service fees, advertising fees, membership fees and license fees. Net revenues for the nine months ended September 30, 2012 and 2011 were $304,028 and $143,988, respectively. The following table provides a breakdown of revenue by entity or property for the nine months ended September 30, 2012 and 2011.

Entity / Property	YTD 9/30/12 Revenue	YTD 9/30/11 Revenue	Change
TOT Money	$155,562	$-	$155,562
A&R Music Live / Music1 (acquired 2/1/2011)	65,524	62,487	3,037
Motorsport.com (acquired 2/1/2011)	59,012	10,019	48,993
Openfilm.com / Launchpad	22,809	67,507	(44,698)
Netlab Systems	1,121	3,975	(2,854)
Total Revenue	$304,028	$143,988	$160,040

Revenues generated by TOT Money from service fees represent revenues received from the spread between money collected from mobile operators and money paid to merchants. TOT Money first began generating revenues during the three months ended September 30, 2012. A&R Music Live / Music1 revenues increased $3,037 due to the longer period of ownership in 2012 (Net Element bought A&R Music Live / Music1 in February, 2011). Motorsport.com revenues increased $48,993 due to the longer period of ownership in 2012 (Net Element bought Motorsport.com in February, 2011) and due to re-establishment of revenues from advertising that were significantly reduced subsequent to its purchase in February, 2011. Openfilm / Launchpad revenues decreased $44,698 primarily due to a decrease in license fee revenue of $43,600 for the nine months ended September 30, 2012 when compared to the nine months ended September 30, 2011. License revenues vary from period to period based on contracts entered into during a particular period to use Launchpad or other software and/or services.

Operating expenses totaled $6,794,699 for the nine months ended September 30, 2012, as compared to total operating expenses of $23,808,622 for the nine months ended September 30, 2011. Most of total operating expenses in each of such periods consisted of general and administrative expenses. For the nine months ended September 30, 2012, general and administrative expenses were $5,527,898, or 81% of total operating expenses during that period. For the nine months ended September 30, 2011, general and administrative expenses were $22,820,211, or 96% of total operating expenses during that period. The components of Net Element’s general and administrative expenses are discussed below.

Cost of revenues represents direct costs of generating revenues, including commissions, hosting, content acquired and created and certain payroll and consulting expenses that are directly related to revenue creation. Cost of revenues for the nine months ended September 30, 2012 were $291,599 as compared to $481,325 for the nine months ended September 30, 2011, which represents a decrease of $189,726, or 39%.

Web Property	YTD 9/30/12 Cost of revenues	YTD 9/30/11 Cost of revenues	Change
A&R Live / Music1	$61,616	$75,069	$(13,453)
Motorsport.com	165,074	148,894	16,180
Openfilm.com / Launchpad	58,214	134,447	(76,233)
LegalGuru	1,520	54,610	(53,090)
Other	5,175	68,305	(63,130)
Total Cost of revenues	$291,599	$481,325	$(189,726)

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Cost of revenues for A&R Live / Music1 decreased to $61,616 for the nine months ended September 30, 2012 as compared to $75,069 for the nine months ended September 30, 2011. The decrease of $13,453, or 18%, was primarily due to lower web development expenses of $36,319 offset by higher costs of hosting and streaming of $16,374 for the nine months ended September 30, 2012.

Motorsport.com cost of revenues were $165,074 for the nine months ended September 30, 2012 as compared to $148,894 for the nine months ended September 30, 2011. The increase of $16,180, or 11%, was primarily due to an increase in content purchased of $13,517, increases in hosting and streaming expenses of $18,247, increases in ad revenue commissions paid of $9,000 and increases in web development expenses of $3,466, partially offset by a decrease in travel expenses of $32,679.

Openfilm.com / Launchpad cost of revenues decreased $76,233 in the nine months ended September 30, 2012 as compared to the nine months ended September 30, 2011 primarily due to reductions in direct marketing expenses of $49,350 and a reduction in commissions paid of $14,566 due to lower revenues.

LegalGuru cost of revenues were $1,520 for the nine months ended September 30, 2012 as compared to $54,610 for the nine months ended September 30, 2011. This decrease was due to consulting expenses to develop the website of $54,610 that were incurred during 2011, which do not recur in the nine months ended September 30, 2012.

Other cost of revenues decreased $63,130 for the nine months ended September 30, 2012 when compared to the nine months ended September 30, 2011 primarily due to a reduction in web development costs incurred.

Business development expenses consist of direct costs associated with developing Net Element’s brand and developing revenue opportunities. Business development expenses increased by $302,703, or 173%, to $477,453 for the nine months ended September 30, 2012 as compared with $174,750 for the nine months ended September 30, 2011. For the nine months ended September 30, 2012, business development expenses were primarily attributable to corporate activities ($451,409) and LegalGuru ($21,633). Business development expenses for the nine months ended September 30, 2011 were primarily attributable to corporate activities ($117,552) and Motorsport ($41,040). Business development expenses attributable to corporate activities related primarily to business development of new company-wide website and services opportunities. LegalGuru business development expenses related primarily to marketing efforts. Motorsport business development expenses related primarily to branding through the use of paid marketing professionals at race events and the purchase of promotional items. The primary reasons for the increase in business development expense for the nine months ended September 30, 2012 were $217,934 of increased expense related to promotion at the Ferrari North American Challenge and $122,821 increase in travel expenses relating to business development, partially offset by decreases in Motorsport’s business development expenses of $38,561 as Motorsport did not have paid marketing professionals or promotional items at race events during 2012.

General and administrative expenses were $5,527,898 for the nine months ended September 30, 2012 as compared to $22,820,211 for the nine months ended September 30, 2011. General and administrative expenses for the nine months ended September 30, 2012 and 2011 consisted of operating expenses not otherwise delineated in Net Element’s Unaudited Condensed Consolidated Statements of Operations, including certain salaries, benefits, professional fees, travel, rent, Internet expenses and other expenses required to run Net Element’s business. General and administrative expenses for the nine months ended September 30, 2012 and 2011 were attributable to the properties or subsidiaries of Net Element as follows:

Property or Entity	Nine months ended September 30, 2012	Nine months ended September 30, 2011	Change
Net Element Corporate	$3,154,383	$21,200,527	$(18,046,144)
Yapik	133,207	95,111	38,096
Openfilm / Launchpad	118,000	321,809	(203,809)
LegalGuru	198,357	40,713	157,644
Motorsport	243,516	151,225	92,291
A&R Music Live / Music1	289,890	237,601	52,289
OOO Net Element Russia	443,466	-	443,466
Netlab Systems / Splinex	947,079	773,225	173,854
Total general and administrative	$5,527,898	$22,820,211	$(17,292,313)

9

General and administrative expenses for Net Element Corporate were $3,154,383 for the nine months ended September 30, 2012 as compared to $21,200,527 for the nine months ended September 30, 2011. For the nine months ended September 30, 2012, general and administrative expenses for Net Element Corporate consisted primarily of $1,254,655 in non-cash compensation expense relating to the issuance of stock, options and warrants, $722,609 of payroll expenses, $654,803 of professional fees, $46,821 of recruiting expense and $71,405 of travel expense. Of the $21,200,527 in general and administrative expenses for Net Element Corporate for the nine months ended September 30, 2011, $19,444,124 is attributable to non-cash compensation expense relating primarily to the issuance of stock and options pursuant to a subscription agreement with Enerfund during the period. Of the $1,756,403 remaining in corporate general and administrative expenses for the nine months ended September 30, 2011, $1,163,607 consisted of payroll expense, $129,928 was for recruiting expenses, $272,193 in professional fees, $170,332 in travel and $20,343 of other general and administrative expenses. Payroll expense decreased due to a reduction in headcount and salaries. Professional fees increased due to the increase in legal and accounting expenses associated with Net Element’s merger with Cazador. Travel expenses decreased as a result of the reduced headcount and reduced traveling during the nine months ended September 30, 2012. Recruiting expenses are paid on a percentage of salary and bonuses for the position recruited. Recruiting expenses decreased during the nine months ended September 30, 2012 because we recruited a Chief Operating Officer, a Chief Revenue Officer and Administrative Assistant in 2011. During 2012, we recruited two business unit heads but recruiting expenses were lower because salaries for each business unit head were lower than the compensation for the Chief Operating Officer and Chief Revenue Officer.

Yapik and LegalGuru both started accumulating expenses in March of 2011 as start-up businesses and OOO Net Element Russia (which is the 100% owner of TOT Money) was formed during the second quarter of 2012, which explains the variance between general and administrative expenses of those entities for the nine months ended September 30, 2012 versus the nine months ended September 30, 2011.

Openfilm / Launchpad general and administrative expense decreased $203,809, or 63%, for the nine months ended September 30, 2012 compared to the nine months ended September 30, 2011 primarily due to reductions in payroll expenses ($114,601), travel ($28,220), consulting fees ($18,147) and professional services ($8,020). Expenses were lower in 2012 due to lower headcount and a reduced budget for Openfilm during 2012 as compared to 2011.

Motorsport and A&R Music Live / Music1 were both purchased on February 1, 2011 so the nine months ended September 30, 2011 only includes eight months of operating expenses for each of those subsidiaries. Additionally, subsequent to acquisition, Net Element increased its development efforts for both of those entities, which contributed to higher general and administrative expenses in the nine months ended September 30, 2012 as compared to the nine months ended September 30, 2011.

General and administrative expenses for Netlab / Splinex were $947,079 for the nine months ended September 30, 2012 as compared to general and administrative expenses of $773,225 for the nine months ended September 30, 2011, resulting in an increase of $173,854, or 22%. Payroll expenses increased $149,193 for the nine months ended September 30, 2012 as compared to the nine months ended September 30, 2011 primarily due to higher headcount in the Ukrainian development office and higher salaries of United States based employees. Rent increased $11,888 as office space was renewed at higher rates and travel increased $11,159 due to increased travel to demonstrate newly developed products in 2012.

Product development expense was $174,130 for the nine months ended September 30, 2012 as compared to $90,706 for the nine months ended September 30, 2011 when Net Element had more limited product development efforts. Product development expense consists of research and development on new ideas for existing and to be formed websites and services as well as work that may result in Net Element seeking patents for particular technology or business processes.

Depreciation and amortization expense consists of depreciation expense on fixed assets used by Net Element and the amortization of capitalized website development, intellectual property and deferred compensation expenses. Depreciation and amortization expense was $323,619 for the nine months ended September 30, 2012 as compared with $241,630 for the nine months ended September 30, 2011. The increase was due to higher levels of fixed assets and web development amortization in 2012 versus 2011.

10

Capitalized costs related to website development and intangible assets were $632,508, net at September 30, 2012 as compared with $608,823 at September 30, 2011. Capitalized website development and intangible assets of $632,508 at September 30, 2012 includes $402,586 of capitalized web development, $26,377 for the direct costs of acquiring patents and $203,545 related primarily to website content, customer lists and domain names (Motorsport, LLC ($114,375) and Music1, LLC ($86,925)).

Interest income was $244,006 for the nine months ended September 30, 2012 as compared with interest expense of $105,749 for the nine months ended September 30, 2011. Interest income for the nine months ended September 30, 2012 includes interest income generated by TOT Money of $630,914 on short term loans made to RM-Invest (a mobile payment processing company located in Russia), offset by $151,486 in interest expense primarily due to convertible loans and working capital advances from Enerfund to Net Element with principal balances totaling $4,760,234, a loan from Enerfund to Openfilm with a principal balance of $1,667,762 ($62,827 in interest expense at 5% per annum), a loan from SAT-Moscow (a company owned by a director and shareholder of Net Element, Kenges Rakishev) in the amount of $4,632,890 ($88,037 in interest expense at 8.15% per annum), a loan from Green Venture Group, LLC (owned by a director and shareholder of Net Element, Mike Zoi) in the amount of $4,573,589 ($76,508 in interest expense at 8.15% per annum). The General Director of TOT Money owns a 20% equity interest in RM-Invest. The interest expense for the nine months ended September 30, 2011 was primarily attributable to a loan from Enerfund to Openfilm, LLC ($59,622 in interest expense) with a principal balance of $1,667,762 and an interest rate of 5% per annum and a loan from Enerfund to Net Element with a principal balance of $2,710,138 ($29,554 in interest expense at 5% per annum).

Other expenses totaled $393,701 for the nine months ended September 30, 2012 compared to other expenses of $45,942 for the nine months ended September 30, 2011. Other expenses for the nine months ended September 30, 2012 related primarily to the amendment of amounts payable to former Motorsport.com owners and other expense for the nine months ended September 30, 2011 related primarily to adjusting Net Element’s carrying value of Korlea-TOT to fair value on January 1, 2011. For additional information, see Notes 5 and 6 of Net Element’s accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

The net loss attributable to non-controlling interests relating to Yapik, LLC, LegalGuru LLC, A&R Music Live, LLC, OOO Music1 (2012 only) and Splinex, LLC was $331,400 for the nine months ended September 30, 2012 as compared with $281,191 for the nine months ended September 30, 2011. Non-controlling interest for the nine months ended September 30, 2012 were primarily attributable to LegalGuru ($187,325) and Yapik ($106,429). Non-controlling interest for the nine months ended September 30, 2011 were primarily attributable to Motorsport.com ($135,747), LegalGuru ($65,888) and Yapik ($51,156). The non-controlling interest reflects the results of operations of subsidiaries that are allocable to equity owners other than Net Element.

Results of Operations for the Twelve Months Ended December 31, 2011 Compared to the Nine Months Ended December 31, 2010

Net Element reported a net loss of $24,853,100, or $(0.03) per share, for the twelve months ended December 31, 2011 as compared with a net loss of $3,101,146, or $(0.01) per share, for the nine months ended December 31, 2010.

Net revenues consist of license fees, advertising fees, membership fees and other service fees. Net revenues were $183,179 for the twelve months ended December 31, 2011 as compared to $242 for the nine months ended December 31, 2010. Revenues for the twelve months ended December 31, 2011 were primarily from Music ($76,393), Openfilm ($73,426) and Motorsport ($28,152). Net revenues generated during the nine months ended December 31, 2010 reflect net revenues received from Openfilm from the acquisition date of December 14, 2010 through December 31, 2010. Music revenues consist primarily of premium service fees earned by providing feedback on music submitted by users for review by music executives. Openfilm’s net revenues during that period were primarily licensing fees from Launchpad and advertising revenues. Motorsport revenues were primarily advertising revenues.

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Source of Revenue	2011	2010
License Fees	$51,599	$0
Advertising	41,025	242
Subscription and Pay per View	91,083	0
Less: Revenue sharing	(528)	0
	$183,179	$242

Operating expenses totaled $25,238,951 for the twelve months ended December 31, 2011, as compared to total operating expenses of $3,104,423 for the nine months ended December 31, 2010. Most of total operating expenses in each of such periods consisted of general administrative expenses. For the twelve months ended December 31, 2011, general and administrative expenses were $23,831,750, or 94.4% of total operating expenses during that period. For the nine months ended December 31, 2010, general and administrative expenses were $3,066,261, or 98.8% of total operating expenses during that period. The components of Net Element’s general and administrative expenses are discussed below.

Cost of revenues represents direct costs of generating revenues, including commissions, content acquired and created and certain payroll expense that is directly related to revenue creation. Cost of revenues for the twelve months ended December 31, 2011 was $596,389 as compared to $38,162 for the nine months ended December 31, 2010 as a result of there being limited operations during the nine months ended December 31, 2010.

Business development expenses consist of direct costs associated with developing Net Element’s brand and developing revenue opportunities. Business development expenses were $385,714 for the twelve months ended December 31, 2011 as compared with $0 for the nine months ended December 31, 2010 as Net Element had limited operations during the 2010 period. For the twelve months ended December 31, 2011, business development expenses were primarily attributable to corporate activities ($317,197), Yapik ($12,380) and Motorsport ($41,916). Business development expenses attributable to corporate activities related primarily to Net Element’s sponsorship and participation in the Ferrari Challenge (whereby Net Element contracted to pay $50,000 per year in cash and provide $200,000 per year in advertising value on its websites in exchange for a Platinum Sponsorship for the Ferrari Challenge over two race seasons). Yapik business development expenses related primarily to on campus marketing efforts. Motorsport business development expenses related primarily to branding through the use of paid marketing professionals at race events and the purchase of promotional items.

General and administrative expenses were $23,831,750 for the twelve months ended December 31, 2011 as compared to $3,066,261 for the nine months ended December 31, 2010. General and administrative expenses for the twelve months ended December 31, 2011 and the nine months ended December 31, 2010 consisted of operating expenses not otherwise delineated in Net Element’s Consolidated Statements of Operations, including non-cash compensation expense, salaries and benefits, professional fees, rent, filing fees and other expenses required to run its business, as follows:

Category	Twelve Months Ended December 31, 2011	Nine Months Ended December 31, 2010	Variance
Non-cash compensation expense from subscription agreements and share based compensation	$19,350,902	$2,216,391	$17,134,511
Salaries and Benefits	3,104,261	465,127	2,639,134
Professional fees	671,936	226,285	445,651
Rent	247,953	37,970	209,983
Filing fees	32,708	35,604	(2,896)
Other expenses	423,990	84,884	339,106
Totals	$23,831,750	$3,066,261	$20,765,489

Non-cash compensation expense from subscription agreements and share based compensation was $19,350,902 for the twelve months ended December 31, 2011 compared to $2,262,224 for the nine months ended December 31, 2010. The non-cash compensation expenses were higher for the twelve months ended December 31, 2011 as compared with the nine months ended December 31, 2010 primarily due to the intrinsic value charges from the stock issued pursuant to the Enerfund Subscription Agreement (as described below), the increased use of stock options as compensation for contractors, advisors and employees in 2011 and the acquisition of Openfilm late in the year (December 14, 2010).

12

On December 31, 2010, Net Element entered into a Subscription Agreement with Enerfund (the “Enerfund Subscription Agreement”) pursuant to which it received an aggregate of $2,000,000 in exchange for the issuance of 200,000,000 shares of Net Element Common Stock and warrants to purchase 100,000,000 shares of Net Element Common Stock at an exercise price of $0.05 per share for a period of five years from the date of issuance. However, Net Element did not have a sufficient number of authorized shares of Net Element Common Stock to fully issue these securities to Enerfund at December 31, 2010. Accordingly, this transaction was accounted for as a purchase by Enerfund as of December 31, 2010 of 112,000,000 shares of Net Element Common Stock and fully vested warrants to purchase 56,000,000 shares of Net Element Common Stock for $0.05 per share in exchange for $1,120,000. A compensation charge of $560,000 was recorded for the nine months ended December 31, 2010 as one of Net Element’s officers is also a principal of Enerfund. This amount is calculated as the Black-Scholes valuation of the warrants issued as of December 31, 2010. The balance of the proceeds of $880,000 was accounted for as an advance until March 7, 2011, when Net Element issued the balance of the shares and warrants. Since Enerfund is owned by an officer/director, Net Element recorded a compensation charge of $18,920,000 during the twelve months ended December 31, 2011, which is comprised of the Black-Scholes value of the warrants ($6,600,000) and the intrinsic market value of the Net Element Common Stock issued ($12,320,000). For the nine months ending December 31, 2010, compensation charges included the $560,000 (discussed above) for the Enerfund Subscription Agreement (2010 portion), $1,620,787 for Net Element’s first subscription agreement (as amended) with TGR Capital, LLC, $25,464 for vesting options during the year and $10,140 for shares for services.

Salaries and benefits expenses were $3,104,261 for the twelve months ended December 31, 2011 compared to $465,127 for the nine months ended December 31, 2010. Salaries and benefits for the twelve months ended December 31, 2011 were higher than for the nine months ended December 31, 2010 due to an increase in Net Element, Inc. (Corporate) headcount mostly in November and December 2010, the shortened fiscal year period in 2010, the acquisition of Openfilm late in the year (December 14, 2010) and the addition of several new web properties during 2011 (including LegalGuru, Yapik, Music and Motorsport). Salaries and benefits attributable to Net Element, Inc. (Corporate) and the properties or subsidiaries of Net Element for the twelve months ended December 31, 2011 versus the nine months ended December 31, 2010 were as follows:

Web Property/Group of Properties	Salaries and Benefits for the Twelve Months Ended December 31, 2011	Salaries and Benefits for Nine Months Ended December 31, 2010
Net Element Inc. (Corporate)	$1,568,945	$392,742
LegalGuru	54,476	—
Yapik	115,534	—
NetLab & Zivos (Engineering)	880,947	49,470
Music	202,219	—
Motorsport	35,459	—
Openfilm/Launchpad	246,681	22,915
Total	$3,104,261	$465,127

Professional fees were $671,936 for the twelve months ended December 31, 2011 compared to $226,285 for the nine months ended December 31, 2010, as follows:

	Twelve Months Ended December 31, 2011	Nine Months Ended December 31, 2010	Variance
General Legal	$161,070	$3,465	$157,605
SEC Compliance Legal Fees	84,304	93,940	(9,636)
Accounting and Auditing	83,160	86,761	(3,601)
Tax Compliance and Planning	73,529	7,500	66,029
Consulting	254,873	19,269	235,604
Consulting – Financial Reporting Controls	15,000	12,870	2,130
Other	—	2,480	(2,480)
Total	$671,936	$226,285	$445,651

General legal expenses increased in 2011 primarily due to business development work in China and Russia, which totaled approximately $100,000. For 2011, Net Element also spent $20,941 to establish Cayman operations and $11,729 to defend Net Element in a California employment matter. Tax compliance and planning expenses increased $66,029 due to increased tax compliance efforts in 2011 and an increased number of tax returns/information returns required to be prepared.

Consulting fees increased $235,604 in 2011 primarily due to consulting fees for Motorsport ($91,303), Music ($64,259), Yapik ($25,895), LegalGuru ($25,623) and $27,500 paid for consulting related to the development of additional advertising revenues.

13

Rent expenses were $247,953 for the twelve months ended December 31, 2011 compared to $37,970 for the nine months ended December 31, 2010. The increase in rent expenses was primarily due to Net Element’s move to new corporate headquarters in mid-November 2010 at a higher monthly rent ($15,648 per month under the new lease versus $1,000 per month under Net Element’s prior lease).

Filing fees consist of printing costs associated with SEC filings and registration fees paid to various states. Filing fees were $32,708 for the twelve months ended December 31, 2011 compared to $35,604 for the nine months ended December 31, 2010.

Interest expense for the twelve months ended December 31, 2011 was $171,319 as compared to $0 for the nine months ended December 31, 2010. For 2011, Net Element had interest expense primarily related to several loans made by Enerfund to Net Element or its subsidiaries to fund operations at the end of 2010 and during 2011, as described under “Liquidity and Capital Resources” below.

Other expenses totaled $45,942 for the twelve months ended December 31, 2011 compared to other income of $2,946 for the nine months ended December 31, 2010. Other expenses for the twelve months ended December 31, 2011 related primarily to the write-down of Net Element’s investment in Korlea-TOT. For the nine months ended December 31, 2010, other income was primarily attributed to contest fees from Openfilm.

Going Concern

Net Element had a net loss of $6,346,014 for the nine months ended September 30, 2012, a net loss of $24,853,100 for the twelve months ended December 31, 2011 and a net loss of $3,101,146 for the nine months ended December 31, 2010. Net Element had negative cash flow from operations of $4,069,472 and $3,768,569 for the nine months ended September 30, 2012 and 2011, respectively, and had an accumulated deficit of $57,620,045 and shareholders’ deficiency of $6,019,678 at September 30, 2012. Net Element’s ability to continue operating is limited without continued availability of financing, of which there can be no assurance. These matters have raised substantial doubt about Net Element’s ability to continue as a going concern. Further, Net Element’s independent registered public accounting firm, in its report for the fiscal years ended December 31, 2011 and 2010, included an emphasis of matter paragraph regarding the substantial doubt about Net Element’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might be necessary if Net Element is unable to continue as a going concern. As a result of Net Element’s merger with Cazador on October 2, 2012, Net Element’s business received a cash infusion of approximately $12 million after repaying certain related party debt totaling approximately $13 million. The Company’s management anticipates that the Company’s available cash resources following the merger and its cash flows from operations will be sufficient to meet its presently anticipated working capital and capital expenditure requirements through at least the next 12 months. See also “Liquidity and Capital Resources” below.

Liquidity and Capital Resources

At September 30, 2012, Net Element had an accumulated deficit of $57,620,045, negative working capital of $3,733,300 and unrestricted cash of $2,703,572. Net Element had a net loss of $6,346,014 for the nine months ended September 30, 2012 and a net loss of $23,535,134 for the nine months ended September 30, 2011. Net Element had negative cash flows from operations of $4,069,472 for the nine months ended September 30, 2012 and negative cash flows from operations of $3,768,569 for the nine months ended September 30, 2011.

Net Element had a net loss of $24,853,100 for the twelve months ended December 31, 2011 and a net loss of $3,101,146 for the nine months ended December 31, 2010. Net Element had negative cash flows from operations of $4,979,221 for the twelve months ended December 31, 2011 and negative cash flows from operations of $1,519,972 for the nine months ended December 31, 2010.

14

Net Element has historically been primarily dependent upon TGR Capital, LLC, Enerfund, LLC or Mike Zoi (as a result of his controlling interest in TGR Capital and Enerfund) to fund its operations. Pursuant to a Subscription Agreement entered into with TGR Capital dated August 7, 2008, as amended on January 12, 2010, TGR Capital was obligated to invest up to $4,000,000 to fund Net Element’s working capital requirements in exchange for up to 200,000,000 shares of Net Element Common Stock and warrants to purchase up to 100,000,000 shares of Net Element Common Stock with an exercise price of $0.05 per share. The shares and warrants were issued quarterly and Net Element recorded an appropriate compensation expense as necessary based on the fair value of the securities on the last day of each fiscal quarter (the date of issuance). At December 31, 2010, TGR Capital had fulfilled its investment obligations under that Subscription Agreement, as amended.

On December 14, 2010, Net Element assumed a $1,667,762 loan to Openfilm from Enerfund when Net Element purchased Openfilm on that date. The loan agreement is dated December 10, 2010 and was scheduled to mature two years from that date. The annual interest rate was 5% payable annually on December 31. The loan was repaid with interest on October 3, 2012 for an aggregate amount of $1,846,173.

On December 31, 2010, Net Element entered into a Subscription Agreement with Enerfund pursuant to which Net Element received an aggregate of $2,000,000 in exchange for the issuance of 200,000,000 shares of Net Element Common Stock and warrants to purchase 100,000,000 shares of Net Element Common Stock at an exercise price of $0.05 per share for a period of five years from the date of issuance. However, Net Element did not have a sufficient number of authorized shares of Net Element Common Stock to fully issue these securities to Enerfund at December 31, 2010. Accordingly, this transaction was accounted for as a purchase by Enerfund as of December 31, 2010 of 112,000,000 shares of Net Element Common Stock and fully vested warrants to purchase 56,000,000 shares of Net Element Common Stock for $0.05 per share in exchange for $1,120,000. The balance of the proceeds of $880,000 was accounted for as an advance until March 7, 2011, when Net Element issued the balance of the shares and warrants.

On February 1, 2011, Net Element purchased all of the equity interests in Motorsport, LLC from Enerfund. As consideration for that acquisition, Net Element paid to Enerfund $130,000 and agreed to take over responsibility for the obligations of Motorsport, LLC under a Stock Purchase Agreement dated December 17, 2010 pursuant to which Motorsport, LLC would acquire all of the equity interests in Motorsport.com, Inc. At the time of Net Element’s acquisition of Motorsport, LLC, pursuant to the December 17, 2010 Stock Purchase Agreement, Motorsport, LLC had already acquired 80% of the outstanding common stock of Motorsport.com, Inc., although Motorsport, LLC remained obligated under the Stock Purchase Agreement to pay an aggregate of $450,000 to the sellers in four quarterly installments beginning on December 1, 2013. Pursuant to an amendment to the Stock Purchase Agreement dated January 10, 2012, that payment obligation was amended to provide that: (i) Motorsport, LLC must pay to the sellers $300,000 in cash in four equal annual installments of $75,000 each beginning on January 10, 2012, with each subsequent installment payable on each annual anniversary thereafter until such $300,000 is paid in full; and (ii) Net Element must issue to the sellers an aggregate of 1,333,333 shares of Net Element Common Stock. The initial $75,000 installment was paid by Net Element and Net Element issued such 1,333,333 shares of Net Element Common Stock to the sellers. The sellers have a security interest in the Internet domain names of Motorsport.com, Inc. as collateral for Net Element’s and Motorsport’s remaining payment obligations.

The December 17, 2010 Stock Purchase Agreement provided Motorsport, LLC an option until December 16, 2018 to purchase the remaining 20% of the outstanding common stock of Motorsport.com, Inc. for a price per share of between $0.1075 and $0.1435 (or an aggregate of between $400,330 and $534,394) depending upon when the option was exercised, payable in either cash or shares of preferred stock of Motorsport.com, Inc. having an equivalent value. If the option was exercised before December 17, 2015, then the purchase price for the remaining 20% interests would have been $0.1075 per share, or an aggregate of $400,330. Pursuant to the January 10, 2012 amendment to the Stock Purchase Agreement, Motorsport, LLC exercised its option to acquire the remaining 20% interests for a purchase price consisting solely of the Net Element’s issuance to the sellers of an aggregate of 3,333,333 shares of Net Element Common Stock.

On January 31, 2011, Motorsport, LLC entered into a loan agreement with Enerfund, LLC in the principal amount of $184,592. The annual interest rate was 5% payable annually on December 31. The loan was scheduled to mature on the third anniversary of each funding under the loan agreement, which fundings occurred from October 2010 through January 2011, with accrued interest due at that time. This loan was repaid in full on February 24, 2011 for an aggregate of $186,808.

15

On February 1, 2011, Net Element purchased all of the equity interests in Music1, LLC from Enerfund for an aggregate purchase price of $15,000. Net Element was required to invest at least $500,000 in Music1 by December 31, 2012, which requirement was met during the fourth quarter of 2011.

On January 31, 2011, Music1, LLC entered into a loan agreement with Enerfund in the principal amount of $128,890. The annual interest rate was 5% payable annually on December 31. The loan was scheduled to mature on the third anniversary of each funding under the loan agreement, which fundings occurred from October 2010 through January 2011, with accrued and unpaid interest due at that time. This loan was repaid in full on February 24, 2011 for an aggregate of $131,827.

On April 24, 2012, Net Element entered into an amended and restated joint venture agreement with an effective date of December 31, 2011, which amends and restates the joint venture agreement originally entered into with Curtis Wolfe as of March 29, 2011 in connection with the formation of LegalGuru LLC. Net Element owns a 70% interest in LegalGuru LLC and Mr. Wolfe, who is a director and Secretary of the Company and Chief Executive Officer and Chairman of LegalGuru LLC, through Lobos Advisors, LLC (a company of which Mr. Wolfe is the President and managing member), owns a 30% interest in LegalGuru LLC. The amended and restated joint venture agreement required Net Element and Mr. Wolfe to invest up to an aggregate of $900,000 in LegalGuru LLC, with Mr. Wolfe investing up to an aggregate of $100,000 and Net Element investing up to an aggregate of $800,000. Net Element satisfied its funding obligations to LegalGuru LLC during the first quarter of 2012 and Mr. Wolfe satisfied his funding obligations to LegalGuru LLC during the second quarter of 2012.

On April 4, 2011, Net Element entered into a public relations contract with Roar Media, LLC to provide press related services and assist with community outreach and strategic alliances. The term of this agreement was for six months and provided for monthly remuneration of $14,000 and 5,000 shares of Net Element Common Stock with an option by Net Element to renew for successive six-month periods. This agreement was modified in July 2011 to provide for monthly remuneration of $7,000 and 5,000 shares. August and September 2011 were revised to $6,500 per month plus 5,000 shares per month. Beginning in October 2011, Net Element agreed to the same terms, as revised, on a month to month basis.

On April 15, 2011, Net Element entered into a two-year cross advertising transaction with Ferrari North America, Inc. whereby Net Element contracted to pay $50,000 per year in cash and provide $200,000 per year in advertising value on its websites in exchange for a Platinum Sponsorship for the Ferrari Challenge over two race seasons. This arrangement provides Net Element with marketing outreach and exposure to potential investors. The agreement stipulates that the Ferrari Challenge must advertise on any Net Element website within one year from date of execution. Accordingly, Net Element will recognize $200,000 in advertising revenue as Ferrari utilizes the advertisements. Of the total cash expense of the sponsorship ($100,000 over two years), $50,000 was recognized as a charge to operations over the five month period May to September 2011 during the Ferrari Challenge. Additionally, Net Element recorded a $200,000 expense during 2011 for the value of website services provided in exchange for the sponsorship.

On May 16, 2011 Net Element entered into a three-year, unsecured convertible promissory note and loan agreement with Enerfund in the principal amount of $2,000,000. The annual interest rate was 5.0% and principal and interest was due on or before April 27, 2014. Outstanding principal may be converted by Enerfund at any time into shares of Net Element Common Stock at a conversion price of $0.11 per share. Enerfund has funded the full amount of this note and the balance at September 30, 2012 was $2,000,000. On October 2, 2012, Enerfund exercised its conversion right and received 18,181,819 shares of common stock. In addition, the Company paid Enerfund $92,070 of accrued interest under this note on October 3, 2012.

On June 16, 2011, Net Element entered into a Subscription Agreement pursuant to which it sold a 15% ownership interest in its subsidiary Yapik LLC in exchange for a $100,000 investment in Yapik LLC, which was received on June 20, 2011. The related party investor, who is employed by Yapik, has an option, which is exercisable for 36 months, to convert the 15% ownership interest in Yapik LLC into 1,500,000 shares of Net Element Common Stock. This conversion right was exercised on October 2, 2012.

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On August 9, 2011, Net Element entered into a Stock Purchase Agreement pursuant to which it was to acquire 100% of the outstanding equity interests in Stratuscore, Inc., a State of Washington corporation (Stratuscore), from its selling shareholder, Denise Muyco (who is the spouse of the Company’s Executive Vice President and Chief Strategy Officer, Richard Lappenbusch), in exchange for the issuance of 10 million shares of Net Element Common Stock. On November 10, 2011, Net Element and the selling shareholder mutually agreed to terminate and unwind that transaction. The 10 million shares of Net Element Common Stock issuable pursuant to that transaction were not delivered to the selling shareholder. Amounts advanced and costs incurred by Net Element through September 30, 2012 ($201,557), are reflected as advances in Net Element’s consolidated balance sheets. As consideration for amounts advanced to Stratuscore, Stratuscore agreed to issue Net Element a convertible promissory note convertible into equity in Stratuscore at the same rate as Ms. Muyco agrees to accept investment from a bona fide third party in the next investment round or lender terms. In the event that there is no further investment in Stratuscore, then the amount invested in Stratuscore by Net Element would be based on Net Element’s original valuation of Stratuscore.

On October 24, 2011, Net Element entered into a three-year, unsecured convertible promissory note and loan agreement with Enerfund in the principal amount of $1.6 million. The annual interest rate under the note was 5% and principal and interest was due on or before October 24, 2014. Outstanding principal under the note may be converted by Enerfund at any time into shares of Net Element Common Stock at a conversion price of $0.11 per share. Upon conversion of the note, Net Element is required to issue to Enerfund a five-year warrant to purchase a number of shares of Net Element Common Stock equal to the number of shares issued upon such conversion with an exercise price of $0.11 per share. This loan was fully funded at December 31, 2012, and the balance at September 30, 2012 was $1,600,000. On October 2, 2012, Enerfund exercised its conversion right and received 14,545,455 shares of common stock plus a five-year warrant to purchase 14,545,455 shares of common stock of the Company with an exercise price of $0.11. Upon issuance, this warrant was immediately exercised in a cashless transaction resulting in the Company issuing Enerfund 8,145,455 shares of common stock. In addition, the Company paid Enerfund $73,656 of accrued interest under this note on October 3, 2012.

On February 2, 2012, Net Element entered into a Subscription Agreement with one of its directors, Felix Vulis, pursuant to which Mr. Vulis purchased from Net Element for $100,000: (i) 666,667 shares of Net Element Common Stock; (ii) a three-year warrant to purchase up to an additional 666,667 shares of Net Element Common Stock with an exercise price of $0.25 per share; (iii) a three-year warrant to purchase up to an additional 666,667 shares of Net Element Common Stock with an exercise price of $0.50 per share; and (iv) a three-year warrant to purchase up to an additional 666,666 shares of Net Element Common Stock with an exercise price of $1.00 per share. These warrants were cancelled on October 2, 2012 pursuant to the Merger Agreement with Cazador.

On February 23, 2012, Net Element entered into a Subscription Agreement pursuant to which it sold 13,333,334 newly issued shares of Net Element Common Stock to Kenges Rakishev for an aggregate purchase price of $2,000,000.10, or $0.15 per share. On February 24, 2012, Net Element entered into a Shareholder Rights Agreement (the “Shareholder Rights Agreement”) with Mark Global Corporation, Kenges Rakishev, Mike Zoi, TGR Capital, LLC, MZ Capital, LLC (Delaware), MZ Capital, LLC (Florida) and Enerfund. The companies TGR Capital, LLC, MZ Capital, LLC (Delaware), MZ Capital, LLC (Florida) and Enerfund are directly or indirectly owned and controlled by Mike Zoi. Pursuant to the Shareholder Rights Agreement, the parties agreed to certain corporate governance matters pertaining to Net Element and Net Element granted registration rights to each of Mark Global Corporation, Kenges Rakishev, TGR Capital, LLC, Mike Zoi and certain of their assignees. The parties terminated the Shareholder Rights Agreement effective as of October 2, 2012.

On April 6, 2012, Net Element entered into a Joint Venture Agreement with Igor Yakovlevich Krutoy. Pursuant to the Joint Venture Agreement, the parties agreed to form a limited liability company under the laws of the Russian Federation named Music1 (“Music1 Russia”), which would be owned 67% by Net Element’s newly formed subsidiary Net Element Russia and 33% by a newly formed company controlled by Mr. Krutoy which is to be named K1 Holdings. Net Element agreed to contribute to Music1 Russia (i) exclusive, non-assignable, royalty-free, perpetual, world-wide rights to use and operate the Internet domain www.music1.com (the “Website”); (ii) non-exclusive, non-assignable, limited, royalty-free, perpetual, world-wide rights to use Net Element’s Launchpad computer system technology for the operation of Internet based contests; (iii) non-exclusive, non-assignable, limited, royalty-free, perpetual, world-wide rights to integrate Net Element’s Music Brain technology into the Website and (iv) not less than $2 million in the form of an interest-free loan to maintain the operations of Music1 Russia. Mr. Krutoy also agreed to (i) provide monetization opportunities, propositions and other business development introductions identified by Music1 Russia as having significant business potential and (ii) act as an advisor and Chairman of the Board of Directors of Music1 Russia for a period of two years. As consideration for such advisory services and services as Chairman of the Board of Directors of Music1 Russia, Net Element agreed to issue Mr. Krutoy 5 million shares of restricted stock of the Company, with half of such shares issued to Mr. Krutoy within one month after he becomes Chairman of Music1 Russia and the other half of such shares issued to Mr. Krutoy within one month after the start of the second calendar year of his term as Chairman of Music1 Russia. In accordance with the Joint Venture Agreement, on June 6, 2012 Mr. Krutoy entered into a Subscription Agreement to purchase 13,333,333 shares of Net Element Common Stock for an aggregate purchase price of $2 million, which amount was funded on June 6, 2012.

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On May 14, 2012, Net Element entered into a $500,000 principal amount Promissory Note and Loan Agreement with Enerfund maturing November 1, 2012. The interest rate was 5% per annum. The Company repaid this note with accrued interest of $23,017 on October 3, 2012.

On June 26, 2012, Net Element’s subsidiary OOO Net Element Russia entered into a Loan Agreement with Green Venture Group, LLC, pursuant to which Net Element Russia was loaned 150 million Russian rubles (or approximately US$4,557,885 based on the currency exchange rate as of the close of business on June 26, 2012). The loan was intended to be used by Net Element Russia for working capital and the development of the business of TOT Money. The interest rate under the Loan Agreement was 8.15% per annum and outstanding principal and interest was due on or before November 1, 2012. Green Venture Group, LLC is owned and controlled by Mike Zoi. The funding under this loan agreement was received July 20, 2012. On October 2, 2012, the loan with Green Venture Group, LLC was assigned to the Company and simultaneously repaid in full.

On July 3, 2012, OOO Net Element Russia entered into a Loan Agreement with OOO Sat-Moscow, pursuant to which Net Element Russia was loaned 150 million Russian rubles (or approximately US$4,636,928 based on the currency exchange rate as of the close of business on June 4, 2012). The loan was intended to be used by Net Element Russia for working capital and the development of the business of TOT Money. The interest rate under the Loan Agreement was 8.15% per annum and outstanding principal and interest was due on or before November 1, 2012. Sat-Moscow is indirectly controlled by Kenges Rakishev, Chairman of the Board of Directors of the Company. On October 2, 2012, the loan with Sat-Moscow was assigned to the Company and simultaneously repaid in full.

On August 17, 2012, TOT Money entered into a Credit Agreement with Alfa-Bank. Pursuant to the Credit Agreement, Alfa-Bank agreed to provide a line of credit to TOT Money with the credit line limit set at 300 million Russian rubles (or approximately US$9,348,707 based on the currency exchange rate as of the close of business on August 17, 2012). The interest rate on the initial amount borrowed under the Credit Agreement is 3.55% per annum. Alfa-Bank has the unilateral right to change the interest rate on amounts borrowed under the Credit Agreement from time to time in the event of changes in certain market rates or in Alfa-Bank’s reasonable discretion, provided that the interest rate may not exceed 14% per annum. Interest must be repaid on a monthly basis on the 25th of each month. Amounts borrowed under the Credit Agreement must be repaid within six months of the date borrowed. The duration of the line of credit is set from August 17, 2012 through May 21, 2014. TOT Money’s obligations under the Credit Agreement are secured by a pledge of TOT Money’s deposits in its deposit account with Alfa-Bank and by a guarantee given by AO SAT & Company. AO SAT & Company is an affiliate of Kenges Rakishev. As of September 30, 2012, Net Element had restricted cash pursuant the Credit Agreement of $1,763,386.

On September 28, 2012, TOT Money entered into a factoring agreement with Alfa-Bank. Pursuant to the agreement, TOT Money will assign to Alfa-Bank its accounts receivable as security for financing in an aggregate amount of up to 300 million Russian rubles (or approximately US$9,615,385 based on the currency exchange rate as of the close of business on September 28, 2012) provided by Alfa-Bank to TOT Money. The amount loaned by Alfa-Bank pursuant to the agreement with respect to any particular account receivable is limited to 80% of the amount of the account receivable assigned to Alfa-Bank. Pursuant to the agreement, Alfa-Bank is required to track the status of TOT Money’s accounts receivable, monitor timeliness of payment of such accounts receivable and provide related services. The term of the agreement is from September 28, 2012 until December 5, 2013. Alfa-Bank’s compensation pursuant to the agreement for providing services for the administrative management of accounts receivable ranges from 10 Russian rubles to 100 Russian rubles per account receivable, depending upon whether financing was provided related to the particular account receivable and the form of the documentation related to the particular account receivable. Alfa-Bank’s compensation pursuant to the agreement for providing financing to TOT Money is calculated as a financing rate that ranges from 9.70% to 11.95% of the amounts borrowed, depending upon the amount borrowed and the number of days in the period from the date financing is provided until the date the applicable account receivable is paid; however, Alfa-Bank has the unilateral right to change such financing rates in the event of changes in certain market rates or in Alfa-Bank’s reasonable discretion. TOT Money’s obligations under the Agreement also are secured by a guarantee given by AO SAT & Company. AO SAT & Company is an affiliate of Kenges Rakishev.

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As a result of Net Element’s history of recurring losses and its accumulated deficit and shareholders’ deficiency, the audit report of its independent registered public accounting firm as of December 31, 2011 contains a statement expressing substantial doubt as to Net Element’s ability to continue as a going concern. As a result of Net Element’s merger with Cazador on October 2, 2012, Net Element’s business received a cash infusion of approximately $12 million after repaying certain related party debt totaling approximately $13 million. The Company’s management anticipates that the Company’s available cash resources following the merger and its cash flows from operations will be sufficient to meet its presently anticipated working capital and capital expenditure requirements through at least the next 12 months. However, in the event that the Company’s business requires additional funds, such additional funds may be raised through debt financing and/or the issuance of equity securities, there being no assurance that any type of financing on terms satisfactory to the Company will be available or otherwise occur. Debt financing must be repaid regardless of whether the Company generates revenues or cash flows from operations and may be secured by substantially all of its assets. Any equity financing or debt financing that requires the issuance of equity securities or warrants to the lender would cause the percentage ownership by the Company’s current shareholders to be diluted, which dilution may be substantial. Also, any additional equity securities issued may have rights, preferences or privileges senior to those of existing shareholders. If such financings are not available when required or are not available on acceptable terms, the Company may be unable to implement its business plans or take advantage of business opportunities, any of which could have a material adverse effect on its business prospects, financial condition and results of operations.

Off-balance sheet arrangements

At September 30, 2012, Net Element did not have any off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

Recently Issued Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update 2011-04, “Fair Value Measurement” (“ASU 2011-04”). The primary focus of ASU 2011-04 is the convergence of accounting requirements for fair value measurements and related financial statement disclosures under United States generally accepted accounting principals, or GAAP, and International Financial Reporting Standards, or IFRS. While ASU 2011-04 does not significantly change existing guidance for measuring fair value, it does require additional disclosures about fair value measurements and changes the wording of certain requirements in the guidance to achieve consistency with IFRS. ASU 2011-04 is effective for interim and annual periods beginning after December 15, 2011, and is required to be applied prospectively. There was no material impact to the consolidated financial statements upon adoption in 2012.

In June 2011, the FASB issued Accounting Standards Update 2011-05, “Presentation of Comprehensive Income” (“ASU 2011-05”). This guidance requires companies to present the components of comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Under either method, amounts reclassified from Other Comprehensive Income, or OCI, to net income for each reporting period must be displayed as components of both net income and OCI on the face of the financial statements. The guidance does not change the items that are reported in OCI. ASU 2011-05 is effective for interim and annual periods beginning after December 15, 2011. Other than presentational changes, there was not a significant impact to the consolidated financial statements upon adoption in 2012.

In September 2011, the FASB issued amendments to its accounting guidance on testing goodwill for impairment. The amendments allow entities to use a qualitative approach to test goodwill for impairment. This permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is required to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. This guidance is effective for annual and interim goodwill impairment test performed for fiscal years beginning after December 15, 2011 and early adoption is permitted. Net Element did not early adopt this guidance and there was not a material impact to the consolidated financial statements upon adoption in 2012.

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Properties

The sections of the Final Prospectus entitled “Information about Net Element- Properties” and “Information about Cazador - Property, Plant and Equipment” are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of the Closing by (i) each director and each executive officer of the Company; (ii) all directors and executive officers of the Company as a group; and (iii) each person (including any “group” as that term is used in Section l3(d)(3) of the Exchange Act) who is known by the Company to beneficially own more than five percent of the Company’s Common Stock. Shares of the Company’s Common Stock subject to options or warrants exercisable within 60 days from October 2, 2012 are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of the holder of such options or warrants but are not treated as outstanding for purposes of computing the percentage ownership of other persons. The following table does not reflect record or beneficial ownership of the Company’s warrants or underlying shares of the Company’s Common Stock, as these warrants are not exercisable within 60 days of the Closing.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all securities that they beneficially own (within the meaning of Rule 13d-3 under the Exchange Act).

	Amount of beneficial ownership of Common Stock	Approximate percentage of outstanding Common Stock
Name and address of beneficial owners
Mike Zoi (1) C/O Net Element International, Inc. 1450 South Miami Ave Miami FL 33130	16,400,433	58.2%
Mark Global Corporation (2) C/O Trident Trust Co. (BVI) Ltd. Trident Chambers PO Box 146 Road Town Tortola, British Virgin Islands	7,320,751	26.0%
Kenges Rakishev(1)(2) 11 Ondasynov Street Almaty Kazakhstan 050051	7,654,085	27.1%
Cazador Sub Holdings, Ltd.(1)(3)(4) BBVA Building, P1 254 Muñoz Rivera Avenue San Juan, Puerto Rico 00918	1,150,000	4.1%
Francesco Piovanetti(1)(4) BBVA Building, P1 254 Muñoz Rivera Avenue San Juan, Puerto Rico 00918	1,150,000	4.1%
Dmitry Kozko(1) C/O Net Element International, Inc. 1450 South Miami Ave Miami, FL 33130	627,450	2.2%
Ivan Onuchin(1) C/O Net Element International, Inc. 1450 South Miami Ave Miami, FL 33130	9,852	*%
James Caan(1) 2791 Hutton Drive Beverly Hills, CA 90210	139,211	0.5%
Jonathan New(1) C/O Net Element International, Inc. 1450 South Miami Ave Miami, FL 33130	26,550	0.1%
Curtis Wolfe(1) C/O Net Element International, Inc. 1450 South Miami Ave Miami, FL 33130	104,495	0.4%
Felix Vulis(1) 147 Lake Merced Hill So. San Francisco, CA 94132	36,667	0.1%
Richard Lappenbusch(1) C/O Net Element International, Inc. 1450 South Miami Ave Miami, FL 33130	84,113	0.3%
David P. Kelley II(1) BBVA Building, P1 254 Muñoz Rivera Avenue San Juan, Puerto Rico 00918	–	–
Alberto Hernandez(1) BBVA Building, P1 254 Muñoz Rivera Avenue San Juan, Puerto Rico 00918	–	–
All directors and executive officers as a group	26,232,854	93.0%

* Represents less than 0.1%

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(1) Directors and executive officers.

(2) Each of Kenges Rakishev and Mark Global Corporation may be deemed to share the power to vote or direct the vote, and to dispose or direct the disposition of, the 7,320,751 shares of the Company’s Common Stock held by Mark Global Corporation.

(3) Cazador Sub Holdings, Ltd. is wholly owned by Arco Group LLC. The voting and dispositive power of Arco Group LLC is shared by Francesco Piovanetti (majority, controlling interest) and Juan Carlos Bou (minority, non-controlling interest).

(4) Each of Francesco Piovanetti and Cazador Sub Holdings, Ltd. may be deemed to share the power to vote or direct the vote, and to dispose or direct the disposition of, the 1,150,000 shares of the Company’s Common Stock held by Cazador Sub Holdings, Ltd.

Directors and Executive Officers

The board of directors of the Company consists of seven members, each of whom will hold office until the next annual meeting or until his successor is duly elected and qualified. Mike Zoi’s niece is married to Dmitry Kozko. Except for the relationship between Messrs. Zoi and Kozko, there are no family relationships among any of the directors or executive officers.

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The executive officers and directors of the Company immediately after the consummation of the Merger are as follows:

Name	Age	Position
Kenges Rakishev	33	Non-Executive Chairman
Francesco Piovanetti	37	Chief Executive Officer & Director
Dmitry Kozko	29	President & Director
Mike Zoi	46	Director
David P. Kelley II	54	Independent Director
James Caan	72	Independent Director
Felix Vulis	56	Independent Director
Alberto Hernandez	37	Chief Operating Officer
Jonathan New	52	Chief Financial Officer
Curtis Wolfe	48	Secretary
Richard Lappenbusch	44	Executive Vice President & Chief Strategy Officer
Ivan Onuchin	36	Chief Technology Officer

The biographical information of each of the directors and executive officers is as set forth in the section of the Final Prospectus entitled “Post-Merger NEI Executive Officers and Directors” and is incorporated herein by reference.

Executive Compensation

The information in the sections of the Final Prospectus entitled “Post-Merger NEI Executive Officers and Directors —Compensation of the NEI Board and Executive Officers,” “Information about Cazador – Executive Compensation,” “Information about Net Element – Executive Compensation,” “Information about Net Element – Director Compensation” and “Post-Merger NEI Executive Officers and Directors – Committees of NEI Board – Compensation Committee Interlocks and Insider Participation,” are incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

The information in the section of the Final Prospectus entitled “Post-Merger NEI Executive Officers and Directors - Director Independence” is incorporated herein by reference.

Certain of Net Element’s and Cazador’s executive officers and directors had financial interests in the Merger that are different from, or in addition to, the interests of Cazador’s shareholders and Net Element’s shareholders, other than the insider shareholders. In the case of Net Element, immediately prior to the effectiveness of the Merger, the principal amounts of all outstanding convertible debt of Net Element owned by Enerfund, LLC, a Florida limited liability company (“Enerfund, LLC”) (which is owned and controlled by Mike Zoi and totals $3.6 million) was converted into 32,727,274 shares of Net Element Common Stock, and subsequently converted into 818,182 shares of the Company’s Common Stock in the Merger and, immediately following the Closing, the Company paid to Enerfund an amount, in cash, representing payment in full of all non-convertible notes and payables of Net Element owed to Mike Zoi or any of his affiliates which were then outstanding (which totaled approximately $7.9 million (including accrued interest). In the case of Cazador, Mike Zoi, through Enerfund, previously paid, on behalf of Cazador, $150,000 of Cazador’s legal fees in connection with the Merger Agreement.

Following consummation of the Merger, Francesco Piovanetti and David P. Kelley II own 3,609,631 and 14,000 warrants, respectively, to purchase an aggregate of 3,623,631 shares of the Company’s Common Stock (the “Director’s Warrants”). The Director’s Warrants are identical to the other outstanding warrants to purchase the Company’s Common Stock, except that the Director’s Warrants (i) are non-redeemable, so long as they are held by either Messrs. Piovanetti or Kelley or their permitted transferees; (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by either Messrs. Piovanetti or Kelley, or their permitted transferees, rather than at the Company’s sole discretion; and (iii) are not transferable or saleable by the either Messrs. Piovanetti or Kelley (except to permitted transferees) until six months after the Closing. The Director’s Warrants are not exercisable and are held in an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent, while they are subject to the foregoing transfer restrictions.

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The information in the sections of the Final Prospectus entitled “The Business Combination — Interests of Officers and Directors in the Business Combination,” “Information About Net Element – Certain Relationships, Related Transactions and Director Independence,” and “Information About Cazador - Certain Relationships, Related Transactions and Director Independence” is incorporated herein by reference.

On September 28, 2012, Net Element’s subsidiary OOO TOT Money entered into a factoring agreement with Alfa-Bank. Pursuant to the agreement, TOT Money will assign to Alfa-Bank its accounts receivable as security for financing in an aggregate amount of up to 300 million Russian rubles (or approximately US$9,615,385 based on the currency exchange rate as of the close of business on September 28, 2012) provided by Alfa-Bank to TOT Money. The amount loaned by Alfa-Bank pursuant to the agreement with respect to any particular account receivable is limited to 80% of the amount of the account receivable assigned to Alfa-Bank. Pursuant to the agreement, Alfa-Bank is required to track the status of TOT Money’s accounts receivable, monitor timeliness of payment of such accounts receivable and provide related services. The term of the agreement is from September 28, 2012 until December 5, 2013. Alfa-Bank’s compensation pursuant to the agreement for providing services for the administrative management of accounts receivable ranges from 10 Russian rubles to 100 Russian rubles per account receivable, depending upon whether financing was provided related to the particular account receivable and the form of the documentation related to the particular account receivable. Alfa-Bank’s compensation pursuant to the agreement for providing financing to TOT Money is calculated as a financing rate that ranges from 9.70% to 11.95% of the amounts borrowed, depending upon the amount borrowed and the number of days in the period from the date financing is provided until the date the applicable account receivable is paid; however, Alfa-Bank has the unilateral right to change such financing rates in the event of changes in certain market rates or in Alfa-Bank’s reasonable discretion. TOT Money’s obligations under the Agreement also are secured by a guarantee given by AO SAT & Company. AO SAT & Company is an affiliate of Kenges Rakishev, Chairman of the Board of Directors of the Company.

Legal Proceedings

The information in the sections of the Final Prospectus entitled “Information About Cazador—Legal Proceedings” and “Information About Net Element—Legal Proceedings” is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information in the section of the Final Prospectus entitled “Market Price and Dividend Information” is incorporated herein by reference. On October 3, 2012, the Company’s Common Stock began trading on The NASDAQ Capital Market under the symbol “NETE.”

As of the Closing, there were approximately 284 holders of record of the Company’s Common Stock.

Recent Sales of Unregistered Securities

None.

Description of Registrant’s Securities to be Registered

The information in the sections of the Final Prospectus entitled “Description of NEI Securities” and “Securities Act Restrictions on Resale of NEI Common Stock” is incorporated herein by reference.

Indemnification of Directors and Officers

The Net Element International, Inc. Amended and Rested Certificate of Incorporation (the “Company Charter”) provides that each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by the Delaware General Corporation (the “DGCL”). The right to indemnification conferred shall also include the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL.

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Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

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(4) By the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

25

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Company’s securities, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph I of Article VIII of the Company Charter provides:

A director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 hereof is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Financial Statements

The following unaudited financial statements of Net Element included herewith beginning on page F-1 of this Amendment are incorporated herein by reference:

Net Element, Inc. Unaudited Condensed Consolidated Balance Sheets as of September 30, 2012 and December 31, 2011

Net Element, Inc. Unaudited Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2012 and 2011

Net Element, Inc. Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2012 and 2011

Net Element, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

The following audited financial statements of Net Element are incorporated herein by reference to such statements contained in the Final Prospectus:

Report of Independent Registered Public Accounting Firm dated March 30, 2012

Consolidated Balance Sheets at December 31, 2011 and 2010

Consolidated Statements of Operations for the twelve and nine months ended December 31, 2011 and December 31, 2010, respectively

Consolidated Statement of Changes in Stockholders’ Deficiency in Assets for the year ended December 31, 2011 and the nine months ended December 31, 2010

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Consolidated Statements of Cash Flows for the year ended December 31, 2011 and the nine months ended December 31, 2010

Notes to Consolidated Financial Statements

The following pro forma consolidated financial statements included herewith beginning on page F-27 of this Amendment are incorporated herein by reference:

Unaudited Pro Forma Consolidated Combined Balance Sheets as of September 30, 2012

Unaudited Pro Forma Consolidated Combined Statements of Operations for the Nine Months Ended September 30, 2012

Unaudited Pro Forma Consolidated Combined Statements of Operations for the Year Ended December 31, 2011

Notes to the Unaudited Pro Forma Consolidated Combined Financial Statements

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 2, 2012, in connection with the consummation of the Merger, the Company notified the NASDAQ Stock Market LLC that the Merger had become effective and requested that the NASDAQ Stock Market LLC file a Notification of Removal From Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to notify the Securities and Exchange Commission (the “SEC”) that the Cazador units and warrants were to be delisted and deregistered under Section 12(b) of the Exchange Act. As a result of the Merger having become effective, the NASDAQ Stock Market LLC determined to permanently suspend trading of the Cazador units and warrants prior to the open of trading on October 3, 2012. The deregistration will become effective 10 days from the filing of the Form 25.

In accordance with Rule 12g-3(a) under the Exchange Act, the shares of the Company’s Common Stock, as the successor to Cazador, are deemed to be registered under Section 12(b) of the Exchange Act. The Company’s Common Stock is currently listed for trading on The NASDAQ Capital Market under the symbol “NETE.” The warrants to purchase shares of Common Stock of the Company are quoted on the OTCBB under the symbol “NETEW” and deemed to be registered under Section 12(g) of the Exchange Act. Following the Closing, the CUSIP numbers relating to the Company’s Common Stock and warrants changed to 64111R 102 and 64111R 110, respectively.

On the effective date of the Domestication, the outstanding units of Cazador automatically separated into the underlying Cazador Ordinary Shares and Cazador warrants. As a result, the Cazador units are no longer listed on The NASDAQ Capital Market.

Item 3.03 Material Modification to Rights of Security Holders.

Effective October 2, 2012, the Company changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “Domestication”). The Company discontinued its existence as a Cayman Island exempted company as provided under Article 206 of the Companies Law (2011 Revision) of the Cayman Islands and, pursuant to Section 388 of the DGCL, continued its existence under the DGCL as a corporation incorporated in the State of Delaware.

In connection with the Domestication, each currently issued and outstanding ordinary share of Cazador (“Cazador Ordinary Shares”) automatically converted by operation of law, on a one-for-one basis, into shares of the Company’s Common Stock. Consequently, each holder of an outstanding Cazador Ordinary Shares immediately prior to the Domestication now holds a share of the Company’s Common Stock.

27

Similarly, upon effectiveness of the Domestication, outstanding options, warrants and other rights to acquire Cazador Ordinary Shares automatically converted to become options, warrants or rights to acquire the corresponding shares of the Company’s Common Stock. No other changes were made to the terms of any outstanding options, warrants and other rights to acquire Cazador Ordinary Shares as a result of the domestication.

It is not necessary for stockholders to exchange their existing Cazador Ordinary Share certificates for new stock certificates of the Company’s Common Stock. Until surrendered and exchanged, each certificate evidencing Cazador Ordinary Shares will be deemed for all purposes of the Company to evidence the identical number of shares of the Company’s Common Stock. Holders of uncertificated Cazador Ordinary Shares immediately prior to the Domestication continued as holders of uncertificated shares of the Company’s Common Stock upon effectiveness of the Domestication.

The rights of holders of the Company’s Common Stock are now governed by the Company Charter, its Amended and Restated Bylaws (the “Company Bylaws”) and the DGCL. If you are a U.S. holder of the Company’s Common Stock or warrants, you may be subject to U.S. federal income tax as a result of the Domestication unless you make a timely election on your filing with the Internal Revenue Service. In addition, if you are a non-U.S. holder of the Company’s Common Stock or warrants, you may become subject to withholding tax on any dividends paid on such Common Stock subsequent to the effectiveness of the Domestication.

The sections of the Final Prospectus entitled “Description of NEI Securities,” “The Business Combination - The Cazador Domestication,” “Comparison of Shareholder Rights,” and “Material U.S. Federal Income Tax Consequences – Material U.S. Federal Income Tax Consequences of the Cazador Domestication” are incorporated herein by reference. The Company Charter and the Company Bylaws are filed as Exhibits 3.2 and 3.3 to this Current Report on 8-K, respectively, and are hereby incorporated by reference into this Item 3.03. The description of the Company Charter and the Company Bylaws referenced above is a summary and does not purport to be a complete description of those documents and is qualified in its entirety by reference to the copies of those documents filed as exhibits hereto.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Merger, the former shareholders of Net Element own approximately 94.8% of the outstanding Company’s Common Stock (or approximately 75.8% of the outstanding Company’s Common Stock (calculated on a fully diluted basis)) and the former holders of Cazador Ordinary Shares own approximately 5.2% of the outstanding Company’s Common Stock (or approximately 24.2% of the outstanding Company’s Common Stock (calculated on a fully diluted basis)).

The information set forth in 2.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing, each of Carlos Valle, Shai Novik and Facundo Bacardí resigned as directors of Cazador. The Company made a payment of $100,000 to Mr. Novik in connection with his resignation.

The information set forth in Item 2.01 above and the section of the Final Prospectus entitled “Post-Merger NEI Executive Officers and Directors” is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 2, 2012, the Company filed with the Delaware Secretary of State a Certificate of Domestication and the Company Charter, copies of which are filed hereto as Exhibits 3.1 and 3.2 respectively and incorporated herein by reference. Additionally, upon the Closing of the Merger, the Company adopted the Company Bylaws, a copy of which is filed hereto as Exhibit 3.3 and incorporated herein by reference.

The information included in Item 3.03 above and the section of the Final Prospectus entitled “Comparison of Shareholder Rights” are incorporated herein by reference.

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Item 5.06 Change in Shell Company Status.

The information set forth in Item 2.01 above is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 2, 2012, Cazador held a special meeting of its stockholders at which Cazador’s shareholders voted on (i) the approval and adoption of the Merger Agreement, (ii) the approval of the Domestication, and (iii) if either the Merger Agreement or the Domestication were not approved, then the adjournment of the special meeting. The final voting results were as follows:

Approval of Merger Agreement

	For	Against	Abstain/Withhold	Broker Non- Votes
Number of votes	5,047,291	386,127	500	0

Percentage of shares outstanding and entitled to vote	87.8%	6.7%	*

* Less than 1%.

Shares Electing to Exercise Redemption Rights – 2,060,895 (or 44.8% of the public ordinary shares of Cazador Acquisition Corporation Ltd.)

Approval of the Domestication

	For	Against	Abstain/Withhold	Broker Non- Votes
Number of votes	4,944,291	377,127	112,500	0

Percentage of shares outstanding and entitled to vote	86.0%	6.6%	2.0%

* Less than 1%.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The following unaudited financial statements of Net Element included herewith beginning on page F-1 of this Amendment are incorporated herein by reference:

Net Element, Inc. Unaudited Condensed Consolidated Balance Sheets as of September 30, 2012 and December 31, 2011

Net Element, Inc. Unaudited Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2012 and 2011

Net Element, Inc. Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2012 and 2011

Net Element, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

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The following audited financial statements of Net Element are incorporated herein by reference to such statements contained in the Final Prospectus:

Report of Independent Registered Public Accounting Firm dated March 30, 2012

Consolidated Balance Sheets at December 31, 2011 and 2010

Consolidated Statements of Operations for the twelve and nine months ended December 31, 2011 and December 31, 2010, respectively

Consolidated Statement of Changes in Stockholders’ Deficiency in Assets for the year ended December 31, 2011 and the nine months ended December 31, 2010

Consolidated Statements of Cash Flows for the year ended December 31, 2011 and the nine months ended December 31, 2010

Notes to Consolidated Financial Statements

(b) Pro Forma Financial Information.

The following pro forma consolidated financial statements included herewith beginning on page F-27 of this Amendment are incorporated herein by reference:

Unaudited Pro Forma Consolidated Combined Balance Sheets as of September 30, 2012

Unaudited Pro Forma Consolidated Combined Statements of Operations for the Nine Months Ended September 30, 2012

Unaudited Pro Forma Consolidated Combined Statements of Operations for the Year Ended December 31, 2011

Notes to the Unaudited Pro Forma Consolidated Combined Financial Statements

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 12, 2012, by and between Cazador Acquisition Corporation Ltd. and Net Element, Inc. (incorporated by reference from Exhibit 2.1 to the Form 8-K filed by the Company on June 12, 2012)

3.1	Certificate of Corporate Domestication of Cazador, filed with the Secretary of State of the State of Delaware on October 2, 2012 (incorporated by reference from Exhibit 3.1 to the Form 8-K filed by the Company on October 5, 2012)

3.2	Amended and Restated Certificate of Incorporation of Net Element International, Inc., a Delaware corporation, filed with the Secretary of State of the State of Delaware on October 2, 2012 (incorporated by reference from Exhibit 3.2 to the Form 8-K filed by the Company on October 5, 2012)

3.3	Amended and Restated Bylaws of Net Element International, Inc., a Delaware corporation (incorporated by reference from Exhibit 3.3 to the Form 8-K filed by the Company on October 5, 2012)

3.4	Certificate of Merger, filed with the Secretary of State of the State of Delaware on October 2, 2012 (incorporated by reference from Exhibit 3.4 to the Form 8-K filed by the Company on October 5, 2012)

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4.1	Specimen Common Stock Certificate of Net Element International, Inc. (incorporated by reference from Exhibit 4.2 to the Form S-4 filed by the Company on August 31, 2012)

4.2	Warrant Certificate of Cazador Acquisition Corporation Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1 (SEC File No. 333-169231) filed with the SEC on September 3, 2010)

4.3	Registration Rights Agreement by and between Cazador Acquisition Corporation Ltd., Cazador Sub Holdings Ltd. and Others (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

4.4	Warrant Agreement by and between Cazador Acquisition Corporation Ltd. and Continental Stock Transfer & Trust Company (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

10.1	Letter Agreement among Cazador Acquisition Corporation Ltd., Arco Capital Management LLC, and Cazador Sub Holdings Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

10.2	Letter Agreement among Cazador Acquisition Corporation Ltd. and Each of the Directors and Executive Officers of Cazador Acquisition Corporation Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

10.3	Form of Subscription Agreement between Cazador Acquisition Corporation Ltd. and Cazador Sub Holdings Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1 (SEC File No. 333-169231) filed with the SEC on September 3, 2010)

10.4	Warrant Subscription Agreement between Cazador Acquisition Corporation Ltd. and Cazador Sub Holdings Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

10.5	Investment Management Trust Agreement between Cazador Acquisition Corporation Ltd. and Continental Stock Transfer & Trust Company (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

10.6	Indemnification Agreement for Cazador Acquisition Corporation Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1 (SEC File No. 333-169231) filed with the SEC on September 3, 2010)

10.7	Form of Security Escrow Agreement by and among Cazador Acquisition Corporation Ltd., Cazador Sub Holdings Ltd., and Continental Stock Transfer & Trust Company (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

10.8	Repurchase Agreement between Cazador Acquisition Corporation Ltd. and Cazador Sub Holdings Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

10.9	Memorandum of Understanding by and between Cazador Acquisition Corporation Ltd. and Cazador Sub-Holdings Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 29, 2012)

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10.10	Lease Agreement, dated October 8, 2010, between Net Element, Inc. and 1450 South Miami, LLC (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on March 1, 2012)

10.11	Amendment, dated November 16, 2011, between Net Element, Inc. and 1450 South Miami, LLC (incorporated by reference to Exhibit 10.2 to Net Element’s Current Report on Form 8-K filed with the SEC on March 1, 2012)

10.12	Technology Transfer and License Agreement dated December 14, 2010 between Netlab Systems, LLC and Openfilm, LLC (incorporated by reference to Exhibit 10.28 to Net Element’s Current Report on Form 8-K filed with the SEC on December 15, 2010)

10.13	Consulting Agreement dated October 12, 2009 between Openfilm, LLC and James Caan, as amended by the letter agreement dated October 12, 2009 signed by Mike Zoi and the letter agreement dated September 28, 2010 among Enerfund, LLC, Dmitry Kozko, James Caan and Mike Zoi (incorporated by reference to Exhibit 4.2 to Net Element’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 30, 2012)

10.14	Employment Agreement effective as of November 1, 2010 between Music1, LLC and Stephen Strother (incorporated by reference to Exhibit 10.31 to Net Element’s amended Transition Report on Form 10-KT/A filed with the SEC on February 3, 2011)

10.15	Membership Interest Purchase Agreement (Motorsport) dated as of February 1, 2011 between Enerfund, LLC and the Company (incorporated by reference to Exhibit 10.29 to the Company’s Transition Report on Form 10-KT/A filed with the SEC on February 3, 2011)

10.16	Amendment dated as of January 10, 2012 among Motorsport, LLC, Tom Haapanen, Jack Durbin, Nancy Schilke and Eric Gilbert (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2012)

10.17	License Agreement entered into February 1, 2011 between Music1, LLC and Stephen Strother (incorporated by reference to Exhibit 10.32 to Net Element’s amended Transition Report on Form 10-KT/A for the period from April 1, 2010 to December 31, 2010, filed with the SEC on February 3, 2011)

10.18	Loan Agreement dated as of December 10, 2010 between Enerfund, LLC and Openfilm, LLC (incorporated by reference to Exhibit 10.33 to Net Element’s amended Transition Report on Form 10-KT/A for the period from April 1, 2010 to December 31, 2010, filed with the SEC on February 3, 2011)

10.19	Offer Letter dated February 13, 2011 between Net Element, Inc. and Richard Lappenbusch (incorporated by reference to Exhibit 10.37 to Net Element’s Current Report on Form 8-K filed with the SEC on February 22, 2011)

10.20	Letter Agreement dated June 6, 2012 between Net Element, Inc. and Richard Lappenbusch, amending and restating the Offer Letter dated February 13, 2011 between Net Element, Inc. and Richard Lappenbusch (incorporated by reference to Exhibit 10.2 to Net Element’s Current Report on Form 8-K filed with the SEC on June 11, 2012)

10.21	Convertible Promissory Note and Loan Agreement dated May 16, 2011 between Enerfund, LLC and Net Element, Inc. (incorporated by reference to Exhibit 10.37 to Net Element’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed with the SEC on May 16, 2011)

32

10.22	Convertible Promissory Note and Loan Agreement dated October 24, 2011 between Enerfund, LLC and Net Element, Inc. (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on October 27, 2011)

10.23	Amended and Restated Guru Joint Venture Agreement dated as of December 31, 2011 between Net Element, Inc. and Curtis Wolfe (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on April 30, 2012)

10.24	Limited Liability Company Operating Agreement of LegalGuru LLC dated effective as of March 31, 2011 among LegalGuru LLC, Net Element, Inc. and Lobos Advisors, LLC (incorporated by reference to Exhibit 10.2 to Net Element’s Current Report on Form 8-K filed with the SEC on April 30, 2012)

10.25	Advisor Agreement, effective as of July 19, 2011, between Motorsport.com, Inc. and Emerson Fittipaldi (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on July 25, 2011)

10.26	Joint Venture Agreement, dated April 6, 2012, between Net Element, Inc. and Igor Yakovlevich Krutoy (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on April 12, 2012)

10.27	Promissory Note and Loan Agreement dated May 14, 2012 between Enerfund, LLC and Net Element, Inc. (incorporated by reference to Exhibit 10.10 to Net Element’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the SEC on May 15, 2012)

10.28	Loan Agreement dated June 26, 2012 between Green Venture Group, LLC and OOO Net Element Russia (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on July 2, 2012)

10.29	Loan Agreement dated July 4, 2012 between OOO Sat-Moscow and OOO Net Element Russia (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on July 10, 2012)

10.30	Credit Agreement dated August 17, 2012 between Alpha-Bank and OOO TOT Money (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on August 23, 2012)

10.31	Agreement of Property Rights Pledge dated August 17, 2012 between Alpha-Bank and OOO TOT Money (incorporated by reference to Exhibit 10.2 to Net Element’s Current Report on Form 8-K filed with the SEC on August 23, 2012)

10.32	General Agreement No. TR-0672 on General Conditions of Financing against Assignment of Monetary Claim (Factoring) within Russia, dated September 19, 2012, between Alpha-Bank and OOO TOT Money (including related supplementary agreements) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2012)

10.33*	Agreement on transfer of rights and obligations dated July 1, 2012 among Mobile Telesystems OJSC, OOO RM-Invest and OOO TOT Money, with respect to Contract No. D0811373, dated July 1, 2008, between Mobile Telesystems OJSC and OOO RM-Invest (Net Element International, Inc. is requesting confidential treatment of certain information which has been omitted from this Agreement. The omitted information has been separately filed with the SEC.)

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10.34*	Contract No. D0811373, dated July 1, 2008, between Mobile Telesystems OJSC and OOO RM-Invest (including material supplementary agreements related thereto) (Net Element International, Inc. is requesting confidential treatment of certain information which has been omitted from Contract No. D0811373 and certain of the material supplementary agreements related thereto. The omitted information has been separately filed with the SEC.)

10.35*	Contract No. CPA-86, dated September 1, 2012, between OJSC Megafon and OOO TOT Money (Net Element International, Inc. is requesting confidential treatment of certain information which has been omitted from Contract No. CPA-86. The omitted information has been separately filed with the SEC.)

10.36*	Contract No. 0382, dated September 20, 2012, between OJSC VimpelCom and OOO TOT Money (including Supplementary Agreement No. 1 thereto) (Net Element International, Inc. is requesting confidential treatment of certain information which has been omitted from Contract No. 0382 and Supplementary Agreement No. 1 thereto. The omitted information has been separately filed with the SEC.)

23.1*	Consent of Daszkal Bolton LLP, independent accountants for Net Element, Inc. dated November 19, 2012

99.1	Press Release dated October 2, 2012 (incorporated by reference from Exhibit 99.1 to the Form 8-K filed by the Company on October 5, 2012)

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET ELEMENT INTERNATIONAL, INC.

Date: November 19, 2012	By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

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F-1

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2012	December 31, 2011
ASSETS
Current assets
Cash	$2,703,572	$83,173
Restricted cash	1,763,386	-
Accounts receivable	8,826,561	6,285
Notes receivable, related party	10,218,888	-
Prepaid expenses and other assets	478,803	266,583
Total current assets	23,991,210	356,041

Fixed assets
Furniture and equipment	310,723	205,886
Computers	300,292	212,019
Leasehold improvements	19,955	19,955
Less: accumulated depreciation	(319,084)	(208,858)
Total fixed assets (net)	311,886	229,002

Other Assets
Capitalized website development and intangible assets (net)	632,508	608,823
Goodwill	422,223	422,223
Deposits	45,795	52,129
Deferred Taxes	65,957	-
Total other assets	1,166,483	1,083,175

Total assets	$25,469,579	$1,668,218

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$9,489,561	$238,955
Note payable (current portion)	4,210,416	-
Due to related parties (current portion)	12,758,435	1,768,637
Accrued expenses	1,266,098	884,499
Total current liabilities	27,724,510	2,892,091

Long term liabilities
Note payable (non-current portion)	164,747	-
Due to related parties (non-current portion)	3,600,000	3,999,751
Total long term liabilities	3,764,747	3,999,751

Total liabilities	31,489,257	6,891,842

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
Preferred stock ($.001 par value, 100,000,000 shares authorized and no shares issued and outstanding)	-	-
Common stock ($.001 par value, 2,500,000,000 shares authorized and 772,576,023 and 742,341,113 shares issued and outstanding)	772,506	742,339
Treasury stock, at cost; 6,250,000 shares	(2,641,640)	(2,641,640)
Paid in capital	54,246,789	48,458,205
Deferred compensation	(383,994)	(385,912)
Accumulated other comprehensive loss	(1,944)	(124)
Accumulated deficit	(57,620,045)	(51,274,033)
Noncontrolling interest	(391,350)	(122,459)
Total stockholders' deficit	(6,019,678)	(5,223,624)
Total liabilities and stockholders' deficit	$25,469,579	$1,668,218

See accompanying notes to unaudited condensed consolidated financial statements.

F-2

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011

Net Revenues	$191,400	$39,784	$304,028	$143,988

Operating Expenses
Cost of revenues	90,860	109,135	291,599	481,325
Business development	13,508	69,736	477,453	174,750
General and administrative	2,136,808	1,194,357	5,527,898	22,820,211
Product development	136,924	44,121	174,130	90,706
Depreciation and amortization	131,933	176,751	323,619	241,630
Total operating expenses	2,510,033	1,594,100	6,794,699	23,808,622
Loss from operations	(2,318,633)	(1,554,316)	(6,490,671)	(23,664,634)

Non-operating expense
Interest income / (expense)	388,407	(48,456)	244,006	(105,749)
Other income / (expense)	17,524	-	(393,701)	(45,942)
Loss before income tax provision	(1,912,702)	(1,602,772)	(6,640,366)	(23,816,325)
Income tax provision	(37,048)	-	(37,048)	-
Net Loss from operations	(1,949,750)	(1,602,772)	(6,677,414)	(23,816,325)
Net loss attributable to the noncontrolling interest	135,446	110,948	331,400	281,191
Net loss	(1,814,304)	(1,491,824)	(6,346,014)	(23,535,134)

Other comprehensive income
Foreign currency translation gain / (loss)	7,057	187	(1,819)	187
Comprehensive loss	$(1,807,247)	$(1,491,637)	$(6,347,833)	$(23,534,947)

Net loss per share - basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.03)

Weighted average number of common shares outstanding - basic and diluted	772,575,167	740,397,800	763,330,793	737,682,541

See accompanying notes to unaudited condensed consolidated financial statements.

F-3

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2012	September 30, 2011
Cash flows from operating activities:
Net loss	$(6,346,014)	$(23,535,134)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss attributable to Investment in Subsidiary	393,701	45,941
Decrease in noncontrolling interests	(331,154)	(281,188)
Loan discount interest expense	8,050	13,654
Depreciation and amortization	323,619	241,627
Non-cash compensation	1,238,311	19,453,612
Issuance of shares for service	-	1,800

Changes in assets and liabilities, net of acquistions and the effect of consolidation of equity affiliates:
Prepaid expenses and other assets	(252,129)	(84,808)
Deposits	6,334	3,145
Account receivable	(8,820,276)	10,842
Deferred Tax Assets	(65,957)	-
Due from related parties	-	(5,346,060)
Due to related parties	143,838	5,342,321
Accounts payable	9,250,852	291,387
Accrued expenses	381,599	74,292
Total adjustments	2,276,542	19,766,565
Net cash used in operating activities	(4,069,472)	(3,768,569)

Cash flows from investing activities
Deconsolidation of Korlea-TOT subsidiary	-	(83,361)
Note receivable, related party	(10,218,888)	-
Cash acquired in acquisition of subsidiary	-	8,838
Cash deposited in escrow account	(1,763,386)	-
Capitalized web development and patent costs	(237,079)	(491,417)
Purchase of fixed assets	(193,106)	(184,436)
Net cash used in investing activities	(12,412,459)	(750,376)

Cash flows from financing activities:
Contributed capital from non-controlling equity investors	4,168,720	100,000
Repayments of note payable	(75,000)	(314,733)
Advance on note payable	4,164,470	-
Advances on related party notes	10,845,959	2,710,880
Net cash provided by financing activities	19,104,149	2,496,147

Effect of exchange rate changes on cash	(1,819)	187
Net increase (decrease) in cash	2,620,399	(2,022,611)

Cash at beginning of period	83,173	2,500,253
Cash at end of period	$2,703,572	$477,642

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
Interest	$4,861	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-4

NET ELEMENT, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation

Net Element, Inc., formerly TOT Energy, Inc., was organized on February 6, 2004 under the laws of the State of Delaware under the name Splinex Technology, Inc., which was a wholly-owned subsidiary of Splinex, LLC, a Florida limited liability company that is currently known as TGR Capital, LLC (a company indirectly wholly-owned by our former Chairman and Chief Executive Officer, Mike Zoi). In these Notes to Unaudited Condensed Consolidated Financial Statements, the terms “we,” “us,” “our,” or the “Company” refer to Net Element Inc. prior to October 2, 2012 and Net Element International Inc. on or after October 2, 2012. On January 18, 2005, the Company merged with a subsidiary of Ener1, Inc., a public reporting company. Pursuant to that merger, the Company issued 5,000,000 shares of its common stock to Ener1, Inc., which then distributed those shares as a dividend to its shareholders. That distribution was registered with the Securities and Exchange Commission (the “SEC”), which resulted in the Company becoming a public reporting company.

Since April 1, 2010, we have pursued a strategy to develop and acquire technology and applications for use in the online media industry. During September 2010, we changed our name to Net Element, Inc. in furtherance of our shift in business focus. As part of our strategy to develop an online media company, on December 14, 2010, we acquired Openfilm, LLC, a Florida limited liability company that is engaged in the development of technology and operation of a website that supports the advancement of independent film on the Internet. Additionally, on February 1, 2011, we acquired Motorsport, LLC, a Florida limited liability company that now holds 100% (initial purchase was for an 80% interest and we subsequently bought out the remaining minority position) of the outstanding common stock of Motorsport.com, Inc., a Florida corporation engaged in the operation of a news and information website relating to the international motorsport industry, and Music1, LLC, a Florida limited liability company that owns 97% of the membership interests in A&R Music Live, LLC, a Georgia limited liability company that owns and operates two websites that provide an online social community and marketplace for musicians, songwriters, producers and record companies and an opportunity to showcase artist talents. As a result of these acquisitions, we now operate several online media websites in the film, auto racing and emerging music talent markets.

On June 12, 2012, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cazador Acquisition Corporation Ltd., a Cayman Islands limited corporation (“Cazador”). On October 2, 2012, we completed our merger (the “Merger”) with Cazador and consummated the various transactions contemplated by the Merger Agreement. Immediately prior to the effectiveness of the Merger, Cazador changed its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. Effective upon consummation of the Merger, (i) the Company was merged with and into Cazador, resulting in the Company ceasing to exist and Cazador continuing as the surviving company in the Merger (the “Surviving Company”), and (ii) Cazador changed its name to Net Element International, Inc. Pursuant to the terms of the Merger Agreement, upon completion of the Merger, each share of then-issued and outstanding common stock of Net Element was automatically cancelled and converted into the right to receive one-fortieth (1/40) of a share of the Company’s Common Stock. The Merger is intended to qualify as a tax-free reorganization. Cazador was incorporated on April 2, 2010 for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses or assets. Upon consummation of the Merger, the common stock, par value $0.0001 per share, of the Surviving Company was listed on The NASDAQ Capital Market under the symbol “NETE.” See also Note 16.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the SEC for reporting on Form 10-Q.  Accordingly, certain information and footnotes required for complete financial statements are not included herein.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the results for the interim periods presented have been included.  These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company’s financial statements for the three and nine months ended September 30, 2012.  Operating results for the three and nine months ended September 30, 2012 are not necessarily indicative of the results that may be reported for any particular quarterly period or the year ending December 31, 2012.  It is recommended that the accompanying unaudited condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC.

F-5

Basis of Consolidation

The unaudited condensed consolidated financial statements include the accounts of Net Element, Inc., the accounts of our wholly-owned subsidiaries, Openfilm, LLC and its wholly-owned subsidiaries Openfilm, Inc., Openfilm Studios, LLC and Zivos, LLC (Ukraine), the accounts of our wholly-owned subsidiary Netlab Systems, LLC, its wholly-owned subsidiary Tech Solutions LTD (formerly known as Netlab Systems, LTD) (Cayman Islands) and the accounts of its representative offices in Russia and Ukraine, the accounts of our wholly-owned subsidiary NetLab Systems IP, LLC, the accounts of our 70%-owned subsidiary LegalGuru LLC, the accounts of our 75%-owned subsidiary Yapik LLC, the accounts of our 85%-owned subsidiary Splinex, LLC and its wholly-owned subsidiary IT Solutions LTD (formerly known as Splinex LTD)(Cayman Islands) and the accounts of its representative office in Russia, the accounts of our wholly-owned subsidiary Music1, LLC and its 97%-owned subsidiary A&R Music Live, LLC, the accounts of our wholly-owned subsidiary Motorsport, LLC and its wholly-owned subsidiary Motorsport.com, Inc. (the Company acquired the remaining 20% interest not owned in Motorsport.com, Inc. on January 10, 2012) and the accounts of our wholly-owned subsidiary OOO Net Element Russia and its wholly-owned subsidiaries OOO TOT Money and OOO TOT Group and 67%-owned subsidiary OOO Music1.  All material intercompany accounts and transactions have been eliminated in this consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the balance sheet date and the reported amounts of expenses for the period presented. Actual results could differ from those estimates.

Cash

We maintain our U.S. Dollar-denominated cash in several non-interest bearing bank deposit accounts.  All non-interest bearing transaction accounts are fully insured, regardless of the balance in the account, at all FDIC insured institutions.  As such, our bank balances did not exceed FDIC limits at September 30, 2012 and December 31, 2011.

We maintain bank accounts in Russia, Ukraine and Cayman Islands associated with our offshore engineering offices. The following details the balances and countries where we maintain foreign bank balances that are not FDIC insured.

Location	Country	US Dollar Equivalent Balance at 09/30/12	US Dollar Equivalent Balance at 12/31/11
OOO Net Element Russia	Russia	$37,709	$-
Netlab Systems, LLC Russian Representative Office	Russia	$1,492	$4,516
OOO TOT Money	Russia	$4,170,984	$-
OOO Music1	Russia	$26,083	$-
Netlab Systems, LLC Ukrainian Representative Office	Ukraine	$2,414	$4,178
Zivos, LLC (account closed June 27, 2012)	Ukraine	$-	$69
Tech Solutions, LTD (fka Netlab Systems, LTD)	Cayman Islands	$1,659	$971

Fixed Assets

We depreciate our furniture, servers, data center software and equipment over a term of 5 years. Computers and client software are depreciated over terms between 2 and 5 years. Leasehold improvements are depreciated over the shorter of the economic life or terms of each lease. All of our assets are depreciated on a straight-line basis for financial statement purposes.

F-6

Intangible Assets

We capitalize our costs that are directly related to website development.  These costs include platform services, engineering, Internet hosting, Internet streaming, content delivery network fees and general and administrative expenses to directly support engineering services from the point of start to the point the application, service or website is publicly launched.

Website development costs include projects that are significant in terms of functional value added to the site, product or service.  A capitalized project would be closer to a full product launch than an incremental or point release update.  Costs for updates are expensed as incurred.  Capitalized costs are amortized to depreciation and amortization expense over twenty-four months on a straight-line basis. We also capitalize start-up projects from the point of start to the point the application, service or website is publicly launched.  Amortization is straight-line over twenty-four months and charged to depreciation and amortization.  Impairment is reviewed quarterly to ensure only viable active project costs are capitalized.

We also capitalize direct expenses associated with filing of patents and patent applications and amortize the capitalized intellectual property costs over five years beginning when the patent is approved.

Additionally, we capitalize the fair value of intangible assets acquired in business combinations. The Company performs valuations of assets acquired and liabilities assumed on each acquisition accounted for as a business combination and allocates the purchase price of each acquired business to its respective net tangible and intangible assets. Acquired intangible assets include: trade names, non-compete agreements, owned website names, customer relationships, technology, media content, and content publisher relationships.

Goodwill is recorded when the purchase price paid for an acquisition exceeds the estimated fair value of the net identified tangible and intangible assets acquired.  Goodwill and certain intangible assets are assessed for impairment using fair value measurement techniques. Specifically, goodwill impairment is determined using a two-step process. The first step of the goodwill impairment test is to identify potential impairment by comparing the fair value of the reporting unit with its net book value (or carrying amount), goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary.

If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit. The impairment test for other intangible assets consists of a comparison of the fair value of the intangible asset with its carrying value. If the carrying value of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Foreign Currency Transactions

We are subject to exchange rate risk in our foreign operations in Ukraine and Russia where we incur service fee revenues, product development, engineering website development, interest income and expense, general and administrative costs.   The Ukrainian and Russian engineering operations pay a majority of their operating expenses in their local currencies, exposing us to exchange rate risk.  Ukrainian salaries and consulting fees are negotiated and paid in U.S. dollars. The majority of Russian salaries are negotiated and paid in U.S. dollars.

We do not engage in any currency hedging activities.

F-7

Revenue Recognition

We recognize revenue when four basic criteria are met: persuasive evidence of a sales arrangement exists; performance of services has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. We consider persuasive evidence of a sales arrangement to be the receipt of a signed contract or insertion order. Collectability is assessed based on a number of factors, including transaction history with the customer and the credit worthiness of the customer. If it is determined that the collection is not reasonably assured, revenue is not recognized until collection becomes reasonably assured, which is generally upon receipt of cash. We record cash received in advance of revenue recognition as deferred revenue.

We periodically engage in transactions involving the exchange of certain advertising services for various goods and services from third parties (Barter transactions). These transactions are recorded at the estimated fair value of the goods or services received. Revenue from trade transactions is recognized when the related advertisements are broadcast.  Expense is recognized when services or merchandise received are used.

Our revenues for the three and nine months ended September 30, 2012 and 2011 were principally derived from the following fees and services:

Interest Income. Interest revenues are generated from lending arrangements made by our Russian subsidiary OOO TOT Money.

License Fees. License fees are generated from customers who utilize Launchpad to operate and manage on-line contests.

Service Fees. Service fees are generated primarily from OOO TOT Money’s payment processing and from A&R Music Live where aspiring artists pay industry professionals to review, critique and suggest improvements of music submitted on-line for review.

Advertising Revenue.   Advertising revenue is generated by performance-based Internet advertising, such as cost-per-click, or CPC, in which an advertiser pays only when a user clicks on its advertisement that is displayed on our owned and operated websites; fees generated by users viewing third-party website banners and text-link advertisements; fees generated by enabling customer leads or registrations for partners; and fees from referring users to, or from users making purchases on, sponsors’ websites. In determining whether an arrangement exists, we ensure that a binding arrangement is in place, such as a standard insertion order or a fully executed customer-specific agreement. Obligations pursuant to our advertising revenue arrangements typically include a minimum number of impressions or the satisfaction of the other performance criteria. Revenue from performance-based arrangements, including referral revenues, is recognized as the related performance criteria are met.

In certain cases, we record revenue based on available and preliminary information from third parties. Amounts collected on the related receivables may vary from reported information based upon third party refinement of estimated and reported amounts owing that occurs typically within 30 days of the period end.

Subscription Services and Social Media Services.  Subscription services revenue is generated through the sale of memberships to access content available on certain owned and operated websites and to be eligible to enter our contests. The majority of Openfilm’s memberships have a one month term and renew automatically at the end of each month, if not previously cancelled. Membership revenue is recognized as billed.

Net Loss Per Share

Basic net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares issuable upon exercise of common stock options or warrants. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

F-8

Fair Value of Financial Instruments

Our financial instruments consist mainly of cash deposits, short-term payables and related party payables. We believe that the carrying amounts of third-party financial instruments approximate fair value, due to their short-term maturities.

Impairment of Long-Lived Assets

We review our long-lived assets for impairment whenever events or changes indicate that the carrying amount of an asset or group of assets may not be recoverable. No impairment losses were recorded during the nine months ended September 30, 2012 and the twelve months ended December 31, 2011.

Uncertain Tax Positions

We review uncertain tax positions on an ongoing basis and related reserves are adjusted in light of changing facts and circumstances, including progress of tax audits, developments in case law, and expirations of statutes of limitations. On October 22, 2012, the IRS abated $53,000 in penalties (See Note 15).

NOTE 2. GOING CONCERN CONSIDERATIONS

Our condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. We had negative cash flows from continuing operating activities of $4,069,472 for the nine months ended September 30, 2012, and a working capital deficit of $3,733,300 and accumulated deficit of $57,620,045 at September 30, 2012.

The Company plans to increasingly generate most of its revenues from the mobile commerce payment processing platform from its subsidiary TOT Money. Failure to successfully develop that payment processing platform and maintain contracts with mobile phone carriers and content providers to use that platform, or failure to expand the Company’s base of advertisers or generate and maintain high quality content on its websites could harm the Company’s revenue prospects. The Company faces all of the risks inherent in a new business, including management’s potential underestimation of initial and ongoing costs, and potential delays and other problems in connection with developing its technologies, Internet websites and operations.

Management is continuing with its plan to further grow and expand the Company’s mobile commerce payment processing platform and leverage its existing entertainment and culture assets in emerging markets, particularly in Russia and surrounding countries. Management believes that its current operating strategy will provide the opportunity for us to continue as a going concern; however, there is no assurance this will occur. The accompanying condensed consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Our independent auditors’ report on our consolidated financial statements for the period ended December 31, 2011 contains an explanatory paragraph about our ability to continue as a going concern. Management believes that its current operating strategy, as described herein, provides the opportunity for the Company to continue as a going concern; however, there is no assurance this will occur.

NOTE 3. RESTRICTED CASH

Restricted cash of $1,763,386 and $0 as of September 30, 2012 and 2011 respectively consists of cash deposited by the Company in a segregated bank account pursuant to the Alfa Bank Credit Facility Agreement.

NOTE 4. SEGMENT INFORMATION

At September 30, 2011, our sole reportable business segment was our online businesses in music, film, motorsport and professional marketing services.

F-9

In June 2012, Net Element formed its indirect wholly-owned subsidiary OOO TOT Money (a Russian limited liability company) to adapt the existing revenue sharing platform used in Openfilm.com to a mobile commerce payment platform. TOT Money launched operations in Russia during the third quarter of 2012. TOT Money has entered into contracts with the three largest mobile phone operators in Russia, Mobile TeleSystems OJSC, MegaFon OJSC and OJSC VimpelCom, to facilitate payments using SMS (short message services, which is a text messaging service) and MMS (multimedia message services) for their mobile phone subscribers in Russia. TOT Money earns service fee revenues for payment processing. Net Element plans to increasingly generate most of its revenues from TOT Money’s mobile commerce payment platform.

On July 12, 2012, TOT Money entered into a loan agreement pursuant to which it agreed to loan RM Invest up to a maximum of 200 million Russian rubles. The interest rate on the loan agreement is 10% from the date of advance to the date of repayment. The maximum loan amount was increased to 300 million Russian rubles on August 16, 2012. As of September 30, 2012, the outstanding principal loan balance was 298.5 million rubles. The stated maturity date of the loan was October 31, 2012. Currently, the parties are in discussions to refinance the loan for at least another six months. The General Director of TOT Money is a 20% shareholder in RM Invest.

The following summary reflects the TOT Money business operations for the three months ended September 30, 2012:

Description	Amount
Service fee revenues	$155,562
Selling, general and admin. exp.	(122,389)
Intercompany interest expense	(159,350)
Interest income (net)	630,833
Income tax expense	(100,931)
Net Income	$403,724

The balance sheet for OOO TOT Money at September 30, 2012 was:

Assets
Current Assets
Cash and cash equivalents	$4,170,987
Accounts receivable	8,818,159
Note receivable	10,218,888
Total Assets	$23,208,034

Liabilities
Current Liabilities
Accounts payable	8,746,866
Other short term loans	4,135,416
Accrued expenses	108,135

Long Term Liabilities
Intercompany notes payable	9,804,717
Total Liabilities	22,795,134

Stockholders Equity
Common stock	321
Retained earnings	412,579
Total Stockholders’ Equity	412,900

Total Liabilities and Equity	$23,208,034

NOTE 5. ACQUISITIONS OF MOTORSPORT, LLC AND MUSIC1, LLC

On February 1, 2011, we entered into a purchase agreement with Enerfund, LLC, a company controlled by Mike Zoi, to purchase all of the issued and outstanding interests in Motorsport, LLC, a Florida limited liability company that held 80% of the outstanding common stock of Motorsport.com, Inc., a Florida corporation engaged in the operation of a news and information website relating to the international motorsport industry. Motorsport, LLC purchased its 80% interest in Motorsport.com, Inc. on December 17, 2010. We paid Enerfund an aggregate of $130,000 (exclusive of a $20,000 contingent payment relating to the purchase of certain domain names) and agreed to take over responsibility for the obligations of Motorsport, LLC contained in the Stock Purchase Agreement dated December 17, 2010 pursuant to which Motorsport, LLC acquired its 80% interest in Motorsport.com, Inc., which obligations included, among other things, the aggregate payment to the original stockholders of Motorsport.com, Inc. of an additional $450,000 payable in four quarterly installments, without interest, commencing on December 1, 2013. The domain names and related registrations were not purchased, as required, by June 16, 2011; hence the contingent amount ($20,000) will not be paid. The original sellers have a security interest in the domain names of Motorsport.com, Inc. as collateral for payment of the additional purchase price.

F-10

On January 10, 2012, the terms of the December 17, 2010 Stock Purchase Agreement were amended, reducing the $450,000 payment to $300,000, payable in four annual cash installments of $75,000 commencing January 10, 2012, plus the issuance of 1,333,333 shares of the Company’s common stock on January 10, 2012. In addition, on January 10, 2012, Motorsport exercised its option to acquire the remaining 20% interest in Motorsport.com, Inc. held by the original stockholders for the issuance to the sellers of an aggregate of 3,333,333 shares of the Company’s common stock. The Company recognized a loss of $411,225 for this transaction which was recorded in other expense for the three months ended March 31, 2012.

The net assets of Motorsport, LLC were recorded at book basis (“carryover historical cost”) as the transaction was accounted for as a merger of entities under common control. The following table provides summary balance sheet information of Motorsport, LLC as of the date of acquisition (February 1, 2011):

Cash	$-
Accounts receivable	6,179
Property & equipment	509
Other assets	651,716
Accounts Payable & Accrued Expenses	(7,224)
Notes Payable	(590,565)
Net assets	$60,615

If we had acquired Motorsport, LLC on January 1, 2011, the results of operations of the Company would have changed by the following amounts (Motorsport, LLC results for January, 2011):

Sales	$3,994
Gross Profit	(8,625)
Total operating expenses	24,124
Net loss from continuing operations	(32,749)
Net loss attributable to non-controlling interest	5,839
Net loss	$(26,910)

On January 31, 2011, Motorsport, LLC entered into a loan agreement with Enerfund, LLC (a company controlled by Mike Zoi) in the principal amount of $184,592. The annual interest rate was 5% payable annually on December 31. The loan was scheduled to mature on the third anniversary of each funding under the loan agreement, which fundings occurred from October 2010 through January 2011, with accrued interest due at that time.  On February 24, 2011, this loan was repaid with accrued interest for an aggregate amount of $186,808.

Also on February 1, 2011, we acquired Music1, LLC, a Florida limited liability company, from Enerfund, LLC (a company controlled by Mike Zoi), for an aggregate purchase price of $15,000. Music1, LLC owns 97% of the membership interests in A&R Music Live, LLC, a Georgia limited liability company that operates a website that provides a musical artist discovery service. Music1, LLC purchased its interest in A&R Music Live, LLC from Stephen Strother, the Founder and President of Music1, on November 8, 2010. The remaining 3% of the membership interests in A&R Music Live, LLC is owned by Stephen Strother. We were required to invest at least $500,000 in Music1 by December 31, 2012, which requirement was met during the fourth quarter of 2011. Additionally, Mr. Strother has granted a royalty free license to Music1 to use certain technology owned by him for the term of his employment agreement.

F-11

The net assets of Music1, LLC have been recorded at book basis (“carryover historical cost”) as the transaction was accounted for as a merger of entities under common control. The following table provides summary balance sheet information for Music1, LLC as of the date of acquisition (February 1, 2011).

Cash	$8,838
Accounts receivable	117
Other assets	11,294
Accounts Payable	(11,935)
Notes Payable	(130,993)
Net deficiency in assets	$(122,679)

If we had purchased Music1, LLC on January 1, 2011, the results of operations for the Company would have changed by the following amounts (Music1, LLC results for January, 2011):

Sales	$4,941
Gross Profit	225
Total operating expenses	(38,219)
Net loss from continuing operations	(37,994)
Net loss attributable to non-controlling interest	841
Net loss	$(37,153)

On January 31, 2011, Music1, LLC entered into a loan agreement with Enerfund, LLC (a company controlled by Mike Zoi) in the principal amount of $128,890. The annual interest rate was 5% payable annually on December 31. The loan was scheduled to mature on the third anniversary of each funding under the loan agreement, which fundings occurred from October 2010 through January 2011, with accrued interest due at that time. On February 24, 2011, this loan was repaid with accrued interest for an aggregate of $131,827.

NOTE 6. JOINT VENTURES AND NEW WHOLLY OWNED SUBSIDIARIES

We formed a joint venture in the Czech Republic, Korlea-TOT Energy s.r.o., in July 2008 with Korlea Invest Holding AG of Switzerland (“Korlea”).  We invested $56,000 in exchange for our 51% of the share capital in the joint venture.  Korlea-TOT was expected to engage in marketing and trading of oil and natural gas in Eastern Europe.  To date, the joint venture has not engaged in any significant operating activity.  We deconsolidated Korlea-TOT as of January 1, 2011 and we have adjusted the investment to its net realizable value. We transferred our ownership interest in Korlea-TOT to Korlea on October 26, 2012 in exchange for a cash payment equal to 51% of the cash balance in the joint venture on the date of sale less certain costs to consummate the transaction (approximately $31,000). See Note 16.

On March 17, 2011, we formed a wholly-owned subsidiary, Splinex, LLC, a Florida limited liability company.  Splinex, LLC develops technology and web services for use in our products and services and certain other licensed applications focused in the areas of three dimensional (3D) imagery and video.  During 2011, Splinex issued 15% of its equity to certain of its employees and consultants as incentive and equity based compensation.

Effective as of March 29, 2011, we entered into a joint venture arrangement (the “LegalGuru JV Agreement”) with Curtis Wolfe in connection with the formation of LegalGuru LLC, a Florida limited liability company. The Company owns a 70% interest in LegalGuru LLC and Mr. Wolfe, who is a former director and Secretary of the Company and current Secretary of Net Element International, Inc. and Chief Executive Officer and Chairman of LegalGuru LLC, through Lobos Advisors, LLC (a company of which Mr. Wolfe is the President and managing member), owns a 30% interest in LegalGuru LLC.

On June 16, 2011, we entered into a Subscription Agreement with a related party that is employed by Yapik LLC, pursuant to which we sold a 15% ownership interest in our subsidiary Yapik LLC in exchange for a $100,000 investment in Yapik LLC, which was received on June 20, 2011.  The investor has an option, which is exercisable for 36 months, to convert the 15% ownership interest in Yapik LLC into 1,500,000 shares of common stock of the Company. This conversion right was exercised on October 2, 2012.

F-12

On April 24, 2012, we entered into an amended and restated joint venture agreement, dated as of December 31, 2011 (the “Amended Agreement”), with Curtis Wolfe regarding the Company’s subsidiary LegalGuru LLC. The Amended Agreement amends and restates the LegalGuru JV Agreement described above (the “Original Agreement”). The Amended Agreement requires the Company and Mr. Wolfe to invest up to an aggregate of $900,000 in LegalGuru LLC, with Mr. Wolfe investing up to an aggregate of $100,000 and the Company investing up to an aggregate of $800,000. As noted above, the Original Agreement required the Company and Mr. Wolfe to invest up to an aggregate of $1,000,000 in LegalGuru LLC, with Mr. Wolfe investing up to an aggregate of $200,000 and the Company investing up to an aggregate of $800,000. In connection with the $100,000 reduction in the amount required to be invested in LegalGuru LLC by Mr. Wolfe, Mr. Wolfe agreed to maintain his current salary until LegalGuru LLC generates at least $500,000 in revenue. Mr. Wolfe has the right, for 36 months from March 29, 2011, to convert his interest in LegalGuru LLC into 3,000,000 shares of our common stock.

In June 2012, Net Element formed its indirect wholly-owned subsidiary OOO TOT Money (a Russian limited liability company) to adapt the existing revenue sharing platform used in Openfilm.com to a mobile commerce payment platform. Net Element plans to increasingly generate most of its revenues from the mobile commerce payment platform being developed by TOT Money. TOT Money launched operations in Russia during the third quarter of 2012, using its mobile commerce payment platform to facilitate payments using SMS (short message services, which is a text messaging service).

NOTE 7.  GOODWILL AND INTANGIBLE ASSETS

We capitalize certain costs for website development projects.  Specifically, we capitalize projects that are significant in terms of functional value added to the site.  A capitalized project would be closer to a full product launch than an incremental or point release update.  Costs for updates are expensed as incurred.  Capitalized costs are amortized to depreciation and amortization expense over twenty-four months on a straight-line basis. We also capitalize start-up projects from the point of start to the point the application, service or website is publicly launched.  Amortization is straight-line over twenty-four months and charged to depreciation and amortization.  Impairment is reviewed quarterly to ensure only viable active project costs are capitalized.

Capitalized website development costs are included in other assets. For the three months ended September 30, 2012, we amortized $71,103 to depreciation and amortization expense leaving a balance of $402,585 for capitalized website development.  For the three months ended September 30, 2012, we amortized $11,599 in patent and other intangible expenses, leaving a balance of $299,923 for capitalized patent costs and other intangible assets on that date. For the nine months ended September 30, 2012, we amortized $166,239 of capitalized website development to depreciation and amortization expense. Additionally, we amortized $44,355 of patent and other intangible assets to expense for the nine months ended September 30, 2012.

Additionally, on February 1, 2011, we acquired Motorsport, LLC and Music1, LLC from a related party (Enerfund) and we assumed the balance sheets of Motorsport, LLC and Music1, LLC with existing intangible assets as follows:

Intangible Asset	Motorsport, LLC	Music1, LLC
Content	$14,376	$4,791
Domain Name	95,833	6,503
Customer List	95,833	-
Goodwill	442,223	-
TOTALS	$648,265	$11,294

NOTE 8. FIXED ASSETS

Depreciation and amortization expense was $131,933 and $323,619, respectively, for the three and nine months ended September 30, 2012.

F-13

NOTE 9. ACCRUED EXPENSES

Accrued expenses represent expenses that are owed at the end of the period and have not been billed by the provider or are estimates of services provided.

At September 30, 2012 and December 31, 2011, accrued expenses consisted of the following:

	September 30, 2012	December 31, 2011
Accrued professional fees	$141,700	$122,500
Promotion Expense	50,000	50,000
Accrued interest	548,267	183,971
Accrued payroll	91,567	122,223
Deferred revenue	251,545	185,362
Other accrued expenses	183,019	220,443
	$1,266,098	$884,499

NOTE 10. NOTES PAYABLE

On December 14, 2010, the Company assumed a $1,667,762 loan to Openfilm from Enerfund, LLC when the Company purchased Openfilm on that date. The loan agreement is dated December 10, 2010 and was scheduled to mature two years from that date. The annual interest rate was 5% payable annually on December 31. The loan was repaid with interest on October 3, 2012 for an aggregate amount of $1,846,173.

On January 31, 2011, Motorsport, LLC entered into a loan agreement with Enerfund, LLC in the principal amount of $184,592. The annual interest rate was 5% payable annually on December 31. The loan was scheduled to mature on the third anniversary of each funding under the loan agreement, which fundings occurred from October 2010 through January 2011, with accrued interest due at that time.  On February 24, 2011, this loan was repaid with accrued interest for an aggregate amount of $186,808.

On January 31, 2011, Music1, LLC entered into a loan agreement with Enerfund, LLC in the principal amount of $128,890. The annual interest rate was 5% payable annually on December 31. The loan was scheduled to mature on the third anniversary of each funding under the loan agreement, which fundings occurred from October 2010 through January 2011, with accrued interest due at that time.  On February 24, 2011, this loan was repaid with accrued interest for an aggregate of $131,827.

On May 16, 2011, we entered into a three-year, unsecured convertible promissory note and loan agreement with Enerfund, LLC in the principal amount of $2,000,000, which was the balance outstanding at September 30, 2012. The annual interest rate was 5.0% and principal and interest was due on or before April 27, 2014.  Outstanding principal may be converted by Enerfund at any time into shares of common stock of the Company at a conversion price of $0.11 per share. On October 2, 2012, Enerfund exercised its conversion right and received 18,181,819 shares of common stock. In addition, the Company paid Enerfund $92,070 of accrued interest on October 3, 2012.

On October 24, 2011, we entered into a three-year, unsecured convertible promissory note and loan agreement with Enerfund, LLC in the principal amount of $1,600,000, which was the outstanding balance at September 30, 2012. The annual interest rate under the note was 5% and principal and interest was due on or before October 24, 2014.   Outstanding principal under the note may be converted by Enerfund, LLC at any time into shares of common stock of the Company at a conversion price of $0.11 per share.  Upon conversion of the note, the Company is required to issue to Enerfund, LLC a five-year warrant to purchase a number of shares of common stock of the Company equal to the number of shares issued upon such conversion with an exercise price of $0.11 per share. On October 2, 2012, Enerfund exercised its conversion right and received 14,545,455 shares of common stock plus a five-year warrant to purchase 14,545,455 shares of common stock of the Company with an exercise price of $0.11. Upon issuance, this warrant was immediately exercised in a cashless transaction resulting in the Company issuing Enerfund 8,145,455 shares of common stock. In addition, the Company paid Enerfund $73,656 of accrued interest on October 3, 2012.

At December 31, 2011, Enerfund had made advances to the Company for $100,785, which were recorded as due to related parties (current portion). Subsequent to December, Enerfund advanced additional monies to the Company. The Company repaid all advances to Enerfund ($905,317) on March 6, 2012 that were made between December 31, 2011 and March 6, 2012.

F-14

On January 10, 2012, the Company amended the Motorsport.com stock purchase agreement and note payable. See Note 12.

On May 14, 2012, the Company entered into a $500,000 principal amount Promissory Note and Loan Agreement with Enerfund, maturing November 1, 2012. The interest rate was 5% per annum. The Company repaid this note with accrued interest of $23,017 on October 3, 2012.

On June 26, 2012, the Company’s subsidiary OOO Net Element Russia entered into a Loan Agreement with Green Venture Group, LLC, pursuant to which Net Element Russia was loaned 150 million Russian rubles (or US$4,573,589). The loan was intended to be used by Net Element Russia for working capital and the development of the business of TOT Money. The interest rate under the Loan Agreement was 8.15% per annum and outstanding principal and interest was due on or before November 1, 2012. Green Venture Group, LLC is owned and controlled by Mike Zoi. The funding under this loan agreement was received July 20, 2012. On October 2, 2012, the loan with Green Venture Group, LLC was assigned to the Company and simultaneously repaid in full.

On July 3, 2012, OOO Net Element Russia entered into a Loan Agreement with OOO Sat-Moscow, pursuant to which Net Element Russia was loaned 150 million Russian rubles. The loan was intended to be used by Net Element Russia for working capital and the development of the business of TOT Money. The interest rate under the Loan Agreement was 8.15% per annum and outstanding principal and interest was due on or before November 1, 2012. Sat-Moscow is indirectly controlled by Kenges Rakishev, a former director of Net Element, Inc. and current Chairman of the Board of Directors of Net Element International, Inc. On October 2, 2012, the loan with Sat-Moscow was assigned to the Company and simultaneously repaid in full.

On August 17, 2012, TOT Money entered into a Credit Agreement with Alfa-Bank. Pursuant to the Credit Agreement, Alfa-Bank agreed to provide a line of credit to TOT Money with the credit line limit set at 300 million Russian rubles (or approximately US$9,348,707 based on the currency exchange rate as of the close of business on August 17, 2012). The interest rate on the initial amount borrowed under the Credit Agreement is 3.55% per annum. Alfa-Bank has the unilateral right to change the interest rate on amounts borrowed under the Credit Agreement from time to time in the event of changes in certain market rates or in Alfa-Bank’s reasonable discretion, provided that the interest rate may not exceed 14% per annum. Interest must be repaid on a monthly basis on the 25th of each month. Amounts borrowed under the Credit Agreement must be repaid within six months of the date borrowed. The duration of the line of credit is set from August 17, 2012 through May 21, 2014. TOT Money’s obligations under the Credit Agreement are secured by a pledge of TOT Money’s deposits in its deposit account with Alfa-Bank and by a guarantee given by AO SAT & Company. AO SAT & Company is an affiliate of Kenges Rakishev.

On September 28, 2012, TOT Money entered into a factoring agreement with Alfa-Bank. Pursuant to the agreement, TOT Money will assign to Alfa-Bank its accounts receivable as security for financing in an aggregate amount of up to 300 million Russian rubles (or approximately US$9,615,385 based on the currency exchange rate as of the close of business on September 28, 2012) provided by Alfa-Bank to TOT Money. The amount loaned by Alfa-Bank pursuant to the agreement with respect to any particular account receivable is limited to 80% of the amount of the account receivable assigned to Alfa-Bank. Pursuant to the agreement, Alfa-Bank is required to track the status of TOT Money’s accounts receivable, monitor timeliness of payment of such accounts receivable and provide related services. The term of the agreement is from September 28, 2012 until December 5, 2013. Alfa-Bank’s compensation pursuant to the agreement for providing services for the administrative management of accounts receivable ranges from 10 Russian rubles to 100 Russian rubles per account receivable, depending upon whether financing was provided related to the particular account receivable and the form of the documentation related to the particular account receivable. Alfa-Bank’s compensation pursuant to the agreement for providing financing to TOT Money is calculated as a financing rate that ranges from 9.70% to 11.95% of the amounts borrowed, depending upon the amount borrowed and the number of days in the period from the date financing is provided until the date the applicable account receivable is paid; however, Alfa-Bank has the unilateral right to change such financing rates in the event of changes in certain market rates or in Alfa-Bank’s reasonable discretion. TOT Money’s obligations under the Agreement also are secured by a guarantee given by AO SAT & Company. AO SAT & Company is an affiliate of Kenges Rakishev.

F-15

NOTE 11. COMMITMENTS AND CONTINGENCIES

Openfilm has completed two “Get it Made” competitions.  The first contest completed in September 2010, awarded $250,000 in cash ($50,000) and services ($200,000) to produce a film suitable for distribution.  The services are provided once the winner provides a screenplay in acceptable form to Openfilm.  The second contest winner was announced in June 2011 and $500,000 was awarded to produce a feature film suitable for distribution.  The terms of this contest require the winner to submit an acceptable screenplay within six months.  During the year ended December 31, 2011, the Company recorded $100,000 in expense relating to the cash prizes awarded.  The services will be charged to operations over the expected time it takes to produce the films beginning once acceptable screenplays have been submitted to and approved by Openfilm.

The Company has been developing a concept called BMA (Brand Marketing Alliance), whereby the Company plans to aggregate content and sell advertising. The Company has retained a consultant to establish and develop the business, and the consultant has the opportunity to earn equity based compensation once the project generates positive cash flows. On March 26, 2012, the Board of Directors approved the Company’s right to issue options to purchase 3,625,000 shares at $0.18 per share to the consultant, subject to the BMA project generating positive cash flows. No stock options have been granted under this consulting agreement during three and nine months ended September 30, 2012 and the Company has terminated this business development effort.

From time to time, in the ordinary course of business, the Company is subject to legal and/or tax proceedings or inquiries.  While it is impossible to determine the ultimate outcome of any such proceedings or inquiries, management believes that the resolution of any pending matters will not have a material adverse effect on the consolidated financial position, cash flows or results of operations of the Company.

NOTE 12. STOCKHOLDERS’ EQUITY

On February 1, 2011, our Board of Directors adopted a resolution recommending an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of our capital stock to an aggregate of 2,600,000,000 shares, with 2,500,000,000 shares designated common stock, $.001 par value, and 100,000,000 shares designated preferred stock, $.001 par value per share, which may be divided into series with the designations, powers, preferences, and relative rights and any qualifications, limitations or restrictions as determined by the Board of Directors.  Our majority stockholders approved the amendment to our Certificate of Incorporation through action taken by written consent without a meeting, as authorized by Section 228 of the Delaware General Corporation Law. The actions recommended by the Board of Directors and approved by the Company’s majority stockholders became effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of Delaware on March 4, 2011.

On May 3, 2011, the Company entered into an agreement with Roger Elliot to purchase content for cash and stock. The Company agreed to provide Mr. Elliot with 60,000 shares of common stock for every 300 hours of content provided plus a 25,000 stock bonus for performance. Mr. Elliot has provided over 300 hours of content and the Company recorded a charge of $14,182 for the three months ended March 31, 2012 to reflect the full value of the 85,000 shares provided to Mr. Elliot. On October 31, 2012, the Company executed a termination agreement and release with Roger Elliot providing a $20,000 cash payment in exchange for content provided. No shares will be issued as a result of this settlement and the 85,000 shares accrued as issued were reversed at September 30, 2012.

On May 16, 2011 we entered into a three-year, unsecured convertible promissory note and loan agreement with Enerfund, LLC in the principal amount of $2,000,000.  The annual interest rate was 5% and principal and interest was due on or before April 27, 2014.   Outstanding principal may be converted by Enerfund at any time into shares of common stock of the Company at a conversion price of $0.11 per share, the market price at the date of issuance. On October 2, 2012, Enerfund exercised its conversion right and received 18,181,819 shares of common stock.

On June 16, 2011, we entered into a Subscription Agreement pursuant to which we sold a 15% ownership interest in our subsidiary Yapik LLC in exchange for a $100,000 investment in Yapik LLC, which was received on June 20, 2011.  The investor has an option, which is exercisable for 36 months, to convert the 15% ownership interest in Yapik LLC into 1,500,000 shares of common stock of the Company. This conversion right was exercised on October 2, 2012.

F-16

On August 9, 2011, we entered into a Stock Purchase Agreement pursuant to which we were to acquire 100% of the outstanding equity interests in Stratuscore, Inc., a State of Washington corporation, from its selling shareholder in exchange for the issuance of up to 10 million shares of common stock of the Company. On November 10, 2011, the Company and the selling shareholder mutually agreed to terminate and unwind the Stock Purchase Agreement.

On October 24, 2011, we entered into a three-year, unsecured convertible promissory note and loan agreement with Enerfund, LLC in the principal amount of $1,600,000. The annual interest rate under the note was 5% and principal and interest was due on or before October 24, 2014.   Outstanding principal under the note may be converted by Enerfund, LLC at any time into shares of common stock of the Company at a conversion price of $0.11 per share.  Upon conversion of the note, the Company is required to issue to Enerfund, LLC a five-year warrant to purchase a number of shares of common stock of the Company equal to the number of shares issued upon such conversion with an exercise price of $0.11 per share. On October 2, 2012, Enerfund exercised its conversion right and received 14,545,455 shares of common stock plus a five-year warrant to purchase 14,545,455 shares of common stock of the Company with an exercise price of $0.11. Upon issuance, this warrant was immediately exercised in a cashless transaction resulting in the Company issuing Enerfund 8,145,455 shares of common stock.

On January 10, 2012, the Company, Motorsport, LLC and the Sellers named therein entered into an amendment (the “Amendment”) to the Stock Purchase Agreement dated December 17, 2010 pursuant to which Motorsport, LLC acquired its 80% interest in Motorsport.com, Inc. Pursuant to the Amendment, the Company’s and Motorsport’s remaining obligations to pay an aggregate of $450,000 to the Sellers in four quarterly installments beginning on December 1, 2013 were amended to provide that: (i) Motorsport must pay to the Sellers $300,000 in cash in four equal annual installments of $75,000 each beginning on January 10, 2012, with each subsequent installment payable on each annual anniversary thereafter until such $300,000 is paid in full; and (ii) the Company must issue to the Sellers an aggregate of 1,333,333 shares of its common stock on January 10, 2012. The initial $75,000 installment was paid by the Company and the Company issued such 1,333,333 shares of its common stock to the Sellers. In addition, pursuant to the Amendment, Motorsport exercised its option to acquire the remaining 20% interest in Motorsport.com, Inc. for a purchase price consisting solely of the Company’s issuance to the Sellers of an aggregate of 3,333,333 shares of its common stock.

On February 2, 2012, the Company entered into a Subscription Agreement with one of its directors, Felix Vulis, pursuant to which Mr. Vulis purchased from the Company for $100,000: (i) 666,667 shares of common stock of the Company; (ii) a three-year warrant to purchase up to an additional 666,667 shares of common stock of the Company with an exercise price of $0.25 per share; (iii) a three-year warrant to purchase up to an additional 666,667 shares of common stock of the Company with an exercise price of $0.50 per share; and (iv) a three-year warrant to purchase up to an additional 666,666 shares of common stock of the Company with an exercise price of $1.00 per share.

On February 10, 2012, the board approved a stock option grant to key employees awarding 1,600,000 fully-vested options with a strike price of $0.16 and a life of five years.

On February 23, 2012, the Company entered into a Subscription Agreement pursuant to which it sold 13,333,334 newly issued shares of common stock of the Company to Kenges Rakishev for an aggregate purchase price of $2,000,000.10, or $0.15 per share.

On March 7, 2012, the Company entered into a consulting agreement with CSFG1 who agreed to provide certain investor relations services in exchange for $3,000 in cash and 25,000 restricted shares of the Company’s common stock per month. This agreement was terminated by the Company effective April 30, 2012.

On March 26, 2012, the Company granted 460,000 shares of common stock to Michael Waltrip in exchange for his participation on the Motorsport Advisory Board and his participation in building the Motorsport.com business in general. The agreement is for two years and the Company recorded $9,074 and $26,582 in non-cash compensation expense under the agreement for the three and nine months ended September 30, 2012, respectively.

F-17

On April 6, 2012, the Company entered into a Joint Venture Agreement with Igor Yakovlevich Krutoy. Pursuant to the Joint Venture Agreement, the parties agreed to form a limited liability company under the laws of the Russian Federation named Music1 (“Music1 Russia”), which would be owned 67% by the Company’s newly formed subsidiary Net Element Russia and 33% by a newly formed company controlled by Mr. Krutoy which is to be named K1 Holdings. The general purpose of the Music1 Russia joint venture is to promote the Company’s www.music1.com platform in the Commonwealth of Independent States (CIS) countries (comprised of participating states of the former Soviet Union).

For a nominal amount, K1 Holdings acquired a 33% ownership interest in Music1 Russia. The Company agreed to contribute to Music1 Russia (i) exclusive, non-assignable, royalty-free, perpetual, world-wide rights to use and operate the Internet domain www.music1.com (the “Website”), (ii) non-exclusive, non-assignable, limited, royalty-free, perpetual, world-wide rights to use the Company’s Launchpad computer system technology for the operation of Internet based contests, (iii) non-exclusive, non-assignable, limited, royalty-free, perpetual, world-wide rights to integrate the Company’s Music Brain technology into the Website and (iv) not less than $2 million in the form of an interest-free loan to maintain the operations of Music1 Russia. Mr. Krutoy also agreed to (i) provide monetization opportunities, propositions and other business development introductions identified by Music1 Russia as having significant business potential and (ii) act as an advisor and Chairman of the Board of Directors of Music1 Russia for a period of two years. As consideration for such advisory services and services as Chairman of the Board of Directors of Music1 Russia, the Company agreed to issue Mr. Krutoy 5 million shares of restricted stock of the Company, with half of such shares issued to Mr. Krutoy within one month after he becomes Chairman of Music1 Russia and the other half of such shares issued to Mr. Krutoy within one month after the start of the second calendar year of his term as Chairman of Music1 Russia.

Pursuant to the Joint Venture Agreement, the first $4 million of distributions by Music1 Russia are required to be made 50% to Net Element Russia and 50% to K1 Holdings. Thereafter, the next $13 million of distributions by Music1 Russia are required to be made 100% to Net Element Russia. Thereafter, distributions by Music1 Russia are required to be made in proportion to Net Element Russia’s and K1 Holdings’ respective ownership interests in Music1 Russia.

In accordance with the Joint Venture Agreement, on June 6, 2012 Mr. Krutoy entered into a Subscription Agreement to purchase 13,333,333 shares of Net Element common stock for an aggregate purchase price of $2 million, which amount was funded on June 6, 2012.

On April 24, 2012, we entered into an amended and restated joint venture agreement with an effective date of December 31, 2011, which amends and restates the joint venture agreement originally entered into with Mr. Wolfe as of March 29, 2011 in connection with the formation of LegalGuru LLC. In addition, on April 24, 2012, we entered into the Limited Liability Company Operating Agreement of LegalGuru LLC, dated effective as of March 31, 2011, with Lobos Advisors, LLC, a company of which Curtis Wolfe is the President and managing member, and LegalGuru LLC. The Company owns a 70% interest in LegalGuru LLC and Mr. Wolfe, through Lobos Advisors, LLC, owns a 30% interest in LegalGuru LLC. Mr. Wolfe has the right, for 36 months from March 29, 2011, to convert his interest in LegalGuru LLC into 3,000,000 shares of our common stock. See also Note 6.

On June 12, 2012, the Company entered into an Agreement and Plan of Merger with Cazador Acquisition Corporation Ltd., a Cayman Islands limited corporation. On October 2, 2012, the Company completed its Merger with Cazador and consummated the various transactions contemplated by the Merger Agreement. See Note 16.

NOTE 13. STOCK OPTIONS, WARRANTS AND STOCK BASED COMPENSATION

Stock Options and Warrants

On March 9, 2011, the Board of Directors approved the grant of options to purchase an aggregate of 3,971,500 shares of common stock at an exercise price of $0.10 per share to certain employees and consultants under our 2004 Stock Option Plan. The Company valued the options using a Black-Scholes model and recorded a compensation charge of $39,715. The options vest over three years at 33.3% per year with vesting for a particular year occurring on the anniversary date of the grant. At September 30, 2012, 1,203,200 of the 3,971,500 options were forfeited by employees that are no longer with the Company.

F-18

On June 28, 2011, the Board of Directors approved the 2011 Equity Incentive Plan with 150,000,000 shares authorized.  The Company’s majority stockholder approved the plan pursuant to a written consent also dated June 28, 2011.  The Board of Directors serves as administrator of the plan.  The new plan is designed to attract and retain the services of directors, employees and consultants by offering ability to make awards of unrestricted stock, stock options or both in order to create incentives.  The plan limits the strike price of incentive options issued to 100% (110% if the optionee is a 10% or more shareholder) of current market and terms can be no longer than 10 years (5 years if the optionee is a 10% or more shareholder).  This plan became effective on July 20, 2011.

On August 9, 2011, we issued incentive stock options to purchase 1,500,000 shares of our common stock under our 2011 Equity Incentive Plan to our Chief Revenue Officer at an exercise price of $0.06 per share with a term of 5 years, subject to a three-year vesting schedule.  The Chief Revenue Officer’s employment was terminated in November 2011 and his vested options were converted to stock in a cashless exercise on October 2, 2012.

On August 9, 2011, the Board of Directors approved the issuance of five-year stock options to purchase shares of common stock of the Company to employees taking salary reductions.  These options were immediately vested upon issuance. Accordingly, the Company recorded a compensation charge, using a Black-Scholes model for the following issuances in 2011 of fully vested options.

Date Range	# Options Issued	Strike Price of Options	Grant Expiration Date	2011 Compensation Charge
6/15/11-7/31/11	555,207	$0.06	08/07/16	$76,645
August, 2011	62,052	$0.20	08/29/16	$22,959
September, 2011	350,494	$0.15	09/28/16	$52,574
October, 2011	342,223	$0.15	10/29/16	$51,333
November, 2011	179,306	$0.21	11/30/16	$37,654
December, 2011	52,591	$0.60	12/29/16	$31,555
Totals	1,541,873			$272,720

Effective as of March 29, 2011, we entered into a joint venture arrangement with Curtis Wolfe in connection with the formation of LegalGuru LLC, a Florida limited liability company. The Company owns a 70% interest in LegalGuru LLC and Mr. Wolfe, through Lobos Advisors, LLC, owns a 30% interest in LegalGuru LLC. Mr. Wolfe has the right, for 36 months from March 29, 2011, to convert his interest in LegalGuru LLC into 3,000,000 shares of our common stock. See also Note 6.

On May 16, 2011 we entered into a three-year, unsecured convertible promissory note and loan agreement with Enerfund, LLC in the principal amount of $2,000,000.  The annual interest rate was 5% and principal and interest was due on or before April 27, 2014.   Outstanding principal may be converted by Enerfund at any time into shares of common stock of the Company at a conversion price of $0.11 per share, the market price at the date of issuance. On October 2, 2012, Enerfund exercised its conversion right and received 18,181,819 shares of common stock.

On June 16, 2011, we entered into a Subscription Agreement pursuant to which we sold a 15% ownership interest in our subsidiary Yapik LLC in exchange for a $100,000 investment in Yapik LLC, which was received on June 20, 2011.  The investor has an option, which is exercisable for 36 months, to convert the 15% ownership interest in Yapik LLC into 1,500,000 shares of common stock of the Company. This conversion right was exercised on October 2, 2012.

On October 24, 2011, we entered into a three-year, unsecured convertible promissory note and loan agreement with Enerfund, LLC in the principal amount of $1,600,000. The annual interest rate under the note was 5% and principal and interest was due on or before October 24, 2014.   Outstanding principal under the note may be converted by Enerfund, LLC at any time into shares of common stock of the Company at a conversion price of $0.11 per share.  Upon conversion of the note, the Company is required to issue to Enerfund, LLC a five-year warrant to purchase a number of shares of common stock of the Company equal to the number of shares issued upon such conversion with an exercise price of $0.11 per share. On October 2, 2012, Enerfund exercised its conversion right and received 14,545,455 shares of common stock plus a five-year warrant to purchase 14,545,455 shares of common stock of the Company with an exercise price of $0.11. Upon issuance, this warrant was immediately exercised in a cashless transaction resulting in the Company issuing Enerfund 8,145,455 shares of common stock.

F-19

On February 2, 2012, the Company entered into a Subscription Agreement with one of its directors, Felix Vulis, pursuant to which Mr. Vulis purchased from the Company for $100,000: (i) 666,667 shares of common stock of the Company; (ii) a three-year warrant to purchase up to an additional 666,667 shares of common stock of the Company with an exercise price of $0.25 per share; (iii) a three-year warrant to purchase up to an additional 666,667 shares of common stock of the Company with an exercise price of $0.50 per share; and (iv) a three-year warrant to purchase up to an additional 666,666 shares of common stock of the Company with an exercise price of $1.00 per share. Pursuant to the merger agreement with Cazador, these warrants were cancelled on October 2, 2012.

Stock Based Compensation

On February 18, 2011, the Company’s Board of Directors approved the hiring of Richard Lappenbusch as President and Chief Operating Officer. In addition to salary and benefits, Mr. Lappenbusch was granted 6,100,000 shares of our common stock with vesting as follows: 100,000 shares on February 15, 2012; 4,000,000 shares vesting semi-annually over a three year period from the date of the grant; and 2,000,000 shares upon the Company achieving $20,000,000 in gross revenues (other than through acquisitions), subject to the terms and conditions of a restricted stock agreement. Accordingly, the fair value of the restricted shares issued of $33,549 will be amortized over the vesting periods. The remaining 2,000,000 restricted shares of common stock vest upon the Company’s attainment of $20 million in aggregate gross revenues. As further described below, the grants to Mr. Lappenbusch were modified on June 6, 2012.

Also on February 18, 2011, our Board of Directors approved a grant of 100,000 shares of our common stock to a consultant as compensation for marketing and investor relations services. We recorded a charge of $4,000 based on the fair market value of shares issued.

On March 6, 2011, our Board of Directors approved the issuance of 100 shares of our common stock to certain employees and consultants located in the U.S., Russia and Ukraine. This resulted in an issuance of 5,800 shares of common stock and a corresponding compensation charge of $580 to reflect the fair market value of the shares issued.

On April 4, 2011, we entered into a public relations contract with Roar Media, LLC to provide press related services and assist with community outreach and strategic alliances. The term of this agreement was for six months and provided for monthly remuneration of $14,000 and 5,000 shares of our common stock, with an option by the Company to renew for successive six-month periods. This agreement was modified to provide remuneration in July of $7,000 and 5,000 shares. August and September were revised to $6,500 per month plus 5,000 shares per month. Beginning in October, we have agreed to the same terms, as revised, on a month to month basis. For the three months ended September 30, 2012, the Company issued Roar 15,000 shares of the Company’s common stock and recorded a charge of $1,937 based on the fair value of stock provided.

On May 3, 2011, the Company entered into an agreement with Roger Elliot to purchase content for cash and stock. The Company agreed to provide Mr. Elliot with 60,000 shares of common stock for every 300 hours of content provided plus a 25,000 stock bonus for performance. Mr. Elliot has provided over 300 hours of content and the Company recorded a charge of $14,182 for the three months ended March 31, 2012 to reflect the value of the 85,000 shares expected to be provided to Mr. Elliot. On October 31, 2012, the Company executed a termination agreement and release with Roger Elliot providing a $20,000 cash payment in exchange for content provided. No shares will be issued as a result of this settlement and the 85,000 shares accrued as issued were reversed at September 30, 2012. The Company recorded an addition $3,000 in expense for the three months ended September 30, 2012 in order to fully accrue the $20,000 payment required under the agreement.

As partial consideration for certain consulting services pursuant to an Advisor Agreement entered into on July 19, 2011 among the Company, Motorsport.com, Inc. and Emerson Fittipaldi, the Company granted Mr. Fittipaldi 5 million shares of the Company’s common stock. In addition, pursuant to the Advisory Agreement, Mr. Fittipaldi has the opportunity to earn a bonus of up to 1 million additional shares of common stock of the Company based upon his success in promoting motorsport.com through his social networking activities, which bonus is in the sole discretion of the Board of Directors of the Company. If Mr. Fittipaldi terminates the Advisor Agreement, he is required to forfeit a pro rata amount of the 5 million shares of the Company’s common stock that were granted to him in accordance with the terms of the Advisor Agreement.

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On December 13, 2011, the Board of Directors appointed Felix Vulis as a director of the Company. In connection with his service as board member, Mr. Vulis was granted 800,000 restricted common shares of the Company. These shares vest over two years and the Company recorded a compensation charge of $12,000 and $36,000 for the three and Nine months ended September 30, 2012, respectively. Our total charge will be $96,000 over two years based on the fair value of shares provided.

On January 26, 2012, the Company entered into an Advisory Board Agreement with Michael Waltrip for a term of two years. Mr. Waltrip will help develop the Company’s motorsport business by participating in Motorsport Advisory Board meetings and attending industry functions to help promote Motorsport.com. For his service, Mr. Waltrip was granted 460,000 shares of the Company’s common stock and we recorded a charge of $9,074 and $26,582 in non-cash compensation expense under the agreement for the three and nine months ended September 30, 2012, respectively. Our total charge for this grant will be $73,600 based on the fair value of the stock provided on the date of grant.

On February 10, 2012, the Board of Directors approved the issuance of five-year stock options to purchase 1,600,000 shares of common stock of the Company for $0.16 per share to certain employees.  These options were immediately vested upon issuance. Accordingly, the Company recorded a compensation charge of $256,000, using a Black-Scholes model for the issuance of fully vested options.

On March 7, 2012, the Company entered into a consulting agreement with CSFG1 who agreed to provide certain investor relations services in exchange for $3,000 in cash and 25,000 restricted shares of the Company’s common stock per month. This agreement was cancelled effective May 31, 2012. Accordingly, the Company recorded compensation charges of $0 and $12,500 for the three and nine months ended September 30, 2012.

On March 31, 2012, the Company issued five-year stock options to purchase 550,340 shares of common stock of the Company to employees taking salary reductions for the first quarter of 2012.  These options were immediately vested upon issuance. Accordingly, the Company recorded a compensation charge for $95,899, using a Black-Scholes model for the issuance of fully vested options.

On June 30, 2012, the Company issued five-year stock options to purchase 254,551 shares of common stock of the Company to employees taking salary reductions for the second quarter of 2012.  These options were immediately vested upon issuance. Accordingly, the Company recorded a compensation charge for $34,405, using a Black-Scholes model for the issuance of fully vested options.

Motorsport.com appointed Pietro Fittipaldi, a junior Nascar race car driver and grandson of the Chairman of Motorsport.com, to its Advisory Board. On March 26, 2012, the Company’s Board of Directors approved the issuance of stock options to purchase 500,000 shares of common stock, as part of an Advisory Agreement. Additionally, Motorsport.com entered into a Consulting Agreement with Dan Goodstadt, an advisor to Emerson Fittipaldi, Motorsport.com’s Chairman, pursuant to which the Board of Directors approved the issuance of stock options to purchase 1,000,000 shares of common stock. Our charge for these grants will be $270,000 over two years, beginning April 1, 2012.

On April 1, 2012, the Company issued 200,000 shares of common stock Vitaly Baransky pursuant to an Advisor Agreement, dated March 31, 2011, under which Mr. Baransky is advising the Company on product development projects including innovation in 3D visualization and reconstruction. 100,000 of such shares vest twelve months from the effective date of the Advisor Agreement and the remaining 100,000 shares vest twenty-four months from the effective date. Our charge for this grant will be $50,000 over four quarters, beginning with the quarter ended June 30, 2012.

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On June 6, 2012, the Company entered into a letter agreement with its President and Chief Operating Officer, Richard Lappenbusch, which amended and restated Mr. Lappenbusch’s employment agreement. Pursuant to the letter agreement, Mr. Lappenbusch’s position with the Company changed from President and Chief Operating Officer to Executive Vice President and Chief Strategy Officer, and Mr. Lappenbusch agreed to cancel all incentive stock options previously awarded to him by the Company, as well as all unvested shares of restricted stock previously awarded to him in excess of 2,067,166 shares, in each case effective immediately. Mr. Lappenbusch’s remaining 2,067,166 unvested shares of restricted stock will vest in full upon the termination of the agreement on December 28, 2012 or his dismissal with or without cause, whichever happens first. This modification of grant terms resulted in a new measurement date for the revised terms of the remaining unvested shares. Our charge for this amended and restated letter agreement will be $408,000 over seven months beginning in June 2012 and ending December 31, 2012.

On July 31, 2012, the Company issued five-year stock options to purchase 64,036 shares of common stock of the Company to employees taking salary reductions in July, 2012.  These options were immediately vested upon issuance. Accordingly, the Company recorded a compensation charge for $10,246, using a Black-Scholes model for the issuance of fully vested options.

On August 31, 2012, the Company issued five-year stock options to purchase 259,520 shares of common stock of the Company to employees taking salary reductions for August and September of 2012.  These options were immediately vested upon issuance. Accordingly, the Company recorded a compensation charge for $18,166, using a Black-Scholes model for the issuance of fully vested options.

On September 11, 2012, the Board of Directors approved the issuance of five-year stock options to purchase 1,623,000 shares of common stock of the Company for $0.10 per share to certain employees, as a retention bonus as consideration for their continued services to the Company and its subsidiaries pending the consummation of the Company’s merger with Cazador Acquisition Corporation Ltd. These options vested on October 2, 2012 immediately prior to the consummation of such merger. The Company recorded a compensation charge of $162,300, using a Black-Scholes model for the issuance of these options.

On September 24, 2012, the Board of Directors approved the issuance of five-year stock options to purchase 59,000 shares of common stock of the Company for $0.15 per share to certain employees. These options vested on October 2, 2012. The Company recorded a compensation charge of $8,850, using a Black-Scholes model for the issuance of these options.

The table below summarizes the Company’s outstanding options at September 30, 2012. On November 2, 2012, the vesting of all options accelerated due to the merger (see Note 16) and all options were converted to common stock.

	# Options Granted	# Options Vested	Wtd. Avge Exercise Price	Wtd. Avge Contract Term
2004 Stock Option Plan	3,868,300	2,013,539	$0.14	6.82 years
2011 Equity Incentive Plan	7,497,248	7,497,248	$0.16	4.42 years
	11,365,548	9,510,787	$0.14	5.24 years

The table below summarizes the Company’s outstanding warrants at September 30, 2012. On October 2, 2012, the Enerfund and TGR Capital warrants were exercised in connection with merger (see Note 16). Felix Vulis warrants were cancelled on October 2, 2012 and will be replaced by an outside board member compensation plan that is currently being developed.

	# Warrants Granted	Wtd. Avge Exercise Price	Wtd. Avge Contract Term
Enerfund, LLC and TGR Capital, LLC	200,000,000	$0.05	2.81 years
Felix Vulis	666,667	$0.25	2.34 years
Felix Vulis	666,667	$0.50	2.34 years
Felix Vulis	666,666	$1.00	2.34 years

In addition, the Company has issued to Enerfund, LLC convertible notes that are convertible into 32,727,274 shares of common stock and warrants to purchase an additional 14,545,455 shares if a convertible note held by Enerfund, LLC is converted into shares of common stock. On October 2, ,2012, the Enerfund convertible notes were converted in connection with the merger (see Note 16).

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NOTE 14. RELATED PARTY TRANSACTIONS

The Company is party to a $1,667,762 loan from Enerfund, LLC to Openfilm with a two-year term dated December 10, 2010. The interest rate is 5% per year, payable on December 31 of each year. The loan was repaid on October 3, 2012. See Note 10.

On January 31, 2011, Motorsport, LLC entered into a three-year, 5% $184,592 loan agreement with Enerfund, LLC. On February 1, 2011, the Company acquired the equity of Motorsport from Enerfund. The loan was repaid on February 24, 2011. See Note 10.

On January 31, 2011, Music1, LLC entered into a three-year, 5% $128,890 loan agreement with Enerfund, LLC. On February 1, 2011, the Company acquired the equity of Music1 from Enerfund. The loan was repaid on February 24, 2011. See Note 10.

On February 1, 2011, we purchased all of the equity interests in each of Motorsport, LLC and Music1, LLC from Enerfund, LLC. See Note 5.

During February 2011, Enerfund, LLC agreed to transfer 1,000,000 of our common shares held by Enerfund to a consultant in consideration for services performed on our behalf. We recorded a compensation charge in the amount of the value of the services ($10,000) during the quarter ended March 31, 2011.

On March 17, 2011, we formed a wholly-owned subsidiary, Splinex, LLC, a Florida limited liability company. Splinex, LLC is intended to develop 3D technology for use in our products and services and certain other licensed applications. As of April 12, 2011, an aggregate 15% ownership interest in Splinex, LLC was issued to certain of our employees and consultants.

Effective as of March 29, 2011, we entered into a joint venture arrangement with Curtis Wolfe in connection with the formation of LegalGuru LLC. The Company owns a 70% interest in LegalGuru LLC and Mr. Wolfe, who is a director and Secretary of the Company and Chief Executive Officer and Chairman of LegalGuru LLC, through Lobos Advisors, LLC (a company of which Mr. Wolfe is the President and managing member), owns a 30% interest in LegalGuru LLC. On April 24, 2012, we entered into with Curtis Wolfe an amended and restated joint venture agreement, dated as of December 31, 2011, which amends and restates the joint venture agreement originally entered into as of March 29, 2011. In addition, on April 24, 2012, we entered into the Limited Liability Company Operating Agreement of LegalGuru LLC, dated effective as of March 31, 2011, with Lobos Advisors, LLC, a company of which Curtis Wolfe is the President and managing member, and LegalGuru LLC. See Note 6.

On May 16, 2011, the Company issued a three-year, 5% unsecured convertible promissory note in the amount of $2,000,000 to Enerfund, LLC. On October 2, 2012, Enerfund exercised its conversion right and received 18,181,819 shares of common stock. In addition, the Company paid Enerfund $92,070 of accrued interest on October 3, 2012. See Note 10.

On August 9, 2011, we entered into a Stock Purchase Agreement pursuant to which we were to acquire 100% of the outstanding equity interests in Stratuscore, Inc., a State of Washington corporation, from its selling shareholder, Denise Muyco (who is the spouse of our President and Chief Operating Officer, Richard Lappenbusch), in exchange for the issuance of 10 million shares of our common stock. On November 10, 2011, the Company and the selling shareholder mutually agreed to terminate and unwind that transaction. The 10 million shares of our common stock issuable pursuant to that transaction were not delivered to the selling shareholder. Amounts advanced and costs incurred by the Company through September 30, 2012 ($201,557), are reflected as advances in our consolidated balance sheets. As consideration for amounts advanced to Stratuscore, Stratuscore agreed to issue the Company a convertible promissory note convertible into equity in Stratuscore at the same rate as Ms. Muyco agrees to accept investment from a bona fide third party in the next investment round or lender terms. In the event that there is no further investment in Stratuscore, then the amount invested in Stratuscore by the Company would be based on the Company’s original valuation of Stratuscore.

On July 12, 2012, TOT Money entered into a loan agreement pursuant to which it agreed to loan RM Invest up to a maximum of 200 million Russian rubles. The interest rate on the loan agreement is 10% from the date of advance to the date of repayment. The maximum loan amount was increased to 300 million Russian rubles on August 16, 2012. As of September 30, 2012, the outstanding principal loan balance was 298.5 million rubles. The stated maturity date of the loan was October 31, 2012. Currently, the parties are in discussions to refinance the loan for at least another six months. The General Director of TOT Money is a 20% shareholder in RM Invest.

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On October 24, 2011, the Company issued a three-year unsecured convertible promissory note in the amount of $1,600,000 to Enerfund, LLC. On October 2, 2012, Enerfund exercised its conversion right and received 14,545,455 shares of common stock plus, as required by the terms of the note, a five-year warrant to purchase 14,545,455 shares of common stock of the Company with an exercise price of $0.11. Upon issuance, this warrant was immediately exercised in a cashless transaction resulting in the Company issuing Enerfund 8,145,455 shares of common stock. In addition, the Company paid Enerfund $73,656 of accrued interest on October 3, 2012. See Note 10.

On February 2, 2012, the Company entered into a Subscription Agreement with one of its directors, Felix Vulis, pursuant to which Mr. Vulis purchased from the Company for $100,000: (i) 666,667 shares of common stock of the Company; (ii) a three-year warrant to purchase up to an additional 666,667 shares of common stock of the Company with an exercise price of $0.25 per share; (iii) a three-year warrant to purchase up to an additional 666,667 shares of common stock of the Company with an exercise price of $0.50 per share; and (iv) a three-year warrant to purchase up to an additional 666,666 shares of common stock of the Company with an exercise price of $1.00 per share.

On February 24, 2012, the Company entered into a Shareholder Rights Agreement (the “Shareholder Rights Agreement”) with Mark Global Corporation, Kenges Rakishev, Mike Zoi, TGR Capital, LLC, MZ Capital, LLC (Delaware), MZ Capital, LLC (Florida) and Enerfund, LLC (collectively, the “Shareholders”). The companies TGR Capital, LLC, MZ Capital, LLC (Delaware), MZ Capital, LLC (Florida) and Enerfund, LLC are directly or indirectly owned and controlled by Mike Zoi. Pursuant to the Shareholder Rights Agreement, the Shareholders agreed to certain corporate governance matters pertaining to the Company and the Company granted registration rights to each of Mark Global Corporation, Kenges Rakishev, TGR Capital, LLC, Mike Zoi and certain of their assignees. The parties terminated the Shareholder Rights Agreement effective as of October 2, 2012.

On May 14, 2012, the Company entered into a $500,000 principal amount Promissory Note and Loan Agreement with Enerfund, maturing November 1, 2012. The interest rate was 5% per annum. The Company repaid this note with accrued interest of $23,017 on October 3, 2012.

On June 26, 2012, the Company’s subsidiary OOO Net Element Russia entered into a Loan Agreement with Green Venture Group, LLC, pursuant to which Net Element Russia was loaned 150 million Russian rubles (or US$4,573,589). Green Venture Group, LLC is owned and controlled by Mike Zoi. The funding under this loan agreement was received July 20, 2012. On October 2, 2012, the loan with Green Venture Group, LLC was assigned to the Company and simultaneously repaid in full. See also Note 10.

On July 3, 2012, OOO Net Element Russia entered into a Loan Agreement with OOO Sat-Moscow, pursuant to which Net Element Russia was loaned 150 million Russian rubles. Sat-Moscow is indirectly controlled by Kenges Rakishev, a former director of Net Element, Inc. and current Chairman of the Board of Directors of Net Element International, Inc. On October 2, 2012, the loan with Sat-Moscow was assigned to the Company and simultaneously repaid in full. See also Note 10.

On August 17, 2012, TOT Money entered into a Credit Agreement with Alfa-Bank. Pursuant to the Credit Agreement, Alfa-Bank agreed to provide a line of credit to TOT Money with the credit line limit set at 300 million Russian rubles (or approximately US$9,348,707 based on the currency exchange rate as of the close of business on August 17, 2012). TOT Money’s obligations under the Credit Agreement are secured by a pledge of TOT Money’s deposits in its deposit account with Alfa-Bank and by a guarantee given by AO SAT & Company. AO SAT & Company is an affiliate of Kenges Rakishev. See also Note 10.

On September 28, 2012, TOT Money entered into a factoring agreement with Alfa-Bank. Pursuant to the agreement, TOT Money will assign to Alfa-Bank its accounts receivable as security for financing in an aggregate amount of up to 300 million Russian rubles (or approximately US$9,615,385 based on the currency exchange rate as of the close of business on September 28, 2012) provided by Alfa-Bank to TOT Money. TOT Money’s obligations under the Agreement also are secured by a guarantee given by AO SAT & Company. AO SAT & Company is an affiliate of Kenges Rakishev. See also Note 10.

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NOTE 15. UNCERTAIN TAX POSITION

In the past, we have been delinquent in the filing of our federal tax returns for several years. Although we did not owe tax due to a lack of profits, we incurred penalties and interest in the amount of $53,000 for the failure to file returns and we have accrued $6,000 in professional fees to defend our position. We successfully appealed this assessment and on October 22, 2012 the Internal Revenue Service has abated all penalties and interest on this appeal. The Company recorded a $53,000 credit to tax penalty expense for the quarter ended September 30, 2012 to reverse the expense accrued in previous periods.

NOTE 16. SUBSEQUENT EVENTS

On October 2, 2012, the Company completed its Merger with Cazador and the various transactions contemplated by the Merger Agreement, dated June 12, 2012 between Cazador and the Company. Immediately prior to the effectiveness of the Merger, Cazador changed its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. Effective upon consummation of the Merger, (i) the Company was merged with and into Cazador, resulting in the Company ceasing to exist and Cazador continuing as the Surviving Company in the Merger, and (ii) Cazador changed its name to Net Element International, Inc. Pursuant to the terms of the Merger Agreement, upon completion of the Merger, each share of then-issued and outstanding common stock of Net Element was automatically cancelled and converted into the right to receive one-fortieth (1/40) of a share of the Company’s Common Stock. The Merger is intended to qualify as a tax-free reorganization. Cazador was incorporated on April 2, 2010 for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more operating businesses or assets. Upon consummation of the Merger, the common stock, par value $0.0001 per share, of the Surviving Company was listed on The NASDAQ Capital Market under the symbol “NETE.”

To the extent a holder of Net Element common stock would receive fewer than 100 shares of common stock of the Surviving Company in the Merger, such holder will receive an additional number of shares of common stock of the Surviving Company to bring such holder’s aggregate equity holdings in the Surviving Company to 100 shares of common stock. No fractional shares will be issued in the Merger; instead, the Surviving Company will issue one share of common stock to the holder of any shares of Net Element common stock that would otherwise be entitled to receive a fraction of a share of common stock of the Surviving Company.

Immediately prior to the effective time of the Merger, all outstanding shares of unvested restricted stock of Net Element accelerated and became fully vested and, at the effective time of the Merger, such shares were cancelled and converted into the right to receive shares of common stock of the Surviving Company on the same basis as other issued and outstanding shares of Net Element common stock as described above. Immediately prior to the effective time of the Merger, all outstanding convertible debt instruments of Net Element were converted into shares of Net Element common stock pursuant to the terms of such instruments and, at the effective time of the Merger, such shares were cancelled and converted into the right to receive shares of common stock of the Surviving Company on the same basis as other issued and outstanding shares of Net Element common stock as described above. Immediately prior to the effective time of the Merger, all outstanding Net Element stock options and warrants (collectively, “Convertible Securities”) accelerated and became fully vested and exercisable (to the extent that they were unvested). If the Convertible Securities were “in-the-money” (meaning that the exercise price was lower than the product obtained by multiplying the price of a Cazador ordinary share as of the close of The NASDAQ Capital Market on the day immediately prior to the closing date by 0.025, which product equaled $0.25 (the “Cashless Share Price”)), then, immediately prior to the effective time of the Merger, they were terminated and exercised into the number of shares of Net Element common stock that would have been issuable if the Convertible Securities were exercised on a cashless basis based on the Cashless Share Price, and, at the effective time of the Merger, such shares of Net Element common stock were cancelled and converted into the right to receive shares of common stock of the Surviving Company on the same basis as other issued and outstanding shares of Net Element common stock as described above. Any Convertible Securities that were “out-of-the-money” (meaning that the exercise price was equal to or higher than the Cashless Share Price) were cancelled at the effective time of the Merger and no consideration will be delivered in exchange therefor; provided that, with respect to “out-of-the-money” Net Element stock options that were granted to employees under Net Element’s 2011 Equity Incentive Plan in lieu of cash compensation in connection with compensation reductions previously implemented by Net Element, employees had the right to be paid the amount of cash compensation that was previously foregone in connection with the compensation reductions. With respect to “in-the-money” Net Element stock options that were granted to employees under Net Element’s 2011 Equity Incentive Plan in lieu of cash compensation in connection with compensation reductions previously implemented by Net Element, employees of Net Element were given a choice to, immediately prior to the effective time of the Merger, either (i) exercise such stock options on a cashless basis as described above or (ii) cancel all of such stock options and be paid the amount of cash compensation that was previously foregone in connection with the compensation reductions.

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On October 8, 2012, the Company revised its intercompany note with OOO Net Element Russia to increase the loan amount available to $8,100,000.

On October 26, 2012 the Company transferred its interest in Korlea-TOT Energy s.r.o. (Prague, Czech Republic) to the partnerships minority partner Korlea Invest Holding AG in exchange for CZK 756,758 (approximately $39,097). The Company expects to receive these monies within 10 business days from closing date and will incur legal and filing expenses (approximately $8,000) that will be billed separately.

On October 22, 2012, the Company received notice from the IRS that all assessed 5471 Penalties ($53,000 for 2007, 2008 and 2009) were abated in appeals process. Accordingly, the company reversed $53,000 in accrued tax penalty expense for the three months ended September 30, 2012. See Note 15.

On October 31, 2012, the Company executed a termination agreement and release with Roger Elliot providing a $20,000 cash payment in exchange for content provided. No shares will be issued as a result of this settlement.

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UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL INFORMATION

The unaudited pro forma consolidated combined balance sheets as of September 30, 2012 combines the historical consolidated balance sheets of Net Element International, Inc. (formerly Cazador Acquisition Corporation Ltd.) (hereafter, “Cazador”) and Net Element, Inc. giving effect to the business combination as if it had occurred on September 30, 2012. The unaudited pro forma consolidated combined statements of operations for the fiscal year ended December 31, 2011 and for the nine months ended September 30, 2012 combine the historical consolidated statements of operations of Cazador and Net Element giving effect to the business combination as if it had occurred on January 1, 2011.

The historical financial information of Cazador and Net Element has been adjusted in the unaudited pro forma consolidated combined financial statements to give effect to pro forma events that are: (i) directly attributable to the business combination; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. In addition, the unaudited pro forma consolidated combined financial information was based on, and should be read in conjunction with, the following historical consolidated financial statements and accompanying notes of Cazador and Net Element for the applicable periods:

•	The audited financial statements of Cazador as of December 31, 2011 and 2010, and for the year ended year ended December 31, 2011 and the period from April 20, 2010 (inception) to December 31, 2011 and December 31, 2010 and the related notes;

•	The unaudited financial statements of Cazador as of September 30, 2012 and for the three and nine months ended September 30, 2012 and 2011 and the period from April 20, 2010 (inception) to September 30, 2012 and the related notes;

•	The audited financial statements of Net Element as of December 31, 2011 and December 31, 2010 and the twelve and nine months ended December 31, 2011 and December 31, 2010, respectively, and the related notes incorporated herein by reference; and

•	The unaudited financial statements of Net Element as of September 30, 2012 and for the three and nine months ended September 30, 2012 and 2011 and the related notes included elsewhere in this document.

The unaudited pro forma consolidated combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the business combination been completed as of the dates indicated. In addition, the unaudited pro forma consolidated combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma consolidated combined financial information has been prepared in accordance with the applicable guidance for business combinations under existing GAAP standards (i.e., ASC 805-10), which are subject to change and interpretation. As explained in more detail in the accompanying notes to the unaudited pro forma consolidated combined financial statements, the merger will be accounted for as a reverse recapitalization, whereby Net Element will be the continuing entity for financial reporting purposes and will be deemed, for accounting purposes, to be the acquiror of Cazador. Following the closing of the merger: (i) the current shareholders of Net Element hold a majority of the issued and outstanding shares of NEI Common Stock, on a fully diluted basis, and, therefore, have voting control of NEI; (ii) the senior management of Net Element are the majority of the senior management of NEI; (iii) the majority of the NEI board was appointed by Net Element as set forth in the Merger Agreement; and (iv) Net Element’s operations are the core business of the combined entity following completion of the merger.

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Therefore, in accordance with the applicable accounting guidance for a reverse capitalization, since Cazador is not determined to be the acquiror for accounting purposes, the accounting for the merger contemplated by the Merger Agreement will be similar to that of a capital infusion, as the only significant pre-merger assets of Cazador are cash and cash equivalents, which are already recognized by Cazador at fair value. No intangible assets or goodwill will be recognized as a result of the accounting for the merger. Net Element will record the shares of NEI Common Stock issued in exchange for shares of Net Element Common Stock based on the value of the assets and liabilities of Cazador as of the closing date of the merger.

The unaudited pro forma consolidated financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined companies may achieve as a result of the business combination or the costs to combine the operations of Cazador and Net Element or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

The pro forma data and related notes, which should be read in their entirety, have been prepared using two different assumptions: (i) that none of the holders of Cazador Ordinary Shares exercise their redemption rights under the Cazador Cayman Charter; and (ii) that holders of 2,258,370, or approximately 49.09% of, Public Cazador Ordinary Shares exercise their redemption rights, which is the estimated maximum number of Public Cazador Ordinary Shares that may be redeemed whereby Cazador will continue have at least $23.5 million of cash held in the trust account (after giving effect to payment of all holders of Public Cazador Ordinary Shares who exercise their redemption right but excluding payments to be made for transaction fees and related expenses and pay-off of related party debt), which was a condition to close the merger.

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Unaudited Pro Forma Consolidated Combined Balance Sheets as of September 30, 2012

	Historical		Assuming no redemptions			Assuming minimum funds remaining
(in USD)	Net Element as of September 30, 2012	Cazador as of September 30, 2012	Adjustments		Pro forma Combined	Adjustments		Pro forma Combined
ASSETS
Current assets
Cash	$2,703,572	$13,051	$-		$2,716,623	$-		$2,716,623
Restricted cash held in trust	1,763,386	46,165,000	(15,824,448	)(a)	32,103,938	(38,489,448	)(a)	9,438,938
Contract receivable, net	8,826,561	-	-		8,826,561	-		8,826,561
Notes receivable, related party	10,218,888	-	-		10,218,888	-		10,218,888
Prepaid expenses and other assets	478,803	3,537	-		482,340	-		482,340
Total current assets	23,991,210	46,181,588	(15,824,448)		54,348,350	(38,489,448)		31,683,350

Fixed assets
Furniture and equipment	310,723	-	-		310,723	-		310,723
Computers	300,292	-	-		300,292	-		300,292
Leasehold improvements	19,955	-	-		19,955	-		19,955
Less: accumulated depreciation	(319,084)	-	-		(319,084)	-		(319,084)
Total fixed assets (net)	311,886	-	-		311,886	-		311,886

Other assets
Capitalized website development and intangible assets (net)	632,508	-	-		632,508	-		632,508
Goodwill	422,223	-	-		422,223	-		422,223
Deposits	45,795	-	-		45,795	-		45,795
Deferred Taxes	65,957	-	-		65,957	-		65,957
Total other assets	1,166,483	-	-		1,166,483	-		1,166,483

Total assets	$25,469,579	$46,181,588	$(15,824,448)		$55,826,719	$(38,489,448)		$33,161,719

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	9,489,561	1,313,275	-		10,802,836	-		10,802,836
Note payable (current portion)	4,210,416	352,759	(352,759	)(b)	4,210,416	(352,759	)(b)	4,210,416
Due to related parties (current portion)	12,758,435	498,441	(13,256,876	)(b)	-	(13,256,876	)(b)	-
Accrued expenses	1,266,098	-	-		1,266,098	-		1,266,098
Total current liabilities	27,724,510	2,164,475	(13,609,635)		16,279,350	(13,609,635)		16,279,350

Long term liabilities
Note payable (non-current portion)	164,747	-	(164,747)		-	(164,747)		-
Due to related parties (non-current portion)	3,600,000		(3,600,000)		-	(3,600,000)		-
Total long term liabilities	3,764,747	-	(3,764,747)		-	(3,764,747)		-

Total liabilities	31,489,257	2,164,475	(17,374,382)		16,279,350	(17,374,382)		16,279,350

Ordinary shares, subject to possible repurchase, 2,295,400 shares stated at repurchase price of $10.036	-	23,036,634	(23,036,634)	(d)	-	(23,036,634	)(d)	-

STOCKHOLDERS' EQUITY (DEFICIT)
Stockholders' equity (deficit)	(5,628,328)	20,980,479	24,586,568	(e)	39,938,719	1,921,568	(e)	17,273,719
Noncontrolling interest	(391,350)	-	-		(391,350)	-		(391,350)
Total stockholders' equity (deficit)	(6,019,678)	20,980,479	24,586,568		39,547,369	1,921,568		16,882,369
Total liabilities and stockholders' equity (deficit)	$25,469,579	$46,181,588	$(15,824,448)		$55,826,719	$(38,489,448)		$33,161,719

The accompanying notes are an integral part of these unaudited pro forma consolidated combined financial statements.

F-29

Unaudited Pro Forma Consolidated Combined Statements of Operations for the Nine Months Ended
September 30, 2012

	Historical		Assuming no redemptions			Assuming minimum funds remaining
(in USD)	Net Element for the nine months ended September 30, 2012	Cazador for the nine months ended September 30, 2012	Adjustments		Pro forma Combined	Adjustments		Pro forma Combined
Net Revenues	$304,028	$-	$-		$304,028	$-		$304,028

Operating Expenses
Cost of revenues	291,599	-	-		291,599	-		291,599
Formation and operating costs	-	1,734,103	-		1,734,103	-		1,734,103
Business development	477,453	-	-		477,453	-		477,453
General and administrative	5,527,898	-	-		5,527,898	-		5,527,898
Product development	174,130	-	-		174,130	-		174,130
Depreciation and amortization	323,619	-	-		323,619	-		323,619
Total operating expenses	6,794,699	1,734,103	-		8,528,802	-		8,528,802
Loss from operations	(6,490,671)	(1,734,103)	-		(8,224,774)	-		(8,224,774)

Non-operating expense
Interest income (expense)	244,006	18,020	-		262,026	-		262,026)
Other expense	(393,701)	-	-		(393,701)	-		(393,701)
Loss before income tax provision	(6,640,366)	(1,716,083)	-		(8,356,449)	-		(8,356,449)
Income tax provision	(37,048)	-	-		(37,048)	-		(37,048)
Net loss from operations	(6,677,414)	(1,716,083)	-		(8,393,497)	-		(8,393,497)
Net loss attributable to the noncontrolling interest	331,400	-	-		331,400	-		331,400
Net loss	(6,346,014)	(1,716,083)	-		(8,062,097)	-		(8,062,097)

Other comprehensive income
Foreign currency translation gain	(1,819)	-	-		(1,819)	-		(1,819)
Comprehensive loss	$(6,347,833)	$(1,716,083)	$-		$(8,063,916)	$-		$(8,063,916)

Net loss per share - basic and diluted	$(0.01)	$(0.30)			$(0.27)			$(0.29)

Weighted average number of common shares outstanding - basic and diluted	763,330,793	5,750,000	(738,997,933)	(b)	30,082,860	(741,256,303)	(c)	27,824,490

The accompanying notes are an integral part of these unaudited pro forma consolidated combined financial statements.

F-30

Unaudited Pro Forma Consolidated Combined Statements of Operations for the Year Ended December 31, 2011

	Historical		Assuming no redemptions			Assuming minimum funds remaining
(in USD)	Net Element for the year ended December 31, 2011	Cazador for the year ended December 31, 2011	Adjustments		Pro forma Combined	Adjustments		Pro forma Combined
Net Revenues	$183,179	$-	$-		$183,179	$-		$183,179

Operating Expenses
Cost of revenues	596,389	-	-		596,389	-		596,389
Formation and operating costs	-	715,827	-		715,827	-		715,827
Business development	385,714	-	-		385,714	-		385,714
General and administrative	23,831,750	-	-		23,831,750	-		23,831,750
Product development	113,159	-	-		113,159	-		113,159
Depreciation and amortization	311,939	-	-		311,939	-		311,939
Total operating expenses	25,238,951	715,827	-		25,954,778	-		25,954,778
Loss from operations	(25,055,772)	(715,827)	-		(25,771,599)	-		(25,771,599)

Non-operating expense
Interest income (expense)	(171,319)	38,338	-		(132,981)	-		(132,981)
Other income (expense)	(45,942)	-	-		(45,942)	-		(45,942)
Loss before income tax provision	(25,273,033)	(677,489)	-		(25,950,522)	-		(25,950,522)
Income tax provision	-		-		-	-		-
Net loss from operations	(25,273,033)	(677,489)	-		(25,950,522)	-		(25,950,522)
Net loss attributable to the noncontrolling interest	419,933	-	-		419,933	-		419,933
Net loss	(24,853,100)	(677,489)	-		(25,530,589)	-		(25,530,589)

Other comprehensive income
Foreign currency translation gain	(124)	-	-		(124)	-		(124)
Comprehensive loss	$(24,853,224)	$(677,489)	$-		$(25,530,713)	$-		$(25,530,713)

Net loss per share - basic and diluted	$(0.03)	$(0.12)			$(0.88)			$(0.95)

Weighted average number of common shares outstanding - basic and diluted	723,012,194	5,750,000	(699,687,299)	(b)	29,074,895	(701,945,669)	(c)	26,816,525

The accompanying notes are an integral part of these unaudited pro forma consolidated combined financial statements.

F-31

Notes to the Unaudited Pro Forma Consolidated Combined Financial Statements

Note 1: Description of the business combination

Net Element International, Inc. (formerly Cazador Acquisition Corporation Ltd.) (hereafter, “Cazador”) and Net Element, Inc. (“Net Element”) have entered into the Merger Agreement pursuant to which, on October 2, 2012, Net Element merged with and into Cazador, with Cazador as the surviving entity, under the name of Net Element International, Inc. (“NEI”). As a result of the transaction contemplated by the Merger Agreement, former Net Element shareholders own shares of NEI Common Stock, which are listed for trading on The NASDAQ Stock Market.

As a condition to the closing of the transaction, Cazador changed its jurisdiction of incorporation from the Cayman Islands to Delaware by effecting the Cazador domestication. On the effective date of the Cazador domestication, each Cazador Ordinary Share that was issued and outstanding converted into one share of NEI Common Stock. Similarly, outstanding options, warrants and other rights to acquire Cazador Ordinary Shares became options, warrants or rights to acquire the corresponding shares of NEI Common Stock. No other changes were made to the terms of any outstanding options, warrants and other rights to acquire Cazador Ordinary Shares as a result of the Cazador domestication.

Pursuant to the terms of the Merger Agreement, upon completion of the merger, each share of then-issued and outstanding Net Element Common Stock (other than Net Element excluded shares, which were cancelled upon effectiveness of the merger) were automatically cancelled and converted into the right to receive the number of shares of NEI Common Stock equal to the Exchange Ratio. The Exchange Ratio is 0.025 shares of NEI Common Stock per share of Net Element Common Stock, which reflects a 256% premium over the last reported sale price of the Net Element Common Stock on the OTCQB electronic quotation system of $0.07 per share on August 31, 2012. The Exchange Ratio was subject to adjustment to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, although no such events have occurred. However, the Exchange Ratio was not subject to adjustment to reflect any changes in the market prices of Cazador Ordinary Shares, NEI Common Stock or Net Element Common Stock. Notwithstanding the foregoing, to the extent a holder of Net Element Common Stock would have received fewer than 100 shares of NEI Common Stock as a result of the Exchange Ratio, Cazador issued to such a holder an additional number of shares of NEI Common Stock so that such holder would receive, in the aggregate, 100 shares of NEI Common Stock in connection with the merger.

Note 2: Basis of presentation

Both Net Element and Cazador prepare their financial statements in accordance with US GAAP. In determining the accounting treatment of the transactions contemplated by the Merger Agreement, the respective management of Cazador and Net Element has evaluated all the criteria set forth in Accounting Concept Statement Topic 805 – 10, “Business Combinations — Overall” (“ASC 805 – 10”), which essentially provides that in identifying the acquiring entity in a combination effected through an transfer of additional assets and exchange of equity interest, all pertinent facts and circumstances must be considered, including the relative voting rights of the shareholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of additional assets and equity securities in the business combination, including payment of any premium. There is no hierarchical guidance on determining the acquiror in a transaction effected through an exchange of equity interests.

The respective management of Net Element and Cazador have concluded that Cazador is not the accounting acquiror based on their evaluation of the following facts and circumstances of the merger.

•	Net Element is the larger of the two entities and is the only operating company of the combining companies;

•	five out of seven of the members of the NEI board following the completion of the merger were appointed by Net Element as set forth in the Merger Agreement. These five directors were members of the board of directors of Net Element prior to the merger;

F-32

•	the senior management of Net Element prior to the merger continue to retain the majority of the senior management of NEI following completion of the merger;

•	following completion of the business combination, the holders of Net Element Common Stock prior to the merger hold a majority of the issued and outstanding shares of NEI Common Stock, on a fully diluted basis, and, therefore, have voting control of NEI; and

•	prior to the merger, Cazador was a blank check special purpose acquisition company formed for the sole purpose of effecting a business combination. Therefore, prior to the merger, Cazador was considered a shell company with no operations, and, therefore, essentially continues with Net Element’s operations as its core business following completion of the business combination.

Based on the above facts, the respective management of Net Element and Cazador believe that Cazador is not considered as the accounting acquiror, and therefore, the merger contemplated by the Merger Agreement will be accounted for as a reverse recapitalization. The accounting of the merger will be similar to that of a capital infusion, as the only significant pre-merger assets of Cazador consist of cash and cash equivalents. No intangible assets or goodwill will be recognized as a result of the merger; accordingly, Net Element will record the shares of NEI Common Stock issued in exchange for shares of Net Element Common Stock based on the carrying value of the assets and liabilities received as of the closing date of the merger.

Note 3: Notes to unaudited pro forma consolidated combined balance sheets

The unaudited pro forma consolidated combined balance sheets include the following adjustments:

(in USD)		Assuming no redemptions	Assuming minimum funds remaining
(a)	Payment of estimated transaction fees(1)	$(2,000,000)	$(2,000,000)
	Redemption of dissenting shares(2)	$—	$(22,665,000)
	Payoff of due to related party debt(3)	(13,774,382)	(13,774,382)
	Settlement of foregone salary to employees(4)	(50,066)	(50,066)
	Total adjustment to restricted cash held in trust	$(15,824,448)	$(38,489,448)
(b)	Payoff of due to related party debt – current portion(3)	$(13,256,876)	$(13,256,876)
	Payoff of note payable (current portion)(3)	(352,759)	(352,759)
	Total adjustment to current liabilities	$(13,609,635)	$(13,609,635)
(c)	Payoff of note payable (non-current portion)(5)	$(164,747)	$(164,747)
	Conversion of note due to related party to common stock (5)	(3,600,000)	(3,600,000)
	Total adjustment to long term liabilities	$(3,764,747)	$(3,764,747)
(d)	Redemption of dissenting shares(2)	$—	$(22,665,000)
	Reclassification of ordinary shares subject to redemption to stockholders’ equity(2)	(23,036,634)	(371,634)
	Total adjustments to Ordinary Shares subject to redemption	$(23,036,634)	$(23,036,634)
(e)	Reclassification of ordinary shares subject to redemption to stockholders’ equity(2)	$23,036,634	$371,634
	Payment of estimated transaction fees(1)	(2,000,000)	(2,000,000)
	Settlement of foregone salary to employees(4)	(50,066)	(50,066)
	Conversion of note due to related party to common stock(5)	3,600,000	3,600,000
	Redemption of Net Element’s outstanding warrants and options(6)	950,217	950,217
	Compensation expense resulting from the redemption of Net Element’s outstanding warrants and options effect on accumulated deficit(6)	(950,217)	(950,217)
	Total adjustments to Stockholders' Equity	$24,586,568	$1,921,568

(1)	Represents payment of estimated legal, advisory and other fees associated with the business combination transaction.

F-33

(2)	Represents (i) the reclassification of the balance in ordinary shares subject to redemption to shareholders’ equity, assuming that none of the holders of Public Shares elect to redeem their shares; and (ii) the estimated payment to holders of Public Shares who elect to redeem their Public Shares and receive a cash payment, assuming 2,258,370 Public Shares, which is the estimated maximum number of Public Shares that may be redeemed without requiring a waiver of the minimum funds closing condition. These shares shall be redeemed at a price of $10.036 per share calculated as shown below.

Net proceeds placed in trust	$46,165,000
Add: Cumulative interest income	70,441
Less: Maximum allowable formation and operating costs	(70,441)
Total funds attributable to common shareholders	$46,165,000
Public shares outstanding	4,600,000
Estimated redemption value per share	$10.036

(3)	Represents the repayment of a portion of the notes and payables of Net Element and its subsidiaries owed to Mike Zoi or any of his affiliates (including all accrued and unpaid interest thereon through September 30, 2012 and on all convertible notes and payables), as per the provisions of the Merger Agreement. The remaining amount due to Mike Zoi or any of his affiliates were converted into Net Element Common Stock immediately prior to the merger. Management also assumed that all amounts due to Cazador’s related parties settled upon consummation of the transaction.

(4)	Represents amount of salary foregone by employees for options granted in lieu of cash compensation, which have a strike price of $0.25 or greater.

(5)	Represents the portion of the due to related party debt that shall be converted into shares of Net Element, at a conversion price of $0.11 per share, immediately before the merger, pursuant to the subscription agreements entered into by Net Element and Mike Zoi. As per the Merger Agreement, the Net Element shall take all such action as is necessary to cause all convertible securities to vest in full and to convert into shares of Net Element’s Common Stock.

(6)	Represents the increase in stockholders’ equity for the redemption of Net Element’s outstanding warrants and options. The Company is also reflecting a corresponding decrease in stockholders’ equity for the resulting compensation expense in connection with the redemption of such warrants and options for the unamortized portion outstanding September 30, 2012. Accordingly, the net impact in NEI’s stockholders’ equity for the redemption of the outstanding warrants and options is zero.

Note 4: Notes to unaudited pro forma consolidated combined statements of operations

The unaudited pro forma consolidated combined statements of operations include the following adjustments:

(a)	Represents the conversion of each of Net Element’s common stock into a fixed number of shares of NEI’s common stock. Pursuant to the Merger Agreement, Net Element’s shares shall be converted into NEI’s common stock using an exchange ratio of 0.025 per share. In addition, management has assumed that the outstanding warrants and options were exercised on a cashless basis into 210,636,770 common stock of Net Element at January 1, 2011 (which shall be converted into 5,265,919 shares of NEI’s common stock). For purposes of the pro forma condensed combined financial statements, management has assumed that such conversions took place on January 1, 2011.

(b)	In addition to the adjustments discussed in the previous footnote (a), this adjustment also reflects the impact in the net loss per share as a result of the redemption of the dissenting shares. Management has prepared these pro forma condensed combined financial statements, under the assumption that 2,258,370 Public Shares were redeemed, which is the estimated maximum number of Public Shares that may be redeemed without requiring a waiver of the minimum funds closing condition.

F-34

In addition, upon consummation of the transaction, NEI will no longer incur interest expense with respect to some of the outstanding due to related party notes. Management did not eliminate the related interest expense in the unaudited pro forma consolidated combined statements of operations, given that NEI has agreed to pay-off the outstanding due to related party notes, including the accrued interest as of the date of the transaction.

F-35

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 12, 2012, by and between Cazador Acquisition Corporation Ltd. and Net Element, Inc. (incorporated by reference from Exhibit 2.1 to the Form 8-K filed by the Company on June 12, 2012)

3.1	Certificate of Corporate Domestication of Cazador, filed with the Secretary of State of the State of Delaware on October 2, 2012 (incorporated by reference from Exhibit 3.1 to the Form 8-K filed by the Company on October 5, 2012)

3.2	Amended and Restated Certificate of Incorporation of Net Element International, Inc., a Delaware corporation, filed with the Secretary of State of the State of Delaware on October 2, 2012 (incorporated by reference from Exhibit 3.2 to the Form 8-K filed by the Company on October 5, 2012)

3.3	Amended and Restated Bylaws of Net Element International, Inc., a Delaware corporation (incorporated by reference from Exhibit 3.3 to the Form 8-K filed by the Company on October 5, 2012)

3.4	Certificate of Merger, filed with the Secretary of State of the State of Delaware on October 2, 2012 (incorporated by reference from Exhibit 3.4 to the Form 8-K filed by the Company on October 5, 2012)

4.1	Specimen Common Stock Certificate of Net Element International, Inc. (incorporated by reference from Exhibit 4.2 to the Form S-4 filed by the Company on August 31, 2012)

4.2	Warrant Certificate of Cazador Acquisition Corporation Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1 (SEC File No. 333-169231) filed with the SEC on September 3, 2010)

4.3	Registration Rights Agreement by and between Cazador Acquisition Corporation Ltd., Cazador Sub Holdings Ltd. and Others (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

4.4	Warrant Agreement by and between Cazador Acquisition Corporation Ltd. and Continental Stock Transfer & Trust Company (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

10.1	Letter Agreement among Cazador Acquisition Corporation Ltd., Arco Capital Management LLC, and Cazador Sub Holdings Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

10.2	Letter Agreement among Cazador Acquisition Corporation Ltd. and Each of the Directors and Executive Officers of Cazador Acquisition Corporation Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

10.3	Form of Subscription Agreement between Cazador Acquisition Corporation Ltd. and Cazador Sub Holdings Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1 (SEC File No. 333-169231) filed with the SEC on September 3, 2010)

10.4	Warrant Subscription Agreement between Cazador Acquisition Corporation Ltd. and Cazador Sub Holdings Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

10.5	Investment Management Trust Agreement between Cazador Acquisition Corporation Ltd. and Continental Stock Transfer & Trust Company (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

10.6	Indemnification Agreement for Cazador Acquisition Corporation Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1 (SEC File No. 333-169231) filed with the SEC on September 3, 2010)

10.7	Form of Security Escrow Agreement by and among Cazador Acquisition Corporation Ltd., Cazador Sub Holdings Ltd., and Continental Stock Transfer & Trust Company (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

10.8	Repurchase Agreement between Cazador Acquisition Corporation Ltd. and Cazador Sub Holdings Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Form F-1/A (SEC File No. 333-169231) filed with the SEC on October 6, 2010)

10.9	Memorandum of Understanding by and between Cazador Acquisition Corporation Ltd. and Cazador Sub-Holdings Ltd. (incorporated by reference to Cazador Acquisition Corporation Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 29, 2012)

10.10	Lease Agreement, dated October 8, 2010, between Net Element, Inc. and 1450 South Miami, LLC (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on March 1, 2012)

10.11	Amendment, dated November 16, 2011, between Net Element, Inc. and 1450 South Miami, LLC (incorporated by reference to Exhibit 10.2 to Net Element’s Current Report on Form 8-K filed with the SEC on March 1, 2012)

10.12	Technology Transfer and License Agreement dated December 14, 2010 between Netlab Systems, LLC and Openfilm, LLC (incorporated by reference to Exhibit 10.28 to Net Element’s Current Report on Form 8-K filed with the SEC on December 15, 2010)

10.13	Consulting Agreement dated October 12, 2009 between Openfilm, LLC and James Caan, as amended by the letter agreement dated October 12, 2009 signed by Mike Zoi and the letter agreement dated September 28, 2010 among Enerfund, LLC, Dmitry Kozko, James Caan and Mike Zoi (incorporated by reference to Exhibit 4.2 to Net Element’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 30, 2012)

10.14	Employment Agreement effective as of November 1, 2010 between Music1, LLC and Stephen Strother (incorporated by reference to Exhibit 10.31 to Net Element’s amended Transition Report on Form 10-KT/A filed with the SEC on February 3, 2011)

10.15	Membership Interest Purchase Agreement (Motorsport) dated as of February 1, 2011 between Enerfund, LLC and the Company (incorporated by reference to Exhibit 10.29 to the Company’s Transition Report on Form 10-KT/A filed with the SEC on February 3, 2011)

10.16	Amendment dated as of January 10, 2012 among Motorsport, LLC, Tom Haapanen, Jack Durbin, Nancy Schilke and Eric Gilbert (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2012)

10.17	License Agreement entered into February 1, 2011 between Music1, LLC and Stephen Strother (incorporated by reference to Exhibit 10.32 to Net Element’s amended Transition Report on Form 10-KT/A for the period from April 1, 2010 to December 31, 2010, filed with the SEC on February 3, 2011)

10.18	Loan Agreement dated as of December 10, 2010 between Enerfund, LLC and Openfilm, LLC (incorporated by reference to Exhibit 10.33 to Net Element’s amended Transition Report on Form 10-KT/A for the period from April 1, 2010 to December 31, 2010, filed with the SEC on February 3, 2011)

10.19	Offer Letter dated February 13, 2011 between Net Element, Inc. and Richard Lappenbusch (incorporated by reference to Exhibit 10.37 to Net Element’s Current Report on Form 8-K filed with the SEC on February 22, 2011)

10.20	Letter Agreement dated June 6, 2012 between Net Element, Inc. and Richard Lappenbusch, amending and restating the Offer Letter dated February 13, 2011 between Net Element, Inc. and Richard Lappenbusch (incorporated by reference to Exhibit 10.2 to Net Element’s Current Report on Form 8-K filed with the SEC on June 11, 2012)

10.21	Convertible Promissory Note and Loan Agreement dated May 16, 2011 between Enerfund, LLC and Net Element, Inc. (incorporated by reference to Exhibit 10.37 to Net Element’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed with the SEC on May 16, 2011)

10.22	Convertible Promissory Note and Loan Agreement dated October 24, 2011 between Enerfund, LLC and Net Element, Inc. (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on October 27, 2011)

10.23	Amended and Restated Guru Joint Venture Agreement dated as of December 31, 2011 between Net Element, Inc. and Curtis Wolfe (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on April 30, 2012)

10.24	Limited Liability Company Operating Agreement of LegalGuru LLC dated effective as of March 31, 2011 among LegalGuru LLC, Net Element, Inc. and Lobos Advisors, LLC (incorporated by reference to Exhibit 10.2 to Net Element’s Current Report on Form 8-K filed with the SEC on April 30, 2012)

10.25	Advisor Agreement, effective as of July 19, 2011, between Motorsport.com, Inc. and Emerson Fittipaldi (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on July 25, 2011)

10.26	Joint Venture Agreement, dated April 6, 2012, between Net Element, Inc. and Igor Yakovlevich Krutoy (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on April 12, 2012)

10.27	Promissory Note and Loan Agreement dated May 14, 2012 between Enerfund, LLC and Net Element, Inc. (incorporated by reference to Exhibit 10.10 to Net Element’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the SEC on May 15, 2012)

10.28	Loan Agreement dated June 26, 2012 between Green Venture Group, LLC and OOO Net Element Russia (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on July 2, 2012)

10.29	Loan Agreement dated July 4, 2012 between OOO Sat-Moscow and OOO Net Element Russia (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on July 10, 2012)

10.30	Credit Agreement dated August 17, 2012 between Alpha-Bank and OOO TOT Money (incorporated by reference to Exhibit 10.1 to Net Element’s Current Report on Form 8-K filed with the SEC on August 23, 2012)

10.31	Agreement of Property Rights Pledge dated August 17, 2012 between Alpha-Bank and OOO TOT Money (incorporated by reference to Exhibit 10.2 to Net Element’s Current Report on Form 8-K filed with the SEC on August 23, 2012)

10.32	General Agreement No. TR-0672 on General Conditions of Financing against Assignment of Monetary Claim (Factoring) within Russia, dated September 19, 2012, between Alpha-Bank and OOO TOT Money (including related supplementary agreements) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2012)

10.33*	Agreement on transfer of rights and obligations dated July 1, 2012 among Mobile Telesystems OJSC, OOO RM-Invest and OOO TOT Money, with respect to Contract No. D0811373, dated July 1, 2008, between Mobile Telesystems OJSC and OOO RM-Invest (Net Element International, Inc. is requesting confidential treatment of certain information which has been omitted from this Agreement. The omitted information has been separately filed with the SEC.)

10.34*	Contract No. D0811373, dated July 1, 2008, between Mobile Telesystems OJSC and OOO RM-Invest (including material supplementary agreements related thereto) (Net Element International, Inc. is requesting confidential treatment of certain information which has been omitted from Contract No. D0811373 and certain of the material supplementary agreements related thereto. The omitted information has been separately filed with the SEC.)

10.35*	Contract No. CPA-86, dated September 1, 2012, between OJSC Megafon and OOO TOT Money (Net Element International, Inc. is requesting confidential treatment of certain information which has been omitted from Contract No. CPA-86. The omitted information has been separately filed with the SEC.)

10.36*	Contract No. 0382, dated September 20, 2012, between OJSC VimpelCom and OOO TOT Money (including Supplementary Agreement No. 1 thereto) (Net Element International, Inc. is requesting confidential treatment of certain information which has been omitted from Contract No. 0382 and Supplementary Agreement No. 1 thereto. The omitted information has been separately filed with the SEC.)

23.1*	Consent of Daszkal Bolton LLP, independent accountants for Net Element, Inc. dated November 19, 2012

99.1	Press Release dated October 2, 2012 (incorporated by reference from Exhibit 99.1 to the Form 8-K filed by the Company on October 5, 2012)

* Filed herewith.